EXECUTION VERSION

MASTER REPURCHASE AGREEMENT
Dated as of September 15, 2026
between
GOLDMAN SACHS BANK USA,
as Purchaser,
and
FBRED REIT GSWH SELLER, LLC,
as Seller

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TABLE OF CONTENTS

Page
ARTICLE 2 DEFINITIONS    1
ARTICLE 3 INITIATION; CONFIRMATION; TERMINATION; EXTENSION    22
ARTICLE 4 REBALANCING    32
ARTICLE 5 PAYMENTS; COLLECTION ACCOUNT    33
ARTICLE 6 REQUIREMENTS OF LAW; BENCHMARK REPLACEMENT; TAXES    36
ARTICLE 7 SECURITY INTEREST    41
ARTICLE 8 TRANSFER AND CUSTODY    43
ARTICLE 9 SALE, TRANSFER, HYPOTHECATION OR PLEDGE OF PURCHASED ASSETS    43
ARTICLE 10 REPRESENTATIONS AND WARRANTIES    44
ARTICLE 11 NEGATIVE COVENANTS OF SELLER    50
ARTICLE 12 AFFIRMATIVE COVENANTS OF SELLER    52
ARTICLE 13 SINGLE PURPOSE ENTITY COVENANTS    57
ARTICLE 14 EVENTS OF DEFAULT; REMEDIES; SET-OFF    59
ARTICLE 15 SET-OFF    64
ARTICLE 16 SINGLE AGREEMENT    65
ARTICLE 17 RECORDING OF COMMUNICATIONS    65
ARTICLE 18 NOTICES AND OTHER COMMUNICATIONS    66
ARTICLE 19 ENTIRE AGREEMENT; SEVERABILITY    66
ARTICLE 20 NON-ASSIGNABILITY    66
ARTICLE 21 GOVERNING LAW    67
ARTICLE 22 WAIVERS AND AMENDMENTS    68
ARTICLE 23 INTENT    68
ARTICLE 24 DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS    70
ARTICLE 25 CONSENT TO JURISDICTION; WAIVERS    70
ARTICLE 26 NO RELIANCE    71
ARTICLE 27 INDEMNITY AND EXPENSES    72
ARTICLE 28 DUE DILIGENCE    73
ARTICLE 29 SERVICING    74
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TABLE OF CONTENTS
(continued)
Page

ARTICLE 30 MISCELLANEOUS    76
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EXHIBITS
EXHIBIT I        Names and Addresses for Communications between Parties
EXHIBIT II        Form of Confirmation Statement
EXHIBIT III        Authorized Representatives of Seller
EXHIBIT IV        Form of Power of Attorney
EXHIBIT V        Representations and Warranties Regarding Individual Purchased Assets
EXHIBIT VI        [Reserved.]
EXHIBIT VII        Advance Procedures
EXHIBIT VIII        Form of Rebalance Deficit Notice
EXHIBIT IX        Form of Release Letter
EXHIBIT X        Form of Covenant Compliance Certificate
EXHIBIT XI        Form of Servicer Letter

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MASTER REPURCHASE AGREEMENT
MASTER REPURCHASE AGREEMENT, dated as of September 15, 2026 (as amended, restated, supplemented or otherwise modified and in effect from time to time, this “Agreement”), by and between GOLDMAN SACHS BANK USA, a New York State member bank (including any successor thereto, “Purchaser”), and FBRED REIT GSWH SELLER, LLC, a Delaware limited liability company (“Seller”).
ARTICLE 1

APPLICABILITY
Subject to the terms of the Transaction Documents, from time to time the parties hereto may enter into transactions in which Seller will sell to Purchaser, all of Seller’s right, title and interest in and to certain Eligible Assets (as defined herein) and the other related Purchased Items (as defined herein) (collectively, the “Assets”) against the transfer of funds by Purchaser to Seller, with a simultaneous agreement by Purchaser to re-sell back to Seller, and by Seller to repurchase, such Assets at a date certain or on demand, against the transfer of funds by Seller to Purchaser. Each such transaction shall be referred to herein as a “Transaction” and, unless otherwise agreed in writing by Seller and Purchaser, shall be governed by this Agreement, including any supplemental terms or conditions contained in any exhibits identified herein as applicable hereunder. Each individual transfer of an Eligible Asset shall constitute a distinct Transaction. Notwithstanding any provision or agreement herein, this Agreement is not a commitment by Purchaser to engage in Transactions, but sets forth the requirements under which Purchaser would consider entering into Transactions from time to time. At no time shall Purchaser be obligated to purchase or effect the transfer of any Eligible Asset from Seller to Purchaser.
ARTICLE 2

DEFINITIONS
The following capitalized terms shall have the respective meanings set forth below.
“Accelerated Repurchase Date” shall have the meaning specified in Article 14(b).
“Accepted Servicing Practices” shall have the meaning specified in the applicable Servicing Agreement, unless such term is not defined in such Servicing Agreement, in which case, “Accepted Servicing Practices” shall mean with respect to any Purchased Asset, those mortgage loan or participation interest servicing practices of prudent mortgage lending institutions that service mortgage loans and/or participation interests of the same type as such Purchased Asset in the state where the related underlying real estate directly or indirectly securing or supporting such Purchased Asset is located.
“Account Bank” shall mean Citibank, N.A., or any successor appointed by Purchaser, and, provided that no Event of Default exists, approved by Seller, in their respective reasonable discretion.
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“Account Control Agreement” shall mean that certain Account Control Agreement, dated as of the Closing Date, among Purchaser, Seller and Account Bank with respect to the Collection Account, as the same may be amended, modified and/or restated from time to time, and/or any replacement agreement.
“Act of Insolvency” shall mean, with respect to any Person, (a) the filing of a petition, commencing, or authorizing the commencement of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, moratorium, dissolution or similar law relating to the protection of creditors, or suffering any such petition or proceeding to be commenced against such Person by another which is consented to, solicited by, colluded with or by such Person, not timely contested or results in entry of an order or decree for relief; (b) the seeking or consenting to the appointment of a receiver, trustee, custodian or similar official for such Person or all or substantially all of the property of such Person; (c) the appointment of a receiver, conservator, or manager for such Person by any governmental agency or authority having the jurisdiction to do so; (d) the making by such Person of a general assignment for the benefit of creditors; (e) the admission by such Person in writing or in a legal proceeding of its inability to, or intention not to, pay its debts or discharge its obligations as they become due or mature; or (f) that any Governmental Authority or agency or any person, agency or entity acting or purporting to act under Governmental Authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or substantially all of the property of such Person, or shall have taken any action to displace the management of such Person or to curtail its authority in the conduct of the business of such Person.
“Advisor” shall mean Benefit Street Partners L.L.C., a Delaware limited liability company.
“Affiliate” or “Affiliated” shall mean, when used with respect to any specified Person, (a) any other Person directly or indirectly Controlling, Controlled by, or under common Control with, such Person or (b) any “affiliate” of such Person, as such term is defined in the Bankruptcy Code.
“Agreement” shall have the meaning specified in the introductory paragraph hereof.
“Amortization Extension Period” shall mean an extension period commencing on the first day after the Stated Termination Date (as such date may be extended for a period not to exceed the Extension Period pursuant to Article 3(f)(i)) and ending on the earliest to occur of (i) the date which is the Repurchase Date of the last remaining Purchased Asset subject to a Transaction, (ii) the date on which the payment in full of the unpaid principal balance of the last remaining Purchased Asset then subject to a Transaction occurs and (iii) September 15, 2033.
“Anti-Money Laundering Laws” shall have the meaning specified in Article 10(ll).
“Approved Fund” shall mean any fund that is administered or managed by (a) Purchaser, (b) an Affiliate of Purchaser or (c) an entity or an Affiliate of an entity that administers or manages Purchaser which, in the case of clauses (b) and (c), is not a Disqualified Institution.

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“Approved Valuation Agent” shall mean Cushman & Wakefield, DebtX, HFF, CBRE, Mission Capital, Eastdil, Colliers, Newmark Knight Frank, JLL, HVS or LW Hospitality Advisors, or any other third-party valuation agent or provider approved by Purchaser in its sole and absolute discretion, provided that, in no event shall Guarantor, Pledgor or Seller or any Affiliate thereof be an Approved Valuation Agent.
“Asset Schedule and Exception Report” shall have the meaning specified in the Custodial Agreement.
“Assets” shall have the meaning specified in Article 1.
“Bailee Agreement” shall have the meaning specified in the Custodial Agreement.
“Bankruptcy Code” shall mean Title 11 of the United States Code, as amended from time to time, or any successor statute.
“Benchmark” shall mean Term SOFR; provided that, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Term SOFR or the then current Benchmark, then “Benchmark” shall mean the applicable Benchmark Replacement; provided, further, that in no event shall Benchmark with respect to any Transaction be less than the applicable Benchmark Floor.
“Benchmark Floor” shall have the meaning specified in the Fee Letter.
“Benchmark Notice” shall have the meaning specified in Article 6(b)(iii).
“Benchmark Replacement” shall mean, with respect to any Benchmark Transition Event, the sum of:
(1)the alternate benchmark rate of interest that has been selected by Purchaser as the replacement for the then-current Benchmark (or published component used in the calculation thereof), giving due consideration to (i) any selection or recommendation of a replacement benchmark rate, or the mechanism for determining such a rate, by the Relevant Governmental Body, or (ii) any evolving or then-prevailing market convention for determining a benchmark rate of interest as a replacement for the then-current Benchmark (or such component thereof) for U.S. dollar-denominated floating rate commercial mortgage loans at such time, and
(2)the Benchmark Replacement Adjustment;
provided that, in no event shall the Benchmark Replacement for any Pricing Rate Period be deemed to be less than the Benchmark Floor.
“Benchmark Replacement Adjustment” shall mean, with respect to any Unadjusted Benchmark Replacement, the spread adjustment or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by Purchaser giving due consideration to (a) any selection or recommendation by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a

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spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate commercial mortgage loans at such time.

“Benchmark Replacement Date” shall mean the earliest to occur of the following events with respect to the then-current Benchmark (or published component used in the calculation thereof):
(1)in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component thereof); and
(2)in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or such component thereof) has been determined and announced by or on behalf of the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark to be non-representative or non-compliant with or non-aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided that, such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any available tenor of such Benchmark (or such component thereof) continues to be provided on such date.
“Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to the then-current Benchmark (or published component used in the calculation thereof):
(1)a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component thereof);
(2)a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component thereof); or
(3)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that the Benchmark (or such component thereof) is not, or as of a specified future date will not be, representative or in compliance with or aligned

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with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.
“Breakage Costs” shall have the meaning specified in Article 27(b).
“Business Day” shall mean a day other than (a) a Saturday or Sunday, or (b) a day in which the New York Stock Exchange or banks in the State of New York are authorized or obligated by law or executive order to be closed.
“Capital Stock” shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent equity ownership interests in a Person which is not a corporation, including, without limitation, any and all member or other equivalent interests in any limited liability company, any and all partner or other equivalent interests in any partnership or limited partnership, and any and all warrants or options to purchase any of the foregoing.
“Capitalized Lease Obligations” shall mean obligations under a lease that are required to be capitalized for financial reporting purposes in accordance with GAAP. The amount of a Capitalized Lease Obligation is the capitalized amount of such obligation as would be required to be reflected on the balance sheet prepared in accordance with GAAP of the applicable Person as of the applicable date.
“Change of Control” shall mean (a) any “person” or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the beneficial owner, directly or indirectly, of 25% or more of the total voting power of all classes of Capital Stock of Guarantor entitled to vote generally in the election of the directors or such “person” or “group” obtains Control of the Guarantor; (b) Advisor shall cease to act as the external advisor of Guarantor pursuant to an advisory agreement; (c) the Guarantor shall cease to directly or indirectly own and Control, of record and beneficially, 100% of the Capital Stock of Pledgor; or (d) Pledgor shall cease to directly own and Control, of record and beneficially, 100% of the Capital Stock of Seller.
“Closing Date” shall mean September 15, 2026.
“Collateral” shall have the meaning specified in Article 7(a).
“Collection Account” shall have the meaning specified in Article 5(d).
“Concentration Limits” shall have the meaning specified in the Fee Letter.
“Confirmation” shall have the meaning specified in Article 3(c)(iii).
“Conforming Changes” shall mean, with respect to any Benchmark or Benchmark Replacement, as applicable, any technical, administrative or operational changes (including changes to the definition of “Pricing Rate Determination Date”, the definition of “Pricing Rate Period,” the timing and frequency of determining rates and making payments of interest, preceding and succeeding business day conventions and other administrative matters) that

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Purchaser determines may be appropriate or necessary to reflect the adoption and implementation of such Benchmark or the Benchmark Replacement, as applicable, and to permit the administration thereof by Purchaser in a manner substantially consistent with market practice for repurchase facilities or similar structured finance arrangements (or, if Purchaser decides that adoption of any portion of such market practice is not administratively feasible or if Purchaser determines that no market practice for the administration of the Benchmark or the Benchmark Replacement, as applicable, exists, in such other manner of administration as Purchaser decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).
“Connection Income Taxes” shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Control” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. “Controlling,” “Controlled” and “under common Control” have correlative meanings.
“Covenant Compliance Certificate” shall mean a properly completed and executed Covenant Compliance Certificate substantially in the form of Exhibit X hereto.
“Credit Event” shall have the meaning specified in the Fee Letter.
“Custodial Agreement” shall mean the Custodial Agreement, dated as of the Closing Date, by and among Custodian, Seller and Purchaser, as the same may be amended, modified and/or restated from time to time, and/or any replacement agreement.
“Custodial Delivery” shall have the meaning specified in the Custodial Agreement.
“Custodian” shall mean Computershare Trust Company, N.A., or any successor custodian appointed by Purchaser in its sole and absolute discretion.
“Default” shall mean any event which, with the giving of notice, the passage of time, or both, would constitute an Event of Default.
“Default Threshold” shall have the meaning specified in the Fee Letter.
“Defaulted Asset” shall mean any asset (a) with respect to which default has occurred and is continuing beyond any applicable notice and cure period under the related Purchased Asset Documents in the payment of principal, interest, fees or any other amounts due and payable under the terms of the related Purchased Asset Documents, in each case, without regard to any waivers or modifications of, or amendments to, the related Purchased Asset Documents other than those that were disclosed in writing to Purchaser prior to the Purchase Date of the related Purchased Asset by inclusion thereof in the related Purchased Asset File, or any other waiver, modification or amendment otherwise permitted hereunder without Purchaser’s consent or

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consented to by Purchaser in writing in its sole and absolute discretion in accordance with the terms of this Agreement after the Purchase Date, (b) as to which an Act of Insolvency shall have occurred with respect to the related Mortgagor, Mezzanine Borrower or guarantor, (c) as to which a material non-monetary default (after the expiration of any applicable notice and cure period) shall have occurred under any related Purchased Asset Document beyond any applicable notice or cure period in each case, without regard to any waivers or modifications of, or amendments to, the related Purchased Asset Documents other than those that were disclosed in writing to Purchaser prior to the Purchase Date of the related Purchased Asset by inclusion thereof in the related Purchased Asset File, or any other waiver, modification or amendment otherwise permitted hereunder without Purchaser’s consent or consented to by Purchaser in writing in its sole and absolute discretion in accordance with the terms of this Agreement after the Purchase Date or (d) as to which any Act of Insolvency has occurred with respect to any co-participant or any other Person having an interest in such Purchased Asset or any related Mortgaged Property that is pari passu in right of payment or priority with the rights of Purchaser in such Purchased Asset.
“Delaware LLC Act” shall mean Chapter 18 of the Delaware Limited Liability Company Act, 6 Del. C. §§18-101 et seq., as amended.
“Disqualified Institution” shall have the meaning specified in Exhibit I to the Fee Letter.
“Dividing LLC” shall mean a Delaware limited liability company that is effecting a Division pursuant to and in accordance with Section 18-217 of the Delaware LLC Act.
“Division” shall mean the division of a Dividing LLC into two (2) or more domestic limited liability companies pursuant to and in accordance with Section 18-217 of the Delaware LLC Act.
“Dollars” and “$” shall mean freely transferable lawful money of the United States of America.
“Draw Fee” shall have the meaning specified in the Fee Letter.
“Due Diligence Package” shall have the meaning specified in Exhibit VII to this Agreement.
“Early Repurchase Date” shall have the meaning specified in Article 3(d)(i).
“Eligibility Criteria” shall mean: (a) with respect to any Mortgage Loan, such Mortgage Loan (i) is originated by Seller or an Affiliate of Seller or, if approved by the Purchaser in its sole discretion, was acquired by Seller from a third party, (ii) is performing and not a Defaulted Asset (provided, that Purchaser must provide consent in its sole discretion to the extent any such Mortgage Loan is a re-performing loan), (iii) is fully disbursed, except for customary holdbacks, reserves, escrows and future advances for interest, repairs, tenant improvements, leasing commissions and capital improvements, (iv) accrues interest at (A) a floating rate based on the Benchmark or a substitute rate in accordance with the related Purchased Asset Documents or (B)

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to the extent approved by Purchaser in its sole and absolute discretion, a fixed rate, (v) with respect to which, in the case of a Mezzanine Loan, the related Mortgage Loan is a Purchased Asset, (vi) has a term to maturity of no greater than five (5) years, (vii) has an underlying borrower/obligor that is a bankruptcy remote special purpose entity (to the extent required pursuant to applicable rating agency criteria), (viii) is secured by a first Lien mortgage or deed of trust on an Eligible Property Type (or, in the case of a Mezzanine Loan, is secured by first priority pledges of all of the Capital Stock of Persons that directly own Eligible Property Types) and otherwise satisfies the criteria set forth in the definition of Eligible Property Type (or, in the case of a Mezzanine Loan, is secured by first priority pledges of all of the Capital Stock of Persons that directly own Eligible Property Types), (ix) the Mortgaged Property LTV of such Mortgage Loan does not exceed the Mortgaged Property LTV Threshold, (x) will not cause Seller to violate any Concentration Limits if such Mortgage Loan is included as a Purchased Asset, (xi) [reserved], (xii) is not a mortgage-backed security; (xiii) has an applicable appraisal that is (A) dated within one hundred eighty (180) days of the related Purchase Date or (B) acceptable to Purchaser in its sole and absolute discretion; and (xiv) conforms to Seller’s underwriting guidelines; or (b) with respect to any Senior Note or Senior Participation Interest, the related Mortgage Loan satisfies the criteria set forth in clause (a) above.
“Eligible Asset” shall mean any Mortgage Loan, Senior Note, Senior Participation Interest or Mezzanine Loan (solely in connection with any Mortgage Loan which is a Purchased Asset or will become a Purchased Asset simultaneously with Purchaser’s purchase of such Mezzanine Loan) (a) that is approved by Purchaser in its sole and absolute discretion, (b) that satisfies Purchaser’s underwriting guidelines as of the applicable Purchase Date, (c) that satisfies the Eligibility Criteria (except for such deviations from the Eligibility Criteria approved by the Purchaser as set forth in the related Confirmation with respect to such Mortgage Loan, Senior Note, Senior Participation Interest or Mezzanine Loan), and (d) on each day, with respect to which the applicable representations and warranties set forth in this Agreement (including the exhibits hereto) are true and correct in all respects, except to the extent disclosed in a Requested Exceptions Report approved by Purchaser in writing.
“Eligible Assignee” shall mean, (1) prior to the occurrence and continuance of an Event of Default, (a) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $250,000,000, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country and which has total assets in excess of $250,000,000, (c) a finance company, insurance company, or other financial institution or fund that is engaged in making, purchasing, or otherwise investing in commercial real estate mortgage loans in the ordinary course of its business and having (in its name or under management) total assets in excess of $250,000,000, (d) Purchaser, any Affiliate of Purchaser, or any Approved Fund, and (e) any other Person approved by Seller; provided that no Disqualified Institutions may be considered an Eligible Assignee and (2) upon the occurrence and continuance of an Event of Default, any Person.
“Eligible Property Type” shall mean office, retail, industrial, hospitality, multi-family (including student housing) or properties made up of any combination of the foregoing and other

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property types as approved by Purchaser in its sole and absolute discretion. For the avoidance of doubt, the type of property undergoing construction which would fall within any Eligible Property Type or combination thereof upon completion of said construction shall also be considered an Eligible Property Type.
The Eligible Property Type criteria set forth herein may be revised by Purchaser in its sole and absolute discretion with respect to any new Eligible Assets proposed to be purchased by the Purchaser under this Agreement.
“Equity Pledge Agreement” shall mean that certain Pledge and Security Agreement, dated as of the Closing Date, from Pledgor in favor of Purchaser, in form and substance acceptable to Purchaser, as the same may be amended, modified and/or restated from time to time, and/or any replacement agreement.
“Equity Pledged Collateral” shall mean the “Pledged Collateral” as defined in the Equity Pledge Agreement.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and, as of the relevant date, any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.
“ERISA Affiliate” shall mean any corporation or trade or business that is a member of any group of organizations (a) described in Section 414(b) or (c) of the Internal Revenue Code of which Seller is a member and (b) solely for purposes of potential liability under Section 302 of ERISA and Section 412 of the Internal Revenue Code, described in Section 414(m) or (o) of the Internal Revenue Code of which Seller is a member.
“Event of Default” shall have the meaning specified in Article 14(a).
“Exchange Act” shall mean the Securities and Exchange Act of 1934, as amended.
“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to Purchaser or other recipient of any payment hereunder or required to be withheld or deducted from a payment to Purchaser or other recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of Purchaser or other recipient being organized under the laws of, or having its principal office or the office from which it books the Transactions located in, the jurisdiction imposing such Taxes (or any political subdivision thereof) or, (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of Purchaser (or such other recipient) pursuant to a law in effect on the date on which such Person (i) acquires an interest in the Transactions or (ii) changes the office from which it books the Transactions, except in each case to the extent that, pursuant to Article 6(c) of this Agreement, amounts with respect to such Taxes were payable either to such person or its assignor immediately before such party became a party hereto or to such person immediately before it changed its lending office, (c) Taxes attributable to Purchaser’s (or other recipient’s) failure to

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comply with Article 6(c)(v) of this Agreement and (d) any U.S. federal withholding Taxes imposed under FATCA.
“Exit Fee” shall have the meaning specified in the Fee Letter.
“Extension Fee” shall have the meaning specified in the Fee Letter.
“Extension Period” shall have the meaning specified in Article 3(f).
“Facility Availability Period Expiration Date” shall mean the day that is the earlier of (i) the Stated Termination Date, as such date may be extended for a period not to exceed the Extension Period pursuant to Article 3(f) and (ii) any Accelerated Repurchase Date.
“FATCA” shall mean Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any applicable intergovernmental agreements with respect thereto entered into with the United States and any legislation, rules or guidance implementing such intergovernmental agreements.
“Fee Letter” shall mean the letter agreement, dated as of the Closing Date, from Purchaser and accepted and agreed by Seller, as the same may be amended, modified and/or restated from time to time, and/or any replacement agreement.
“Filings” shall have the meaning specified in Article 7(b).
“Financing Lease” shall mean any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.
“Future Advance Failure” shall have the meaning specified in Article 12(m).
“Future Advance Purchased Asset” shall mean any Purchased Asset approved by Purchaser, in its sole and absolute discretion, with respect to which less than the full principal amount is funded at origination and Seller is obligated, subject to the satisfaction of certain conditions precedent under the related Purchased Asset Documents, to make additional advances in the future to the related Mortgagor or Mezzanine Borrower. For the avoidance of doubt, Purchaser shall be under no obligation to make any additional advances under any Future Advance Purchased Asset.
“GAAP” shall mean United States generally accepted accounting principles consistently applied as in effect from time to time.
“Governmental Authority” shall mean any national or federal government, any state, regional, local or other political subdivision thereof with jurisdiction and any Person with jurisdiction exercising executive, legislative, judicial, regulatory or administrative functions of or

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pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantor” shall mean Franklin BSP Real Estate Debt, Inc., a Maryland corporation.
“Guaranty” shall mean the Guaranty, dated as of the Closing Date, from Guarantor in favor of Purchaser, in form and substance acceptable to Purchaser, as the same may be amended, modified and/or restated from time to time, and/or any replacement agreement.
“Indebtedness” shall mean, for any Person, without duplication (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within ninety (90) days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a lien on the property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) obligations of such Person under repurchase agreements, sale/buy-back agreements or like arrangements; (f) Indebtedness of others guaranteed by such Person; (g) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; (h) Recourse Indebtedness of such Person; (i) Indebtedness of general partnerships of which such Person is secondarily or contingently liable (other than by endorsement of instruments in the course of collection), whether by reason of any agreement to acquire such indebtedness to supply or advance sums or otherwise; (j) Capitalized Lease Obligations of such Person; (k) all net liabilities or obligations under any interest rate, interest rate swap, interest rate cap, interest rate floor, interest rate collar, or other hedging instrument or agreement; and (l) all obligations of such Person under Financing Leases.
“Indemnified Amounts” and “Indemnified Parties” shall each have the respective meanings specified in Article 27(a).
“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Seller, Pledgor or Guarantor under any Transaction Document and (b) to the extent not otherwise described in clause (a) above, Other Taxes.
“Independent Manager” shall mean a natural Person who (a) is not at the time of initial appointment and has never been, and will not while serving as Independent Manager be: (i) a stockholder, director, officer, employee, partner, member (other than a “special member” or “springing member”), manager (with the exception of serving as the Independent Manager of Seller or any Affiliate thereof), attorney or counsel of any Seller Party or any Affiliate or equity owner of any Seller Party; (ii) a customer, supplier or other Person who derives any of its

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purchases or revenues (other than any revenue derived from serving as the Independent Manager of such party) from its activities with any Seller Party, or any Affiliate or equity owner of any Seller Party; (iii) a Person controlling or under common control with any such stockholder, director, officer, employee, partner, member, manager, attorney, counsel, equity owner, customer, supplier (other than any supplier that also employs such Person in its capacity providing independent manager services) or other Person of any Seller Party or any Affiliate or equity owner of any Seller Party; or (iv) a member of the immediate family of any such stockholder, director, officer, employee, partner, member, manager, attorney, counsel, equity owner, customer, supplier or other Person of any Seller Party or any Affiliate or equity owner of any Seller Party and (b) has (i) prior experience as an independent director or independent manager for a corporation, a trust or limited liability company or partnership whose charter documents required the unanimous consent of all independent directors or independent managers thereof before such corporation, trust or limited liability company or partnership could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (ii) at least three (3) years of employment experience and who is provided by CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company or Lord Securities Company, or if none of these companies is then providing professional independent directors, another nationally recognized company reasonably acceptable to Purchaser, that is not an Affiliate of Seller and that provides, inter alia, professional independent directors or independent managers in the ordinary course of their respective business to issuers of securitization or structured finance instruments, agreements or securities or lenders originating commercial real estate loans for inclusion in securitization or structured finance instruments, agreements or securities (a “Professional Independent Manager”) and is an employee of such a company or companies at all times during his or her service as an Independent Manager. A natural Person who satisfies the foregoing definition except for being (or having been) the independent director or independent manager of a “special purpose entity” Affiliated with any Seller Party (provided such Affiliate does not or did not own a direct or indirect equity interest in Seller) shall not be disqualified from serving as an Independent Manager; provided that, such natural Person satisfies all other criteria set forth above and that the fees such individual earns from serving as independent director or independent manager of Affiliates of Seller or in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for that year. A natural Person who satisfies the foregoing definition other than clause (a)(ii) shall not be disqualified from serving as an Independent Manager if such individual is a Professional Independent Manager and such individual complies with the requirements of the previous sentence.
“Independent Valuation” shall mean, with respect to any Purchased Asset, a bona-fide determination of the fair Market Value as determined by an Approved Valuation Agent.
“Internal Revenue Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.
“Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any

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preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any financing lease having substantially the same economic effect as any of the foregoing), and the filing of any financing statement under the UCC or comparable law of any jurisdiction in respect of any of the foregoing.
“Litigation Threshold” shall have the meaning specified in the Fee Letter.
“Mandatory Early Repurchase Date” shall have the meaning specified in Article 3(d)(ii).
“Mandatory Early Repurchase Event” shall mean, with respect to any Purchased Asset (a)  such Purchased Asset is determined by Purchaser, in its sole discretion, exercised in good faith, not to be an Eligible Asset, subject, in the case of a Defaulted Asset, to Article 3(d)(iii), (b) such Purchased Asset is subject to a material breach of a representation and warranty set forth in Exhibit V hereto, as determined by Purchaser in its sole discretion, exercised in good faith (except to the extent disclosed in a Requested Exceptions Report and approved by Purchaser in writing), (c) in respect of which the complete Purchased Asset File has not been delivered to the Custodian in accordance with the terms of the Custodial Agreement, (d) such Purchased Asset has been released from the possession of the Custodian under the Custodial Agreement to the Seller for a period in excess of the time period permitted under the Custodial Agreement, (e) such Purchased Asset is determined by Purchaser, in its sole discretion, exercised in good faith, to be a Defaulted Asset, subject to Article 3(d)(iii), (f) such Purchased Asset has not been repurchased on the applicable Repurchase Date or (g) the failure of any Purchased Asset to qualify for safe harbor treatment as contemplated in Article 23 of this Agreement.
“Market Value” shall mean, with respect to any Purchased Asset as of any date of determination, the lesser of (i) the market value for such Purchased Asset, as determined by Purchaser in its sole good faith discretion and (ii) the outstanding principal balance of such Purchased Asset, in each case, as of such date. The Market Value of a Purchased Asset shall not be adjusted by Purchaser after the related Purchase Date unless a Credit Event shall have occurred and be continuing with respect to such Purchased Asset.
“Material Adverse Effect” shall mean a material adverse effect on (a) the property, business, condition (financial or otherwise), assets or operations of the Seller Parties, taken as a whole, (b) the ability of the Seller Parties, taken as a whole, to perform their obligations under any of the Transaction Documents, (c) the validity or enforceability of any of the Transaction Documents or (d) the rights and remedies of Purchaser under any of the Transaction Documents, in each case, as determined by Purchaser in its sole discretion exercised in good faith.
“Material Modification” shall mean any extension, waiver, termination, rescission, cancellation, forbearance, release or any other material modification or material amendment to the terms of, or any collateral, guaranty or indemnity for, or the exercise of any right or remedy of a holder (including, without limitation, all lending, corporate rights, remedies, consents, approvals and waivers) of, any Purchased Asset or any related Purchased Asset Document.
“Maximum Facility Purchase Price” shall have the meaning specified in the Fee Letter.

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“Maximum Purchase Price Percentage Reduction Amount” shall mean the amount required to reduce the Purchase Price Percentage of the related Purchased Asset by (i) 5% if the related Mortgaged Property is an industrial or multifamily property, (ii) 10% if the related Mortgaged Property is a retail or hospitality property, (iii) 15% if the related Mortgaged Property is an office property or (iv) 10% if the related Mortgaged Property is of any other Eligible Property Type.
“Mezzanine Borrower” shall mean the obligor on any applicable Mezzanine Note.
“Mezzanine Loan” shall mean a performing mezzanine loan secured by pledges of 100% of the Capital Stock of the Mortgagor under a related Mortgage Loan which is a Purchased Asset.
“Mezzanine Note” shall mean the original executed promissory note or other tangible evidence of the Mezzanine Loan indebtedness.
“Mortgage” shall mean a mortgage, deed of trust, deed to secure debt or other instrument, creating a valid and enforceable first Lien on or a first priority ownership interest in an estate in (i) fee simple in real property and the improvements thereon or (ii) a ground lease, securing a Mortgage Note or similar evidence of indebtedness.
“Mortgage Loan” shall mean a whole mortgage loan that is secured by a first Lien on one or more Eligible Property Types.
“Mortgage Note” shall mean a note or other evidence of indebtedness of a Mortgagor secured by a Mortgage.
“Mortgaged Property” shall mean, in the case of (a) a Mortgage Loan, the mortgaged property securing such Mortgage Loan; (b) a Mezzanine Loan, the real property owned by the Person the Capital Stock of which is pledged as collateral for such Mezzanine Loan; and (c) a Participation Interest, the mortgaged property securing such Participation Interest, or the mortgaged property securing the Mortgage Loan in which such Participation Interest represents a participation, as applicable.
“Mortgaged Property LTV” shall mean, on any date with respect to any Purchased Asset, a fraction (expressed as a percentage) (A) the numerator of which is the unpaid principal balance of the related Purchased Asset and (B) the denominator of which is the “as-is” appraised value of the related Mortgaged Property based on the most recent appraisal with respect thereto.
“Mortgaged Property LTV Threshold” shall have the meaning specified in the Fee Letter.
“Mortgaged Property Value” shall mean, with respect to any Purchased Asset, the “as-is” value of the related Mortgaged Property as determined by Purchaser in its sole discretion as of the Purchase Date (based upon the most recent appraisal with respect thereto) or at any time upon the occurrence of any Credit Event with respect to such Purchased Asset.

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“Mortgagor” shall mean the obligor on a Mortgage Note and the grantor of the related Mortgage.
“Multiemployer Plan” shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been, or were required to have been, made by Seller or any ERISA Affiliate and that is covered by Title IV of ERISA.
“Net Cash Flow” shall mean, with respect to any Purchased Asset at any time, all monies collected from or in respect of such Purchased Asset (other than any such amounts netted by the Servicer for payment of servicing fees and expenses then due and payable and other amounts permitted to be withdrawn by Servicer under the Servicing Agreement), including without limitation, payments of interest, principal, repayment, rental or other income, insurance and liquidation proceeds, payments in respect of any associated hedging transaction, and all proceeds from sale or other disposition of such Purchased Asset. For the avoidance of doubt, Net Cash Flow shall not include origination fees and expense deposits paid by the Mortgagors or Mezzanine Borrowers in connection with the origination and closing of the Purchased Asset.
“Originator Pledged Collateral” shall have the meaning specified in the Equity Pledge Agreement.
“Other Connection Taxes” shall mean with respect to any recipient, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Taxes (other than a connection arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Transaction or Transaction Document).
“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, a Transaction Document or Purchased Asset Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment, transfer or sale of participating interest under any Transaction Document.
“Participation Certificate” shall mean the original participation certificate, if any, that was executed and delivered in connection with a Participation Interest.
“Participation Interest” shall mean a participation interest in a Mortgage Loan.
“Patriot Act” shall have the meaning specified in Article 10(ii).
“Person” shall mean an individual, corporation, limited liability company, business trust, partnership, joint tenant or tenant-in-common, trust, joint stock company, joint venture, unincorporated organization, or any other entity of whatever nature, or a Governmental Authority.

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“Plan” shall mean an employee benefit or other plan established or maintained by Seller or any ERISA Affiliate during the five year period ended prior to the date of this Agreement or to which Seller or any ERISA Affiliate makes, is obligated to make or has, within the five year period ended prior to the date of this Agreement, been required to make contributions and that is covered by Title IV of ERISA or Section 302 of ERISA or Section 412 of the Internal Revenue Code, other than a Multiemployer Plan.
“Pledgor” shall mean FBRED REIT Finance, LLC, a Delaware limited liability company.
“Pledgor Financing Statement” shall have the meaning specified in Article 3(b).
“Pre-Purchase Due Diligence” shall have the meaning specified in Article 3(c).
“Pricing Rate” shall mean, for any Pricing Rate Period and any Transaction:
(A)    other than during the continuance of an Event of Default, an annual rate equal to the sum of (i) the Benchmark and (ii) the relevant Spread, in each case, for the applicable Pricing Rate Period for the related Purchased Asset; and
(B)    during the continuance of an Event of Default, the amount specified in clause (A) plus five percent (5%).
The Pricing Rate shall be subject to adjustment and/or conversion as provided in the Transaction Documents (including, without limitation, as provided in Article 6) or the related Confirmation.
“Pricing Rate Determination Date” shall mean with respect to any Pricing Rate Period, the day that is two (2) U.S. Government Securities Business Days prior to the first day of such Pricing Rate Period.
“Pricing Rate Period” shall mean, with respect to any Transaction and any Remittance Date (a) in the case of the first Pricing Rate Period, the period commencing on and including the Purchase Date for such Transaction and ending on and excluding the following Remittance Date, and (b) in the case of any subsequent Pricing Rate Period, the period commencing on and including the immediately preceding Remittance Date and ending on and excluding the following Remittance Date; provided, however, that in no event shall any Pricing Rate Period for a Purchased Asset end subsequent to the Repurchase Date for such Purchased Asset (or such later date on which the Purchased Asset is actually repurchased).
“Principal Payment” shall mean, with respect to any Purchased Asset, any payment or prepayment of principal received as, or applied to as, a payment or prepayment of principal in respect thereof.
“Prohibited Person” shall mean (i) a person or entity whose name appears on the list of Specially Designated Nationals and Blocked Persons by the Office of Foreign Asset Control (“OFAC”), (ii) any foreign shell bank, (iii) any person or entity resident in or whose subscription funds are transferred from or through an account in a jurisdiction that has been designated as a

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non-cooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering (“FATF”), of which the U.S. is a member and with which designation the U.S. representative to the group or organization continues to concur, or (iv) any person or entity that is, or is owned or controlled by any Person that is, the target of any Sanctions or is located, organized or resident in a country or territory that is, or whose government is, the target of Sanctions.
“Purchase Date” shall mean, with respect to any Purchased Asset, the date on which Purchaser purchases such Purchased Asset from Seller hereunder.
“Purchase Price” shall mean, with respect to any Purchased Asset, the price at which such Purchased Asset is transferred by Seller to Purchaser on the applicable Purchase Date, decreased by (a) the portion of any Principal Payments on the Purchased Asset that is applied pursuant to Article 5(f) to reduce the Purchase Price for the Purchased Asset, (b) any amounts applied to reduce the Purchase Price of the Purchased Asset pursuant to Article 4(a) on account of a Rebalance Deficit Notice and (c) any other amounts applied by Purchaser to reduce the Purchase Price for the Purchased Asset and increased by (i) any future advance funded pursuant to Article 3(h) and (ii) any accrued and unpaid Purchase Price Differential (other than with respect to accrued and unpaid Purchase Price Differential for the current Pricing Rate Period) with respect to such Purchased Asset.
“Purchase Price Differential” shall mean, with respect to any Purchased Asset as of any date of determination, the amount equal to the product of (a) the applicable Pricing Rate for such Purchased Asset and (b) the daily outstanding Purchase Price of such Purchased Asset, calculated on the basis of a 360-day year and the actual number of days during the period commencing on (and including) the Purchase Date for such Purchased Asset and ending on (but excluding) the date of determination (reduced by any amount of such Purchase Price Differential previously paid by Seller to Purchaser with respect to such Purchased Asset).
“Purchase Price LTV” shall have the meaning specified in the Fee Letter.
“Purchase Price Percentage” shall have the meaning specified in the Fee Letter.
“Purchased Asset” shall mean (a) with respect to any Transaction, the Eligible Asset sold by Seller to Purchaser in such Transaction and (b) with respect to the Transactions in general, all Eligible Assets sold by Seller to Purchaser (other than Purchased Assets that have been repurchased by Seller). A Purchased Asset that is repurchased by Seller in accordance with this Agreement shall cease to be a Purchased Asset.
“Purchased Asset Documents” shall mean, with respect to a Purchased Asset, the documents comprising the Purchased Asset File for such Purchased Asset upon its release pursuant to Article 7(b).
“Purchased Asset File” shall mean, with respect to each Purchased Asset, the documents specified as the “Purchased Asset File” in the Custodial Agreement, together with any additional

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documents and information required to be delivered to Purchaser or its designee (including the Custodian) pursuant to this Agreement and/or the Custodial Agreement.
“Purchased Items” shall mean all of Seller’s right, title and interest in, to and under each of the following items of property, whether now owned or hereafter acquired, now existing or hereafter created and wherever located:
(i)the Purchased Assets;
(ii)the Purchased Asset Documents, the Servicing Rights, the Servicing Agreement, the Servicing Records, mortgage guaranties, mortgage insurance, insurance policies, insurance claims, collection and escrow accounts, and letters of credit, in each case, relating to the Purchased Assets;
(iii)all related forward trades and takeout commitments placed on the Purchased Assets;
(iv)all proceeds relating to the sale, securitization, liquidation, or other disposition of the Purchased Assets;
(v)all “general intangibles”, “accounts”, “chattel paper”, “investment property”, “instruments”, “securities accounts” and “deposit accounts”, each as defined in the UCC, relating to or constituting any and all of the foregoing; and
(vi)all replacements, substitutions or distributions on or proceeds, payments, Net Cash Flow and profits of, and records (but excluding any financial models or other proprietary information) and files relating to any and all of any of the foregoing.
“Purchaser” shall have the meaning specified in the introductory paragraph hereof.
“Rebalance Deficit” shall mean an amount determined by Purchaser in its sole discretion, which, after payment of such Rebalance Deficit, will result in a Purchase Price of such Purchased Asset to equal the amount which is the product of (i) the Purchase Price Percentage of such Purchased Asset multiplied by (ii) the Market Value of such Purchased Asset.
“Rebalance Deficit Event” shall mean, upon the occurrence and continuance of a Credit Event, with respect to any Purchased Asset, the outstanding Purchase Price of such Purchased Asset exceeds the amount which is the product of (i) the Purchase Price Percentage of such Purchased Asset multiplied by (ii) the Market Value of such Purchased Asset, as determined by Purchaser in its sole discretion.
“Rebalance Deficit Notice” shall have the meaning specified in Article 4(a).
“Rebalance Deficit Notice Period” shall have the meaning specified in Article 4(b).
“Recourse Indebtedness” shall mean, for any Person on any date, without duplication, the indebtedness of such Person (and its Subsidiaries) for which such Person (and its Subsidiaries) is directly responsible or liable as obligor or guarantor (excluding obligations arising by reason of

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customary recourse carve-outs under a non-recourse instrument, including, but not limited to, fraud, misappropriation and misapplication, and environmental indemnities).
“Related Credit Enhancement” shall have the meaning specified in Article 7(a).
“Release Letter” shall mean a letter substantially in the form of Exhibit IX hereto (or such other form as may be acceptable to Purchaser).
“Relevant Governmental Body” shall mean the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.
“Remittance Date” shall mean the 15th calendar day of each month, or the immediately succeeding Business Day, if such calendar day shall not be a Business Day, or such other day as is mutually agreed to by Seller and Purchaser.
“Repurchase Date” shall mean, with respect to any Purchased Asset, the earliest to occur of (a) the date set forth in the applicable Confirmation, or if such day is not a Business Day, the immediately following Business Day; (b) the maturity date or the payment in full of the unpaid principal balance of such Purchased Asset (as same may be extended pursuant to the Purchased Asset Documents); (c) the Termination Date; (d) the Early Repurchase Date with respect to such Purchased Asset; (e) the Accelerated Repurchase Date; (f) any Mandatory Early Repurchase Date with respect to such Purchased Asset; or (g) upon the occurrence of a Future Advance Failure with respect to such Purchased Asset.
“Repurchase Obligations” shall have the meaning assigned thereto in Article 7(a).
“Repurchase Price” shall mean, with respect to any Purchased Asset as of any Repurchase Date or any date on which the Repurchase Price is required to be determined hereunder, the price at which such Purchased Asset is to be transferred from Purchaser to Seller; such price will be determined in each case as the sum of, without duplication, (i) (a) prior to the Amortization Extension Period, the outstanding Purchase Price of such Purchased Asset as of such date and (b) during the Amortization Extension Period until the Repurchase Prices of all Purchased Assets attributable to the applicable Seller are reduced to zero (0), an amount equal to one hundred percent (100%) of the outstanding principal balance of the applicable Purchased Asset as of such date; (ii) the accrued and unpaid Purchase Price Differential with respect to such Purchased Asset as of such date (other than, with respect to calculations in connection with the determination of a Rebalance Deficit, accrued and unpaid Purchase Price Differential for the current Pricing Rate Period); (iii) all accrued and unpaid costs and expenses (including, without limitation, costs, fees and expenses of counsel) of Purchaser relating to such Purchased Assets; and (iv) any other amounts due and owing by Seller to Purchaser and its Affiliates pursuant to the terms of the Transaction Documents as of such date. Any amounts received pursuant to clause (i)(b) above shall be applied (x) first, to the Repurchase Price of the applicable Purchased Asset which has been repurchased until reduced to zero (0), then (y) second, the remainder, pro rata, to reduce the outstanding Purchase Prices of all other Purchased Assets attributable to the applicable Seller to zero (0).

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“Requested Exceptions Report” shall have the meaning specified in Exhibit VII hereto.
“Requirement of Law” shall mean any applicable law, treaty, rule, regulation, code, directive, policy, order or requirement or determination of an arbitrator or a court or other Governmental Authority whether now or hereafter enacted or in effect.
“Reserve Funds” shall have the meaning specified in Article 12(m).
“Responsible Officer” shall mean any duly appointed officer of Seller.
“SEC” shall have the meaning specified in Article 24(a).
“Seller” shall have the meaning assigned thereto in the introductory paragraph hereof.
“Seller Certificate” shall mean the certificate representing the equity interests of Seller.
“Seller Financing Statement” shall have the meaning specified in Article 3(b).
“Seller Party” shall mean, collectively or each individually, as the context may require, Seller, Pledgor and Guarantor.
“Senior Note” shall mean a Mortgage Note evidencing a senior or pari passu senior position in a Mortgage Loan. A Senior Note shall not be junior to any other Mortgage Note secured by the same Mortgaged Property.
“Senior Participation Interest” shall mean a senior or pari passu senior Participation Interest in a Mortgage Loan evidenced by a Participation Certificate. A Senior Participation Interest shall not be junior to any other participation interest or Mortgage Note secured directly or indirectly by the same Mortgaged Property.
“Servicer” shall mean, as the context requires, NewPoint Real Estate Capital LLC, or any other servicer approved by Purchaser in its sole and absolute discretion.
“Servicer Account” shall mean the “Collection Account” as defined in the Servicing Agreement.
“Servicer Letter” shall have the meaning specified in Article 29(e).
“Servicer Remittance Date” shall mean the “Remittance Date” as defined in the Servicing Agreement.
“Servicing Agreement” shall mean (i) that certain First Amended and Restated Servicing Agreement, dated as of July 15, 2026, by and among Servicer, BSPRT CRE Finance, LLC, as Initial Owner, and each of the entities set forth on Schedule C-2 thereto, including Seller, as Owner, subject to the applicable Servicer Letter, dated as of September 15, 2026, and (ii) any other servicing agreement, in form and substance acceptable to Purchaser in its sole and absolute discretion, entered into among Seller, Servicer and Purchaser or with Seller and Servicer and

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subject to the Servicer Letter, in each case, as the same may be amended, modified and/or restated from time to time, and/or any replacement servicing agreement acceptable to Purchaser in its sole discretion, exercised in good faith.
“Servicing Records” shall have the meaning specified in Article 29(f).
“Servicing Rights” shall mean rights of any Person, to administer, service or subservice, the Purchased Assets or to possess related Servicing Records.
“Settlement Agent” shall mean a settlement agent, escrow agent or bailee under the Bailee Agreement.
“SIPA” shall have the meaning specified in Article 24(a).
“Spread” shall have the meaning specified in the Fee Letter.
“Stated Termination Date” shall mean September 15, 2028, as such date may be extended in accordance with Article 3(f)(iii).
“Subsidiary” shall mean, as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of Seller.
“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term SOFR” shall mean, for each Pricing Rate Period, the forward-looking term rate for a one-month period that is based on the secured overnight financing rate of the Federal Reserve Bank of New York (or its successor), as published by the Term SOFR Administrator on the applicable Pricing Rate Determination Date; provided, that if, as of 5:00 p.m. (New York City time) on any Pricing Rate Determination Date, such rate has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to Term SOFR has not occurred, then Term SOFR will be determined as of the first preceding U.S. Government Securities Business Day for which such rate was published by the Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than three U.S. Government Securities Business Days prior to such Pricing Rate Determination Date. Notwithstanding the foregoing, in no event will Term SOFR be deemed to be less than the Benchmark Floor.

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“Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited (CBA) (or a successor administrator of Term SOFR as determined by Purchaser in its reasonable discretion).
“Termination Date” shall mean the day that is the earlier of (i) the later of (a) the Stated Termination Date, as such date may be extended pursuant to Article 3(f) and (b) if the Amortization Extension Period is exercised pursuant to and in accordance with Article 3(g) hereof, the earlier of (1) the last day of such Amortization Extension Period and (2) if (A) the aggregate outstanding Purchase Price of all Purchased Assets is less than $25,000,000 or (B) two (2) or fewer Purchased Assets remain subject to Transactions, the date Purchaser at its election in its sole discretion shall require Seller to repurchase all such remaining Purchased Assets subject to Transactions; and (ii) any Accelerated Repurchase Date.
“Termination Date Extension Conditions” shall have the meaning specified in Article 3(f).
“Title Insurer” shall mean a nationally recognized title insurance company qualified to do business in the jurisdiction where the applicable Mortgaged Property is located.
“Title Policy” shall mean an American Land Title Association (ALTA) lender’s title insurance policy or a comparable form of lender’s title insurance policy (or escrow instructions binding on the Title Insurer and irrevocably obligating the Title Insurer to issue such title insurance policy, a title policy commitment or pro-forma “marked up” at the closing of the related Purchased Asset and countersigned by the Title Insurer or its authorized agent) as adopted in the applicable jurisdiction.
“Transaction” shall mean a Transaction, as specified in Article 1.
“Transaction Documents” shall mean, collectively, this Agreement, any applicable Exhibits to this Agreement, the Fee Letter, the Guaranty, the Custodial Agreement, the Servicing Agreement, the Servicer Letter, the Account Control Agreement, the Equity Pledge Agreement, all Confirmations and assignment documentation executed pursuant to this Agreement in connection with specific Transactions, and all other documents executed in connection with this Agreement or any Transaction.
“Trust Receipt” shall have the meaning specified in the Custodial Agreement.
“U.S. Government Securities Business Day” shall mean any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Purchaser” shall mean Purchaser or any assignee of Purchaser so long as Purchaser or such assignee is a “United States person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

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“U.S. Tax Compliance Certificate” shall have the meaning specified in Article 6(c)(iii) of this Agreement.
“UCC” shall have the meaning specified in Article 7(c).
“UCC Filing Jurisdiction” shall mean, with respect to each Seller Party, the State of Delaware.
“UCC Financing Statement” shall mean the Seller Financing Statement or the Pledgor Financing Statement, individually or collectively as the context may require.
“Unadjusted Benchmark Replacement” shall mean the Benchmark Replacement excluding the Benchmark Replacement Adjustment (if any).
“Underwriting Issues” shall mean, with respect to any Purchased Asset as to which Seller intends to request a Transaction, all information that has come to Seller’s attention after exercising reasonable care and diligence that (i) would be considered a materially “negative” factor (either separately or in the aggregate with other information) or (ii) a defect in loan documentation or closing deliveries (such as any absence of any Purchased Asset Document(s)).
“Volcker Rule” shall have the meaning specified in Article 10(cc).
“Wet Purchased Asset” shall mean an Eligible Asset which Seller is selling to Purchaser simultaneously with the origination thereof and for which the Purchased Asset File has not been delivered to Custodian.
The terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender. All references to articles, schedules and exhibits are to articles, schedules and exhibits in or to this Agreement unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The term “include” or “including” shall mean without limitation by reason of enumeration. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. References to “good faith” in this Agreement shall mean “honesty in fact in the conduct or transaction concerned”.
ARTICLE 3

INITIATION; CONFIRMATION; TERMINATION; EXTENSION
(a)Entry into Transactions. On or after the Closing Date but prior to the Facility Availability Period Expiration Date, upon the satisfaction of all conditions set forth in Article 3(b) for the initial Transaction and Article 3(c) for each Transaction (including the initial Transaction), the related Eligible Asset shall be transferred to Purchaser against the transfer of the Purchase Price therefor to an account of Seller. Each Confirmation, together with this Agreement, shall be conclusive evidence of the terms of the Transaction covered thereby. In the

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event of any conflict between the terms of such Confirmation and the terms of this Agreement, the Confirmation shall prevail.
(b)Conditions Precedent to Initial Transaction. Purchaser’s agreement to enter into the initial Transaction is subject to the satisfaction, immediately prior to or concurrently with the making of such Transaction, of the following conditions precedent to the satisfaction of Purchaser and its counsel in their sole and absolute discretion:
(i)Delivery of Documents. The following documents shall have been delivered to Purchaser:
(A)this Agreement, duly completed and executed by each of the parties hereto;
(B)the Fee Letter, duly completed and executed by each of the parties thereto;
(C)the Custodial Agreement, duly completed and executed by each of the parties thereto;
(D)the Account Control Agreement, duly completed and executed by each of the parties thereto;
(E)the Guaranty, duly completed and executed by each of the parties thereto;
(F)the Servicing Agreement, duly completed and executed by each of the parties thereto;
(G)the Servicer Letter, duly completed and executed by each of the parties thereto;
(H)the Equity Pledge Agreement, duly completed and executed by each of the parties thereto;
(I)any and all consents and waivers applicable to Seller or to the Purchased Assets;
(J)a power of attorney from Seller substantially in the form of Exhibit IV hereto, duly completed and executed;
(K)a UCC financing statement for filing in the UCC Filing Jurisdiction of Seller, naming Seller as “Debtor” and Purchaser as “Secured Party” and describing as “Collateral” “all assets of Debtor, whether now owned or hereafter acquired, now existing or hereafter created and wherever located, and all proceeds and all products thereof” (the “Seller Financing Statement”);
(L)a UCC financing statement for filing in the UCC Filing Jurisdiction of Pledgor, naming Pledgor as “Debtor” and Purchaser as “Secured Party” and describing as “Collateral” all of the items set forth in the definition of Equity Pledged Collateral (the “Pledgor Financing Statement”);
(M)opinions of outside counsel to the Seller Parties in form and substance acceptable to Purchaser (including, but not limited to, those relating to

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corporate matters, enforceability, applicability of the Investment Company Act of 1940, security interests and Bankruptcy Code safe harbors);
(N)for each Seller Party, a good standing certificate dated within fourteen (14) calendar days prior to the Closing Date, certified true, correct and complete copies of organizational documents and certified true, correct and complete copies of resolutions (or similar authority documents) with respect to the execution, delivery and performance of the Transaction Documents and each other document to be delivered by such party from time to time in connection herewith;
(O)evidence acceptable to Purchaser from Custodian that Custodian is in possession of the Seller Certificate; and
(P)all such other and further documents and documentation as Purchaser shall reasonably require.
(ii)Reimbursement of Costs and Expenses. Seller shall have paid, or reimbursed Purchaser for, all costs and expenses, including but not limited to legal fees and due diligence expenses, actually incurred by Purchaser in connection with the development, preparation and execution of the Transaction Documents and any other documents prepared in connection herewith or therewith, to the extent required to be paid by Seller pursuant to Article 27.
(c)Conditions Precedent to All Transactions. Purchaser’s agreement to enter into each Transaction (including the initial Transaction) is subject to the satisfaction of the following further conditions precedent to the satisfaction of Purchaser, in its sole and absolute discretion, and its counsel, both immediately prior to entering into such Transaction and also after giving effect to the consummation thereof and the intended use of the proceeds of the sale:
(i)Transaction Approval. Purchaser shall have (A) determined, in its sole discretion, that each related proposed Purchased Asset is an Eligible Asset and (B) received internal credit approval with respect to the proposed Transaction each of the foregoing as evidenced by Purchaser’s execution and delivery of a Confirmation with respect thereto.
(ii)Maximum Facility Purchase Price; Concentration Limits. The sum of (A) the aggregate unpaid Purchase Price for all outstanding Transactions (excluding accrued and unpaid Purchase Price Differential for the then current Pricing Rate Period) and (B) the requested Purchase Price for the pending Transaction shall not exceed an amount equal to the Maximum Facility Purchase Price. The Concentration Limits shall not be violated after giving effect to the requested Transaction.
(iii)Confirmation.
(A)Seller shall have, no less than ten (10) Business Days prior to the requested Purchase Date, given notice to Purchaser of the proposed Transaction; and
(B)with respect to each Eligible Asset subject to the pending Transaction, delivered to Purchaser the documents required pursuant to Exhibit VII hereto in accordance with the time frames set forth therein.

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(iv)Custodial Delivery; Trust Receipt; Asset Schedule and Exception Report. Seller shall have delivered to Custodian, in accordance with the Custodial Agreement, the Custodial Delivery and the Purchased Asset File with respect to each Eligible Asset (other than with respect to a Wet Purchased Asset) and (A) Custodian shall have issued to Purchaser a Trust Receipt and a final Asset Schedule and Exception Report and (B) Purchaser shall have, in its sole and absolute discretion, approved any and all exceptions listed on such Asset Schedule and Exception Report. With respect to a Wet Purchased Asset, such deliveries shall be made within the time frame specified in the Custodial Agreement and Purchaser shall have, in its sole and absolute discretion, approved any and all exceptions listed on such Asset Schedule and Exception Report.
(v)Confirmation by Settlement Agent. With respect to any Wet Purchased Asset, the related Settlement Agent shall have confirmed possession of the related Purchased Asset File in accordance with the related Bailee Agreement.
(vi)Due Diligence Review. Purchaser shall (i) have completed its due diligence investigation (a) of the Eligible Assets that are subject to the pending Transaction and such other documents, records, agreements, instruments, mortgaged properties or information relating to such Eligible Assets and (b) in accordance with Article 28, of each Seller Party as Purchaser, in its sole and absolute discretion, deems appropriate to review, and such review shall be satisfactory to Purchaser in its sole and absolute discretion (the “Pre-Purchase Due Diligence”) and (ii) have determined, in its sole and absolute discretion, to purchase any or all of the Eligible Assets proposed to be sold to Purchaser by Seller. Purchaser shall inform Seller of its determination with respect to any such proposed Transaction solely in accordance with Exhibit VII hereto.
(vii)Countersigned Confirmation. Seller shall have delivered to Purchaser an executed and completed confirmation substantially in the form of Exhibit II hereto (a “Confirmation”) signed by a Responsible Officer of Seller and Purchaser shall have delivered to Seller a countersigned copy of such related Confirmation.
(viii)No Default. No Default or Event of Default shall have occurred and be continuing under this Agreement or any other Transaction Document;
(ix)No Material Adverse Effect. No event shall have occurred which has, or could reasonably be expected to have, a Material Adverse Effect.
(x)Waiver of Exceptions. Purchaser shall have waived in writing all exceptions in the related Requested Exceptions Report, as evidenced by Purchaser’s execution of the Confirmation to which such Requested Exception Report is attached.
(xi)Representations and Warranties. The representations and warranties made by Seller in Article 10 shall be true, correct and complete on and as of the Purchase Date for the pending Transaction in all respects with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).
(xii)Acknowledgement of Servicer. Purchaser shall have received from Servicer a written acknowledgement that each Eligible Asset to be sold to Purchaser will be serviced in accordance with the Servicing Agreement as of the related Purchase Date.
(xiii)No Rebalance Deficit. No Rebalance Deficit shall exist, either immediately prior to or after giving effect to the requested Transaction, other than a

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Rebalance Deficit which is subject to a challenge of the determination of Market Value in accordance with Article 4(c).
(xiv)Receipt of Trust Receipt. Purchaser shall have received from Custodian on each Purchase Date (other than with respect to a Wet Purchased Asset) a Trust Receipt accompanied by an Asset Schedule and Exception Report with respect to each Eligible Asset to be sold to Purchaser, dated the Purchase Date, duly completed and with exceptions acceptable to Purchaser in its sole discretion in respect of Eligible Assets to be purchased hereunder on such Purchase Date. With respect to a Wet Purchased Asset, Purchaser shall have received from Custodian, within the time frame specified in the Custodial Agreement, a duly completed Trust Receipt accompanied by an Asset Schedule and Exception Report with respect to such Purchased Asset sold to Purchaser.
(xv)Seller Release Letter. Purchaser shall have received from Seller a Release Letter covering each Eligible Asset to be sold to Purchaser.
(xvi)No Change in Law. Purchaser shall not have determined that the introduction of or a change in any Requirement of Law or in the interpretation or administration of any Requirement of Law has made it unlawful, and no Governmental Authority shall have asserted that it is unlawful, for Purchaser to enter into Transactions.
(xvii)Repurchase Date. The Repurchase Date for such Transaction is not later than the Termination Date.
(xviii)Security Interest. Seller shall have taken such other action as Purchaser shall have requested that is necessary in order to transfer the Eligible Assets being transferred to Purchaser pursuant to this Agreement and to perfect all security interests granted under this Agreement or any other Transaction Document in favor of Purchaser as secured party under the UCC with respect to such Eligible Assets.
(xix)Further Assurances. Purchaser shall have received all such other and further documents, documentation and legal opinions as Purchaser shall have required.
(xx)Payment of Fees. Purchaser shall have received payment from Seller of all costs and expenses of Purchaser in connection with the Transaction (including fees and costs of outside counsel) and the Draw Fee (subject to the terms of the Fee Letter), to the extent required to be paid by Seller pursuant to Article 27 or the Fee Letter.
(xxi)Other Documents.  Purchaser shall have received all such other and further documents and documentation as Purchaser in its reasonable discretion shall require including, but not limited to, endorsements in blank of the original Mortgage Note and, as applicable, the Mezzanine Note and the original certificate evidencing the Capital Stock securing such Mezzanine Loan and assignments in blank of the underlying Mortgage and related Mortgage documents.
(xxii)Mezzanine Loans.  With respect to any proposed Purchased Asset which constitutes a Mezzanine Loan, Purchaser shall have received an opinion of outside counsel acceptable to Purchaser that the pledge of such Mezzanine Loan as a Related Credit Enhancement pursuant to Article 7(a) constitutes “a security agreement or other arrangement or other credit enhancement” that is “related to” the Agreement and Transactions hereunder within the meaning of Sections 101(38A)(A), and 741(7)(A)(xi) of the Bankruptcy Code.
(d)Early Repurchase; Prepayment.

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(i)Early Repurchase. Seller shall be entitled to terminate a Transaction on demand and repurchase the Purchased Asset subject to such Transaction on any Business Day prior to the Repurchase Date (an “Early Repurchase Date”); provided, however, that:
(A)no later than three (3) Business Days prior to such Early Repurchase Date, Seller notifies Purchaser in writing of its intent to terminate such Transaction and repurchase such Purchased Asset, setting forth the Early Repurchase Date and identifying with particularity the Purchased Asset to be repurchased on such Early Repurchase Date;
(B)no Default or Event of Default shall have occurred and be continuing both as of the date notice is delivered pursuant to Article 3(d)(i)(A) above and as of the applicable Early Repurchase Date, unless such Default or Event of Default is cured by such repurchase;
(C)on such Early Repurchase Date, Seller pays to Purchaser an amount equal to the Repurchase Price for the applicable Purchased Asset against transfer to Seller or its designated agent of such Purchased Asset;
(D)any Rebalance Deficit is paid contemporaneously with such early repurchase; and provided, however, that Purchaser may, in its sole discretion, waive the foregoing requirement with respect to any Rebalance Deficit that (i) relates to a Purchased Asset other than the Purchased Asset subject to such Early Repurchase Date and (ii) is subject to a pending challenge of the determination of Market Value in accordance with Article 4(c); provided further, that any such waiver shall be granted solely at Purchaser's election, shall not be deemed a waiver of Purchaser's right to require payment of such Rebalance Deficit at any subsequent time, and shall not limit or prejudice any of Purchaser's rights or remedies under this Agreement or any other Transaction Document with respect to such outstanding Rebalance Deficit.
(E)on such Early Repurchase Date, Seller pays to Purchaser the Exit Fee, if any, for such Purchased Asset.
(ii)Mandatory Repurchase. With respect to any Purchased Asset for which a Mandatory Early Repurchase Event has occurred and is continuing, within two (2) Business Days after the earlier to occur of (i) Seller obtaining knowledge that such Mandatory Early Repurchase Event has occurred and is continuing with respect to a Purchased Asset or (ii) receipt of written notice from Purchaser that such Mandatory Early Repurchase Event has occurred and is continuing with respect to a Purchased Asset (such date, the “Mandatory Early Repurchase Date”), Seller shall be required to terminate the relevant Transaction and repurchase such Purchased Asset and pay to Purchaser cash in an amount equal to the Repurchase Price for such Purchased Asset.
(iii)Purchase Price Reduction. On any Remittance Date before the Repurchase Date for a Purchased Asset, Seller shall have the right, from time to time, to transfer cash to Purchaser for the purpose of reducing the Purchase Price of, but not terminating, a Transaction and without the release of any Collateral, but subject to the payment of any Exit Fee due and payable with respect to such Purchased Asset in connection with such payment.
(e)Repurchase on the Repurchase Date. On the Repurchase Date for any Transaction, termination of the Transaction will be effected by transfer to Seller of the Purchased Assets being repurchased along with any Net Cash Flow in respect thereof received by Purchaser

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(and not previously credited or transferred to, or applied to the obligations of, Seller pursuant to Article 5) against the simultaneous transfer of the Repurchase Price for such Purchased Asset to an account of Purchaser; provided that, Purchaser shall have no obligation to permit Seller to repurchase individual Purchased Assets if an Event of Default shall have occurred and be continuing. Promptly following such Repurchase Date for a Purchased Asset and satisfaction of the conditions in the preceding sentence, provided that no Event of Default shall have occurred and be continuing, Purchaser’s security interest in the related Collateral shall terminate in accordance with Article 7(b).
(f)Termination Date Extension. (i) Provided that all of the extension conditions listed in clause (ii) below (collectively, the “Termination Date Extension Conditions”) shall have been satisfied, Seller shall have the option to extend the Stated Termination Date for one (1) additional one (1) year period ending on the one (1) year anniversary of the Stated Termination Date (the “Extension Period”). Seller shall provide notice to Purchaser at least five (5) Business Days prior to the date on which Seller pays the Extension Fee pursuant to Article 3(f)(ii)(B).
(iv)For purposes of this Article 3(f), the Termination Date Extension Conditions shall be deemed to have been satisfied if:
(A)Seller shall have delivered to Purchaser written notice of its request to extend the Stated Termination Date at least thirty (30) days, but not more than ninety (90) days, prior to the Stated Termination Date;
(B)Purchaser shall have received, on or before the Stated Termination Date, payment of the Extension Fee from Seller as consideration for Purchaser’s agreement to extend the Stated Termination Date for a period not to exceed the applicable Extension Period;
(C)no Rebalance Deficit, Default or Event of Default under this Agreement shall have occurred and be continuing as of the Stated Termination Date; provided, however, that Purchaser may, in its sole discretion, elect to waive the foregoing condition with respect to any Rebalance Deficit that is subject to a pending challenge of the determination of Market Value in accordance with Article 4(c); provided further, that any such waiver shall be granted solely at Purchaser's election, shall not be deemed a waiver of Purchaser's right to enforce payment of such Rebalance Deficit at any subsequent time, and shall not limit or prejudice any of Purchaser's rights or remedies under this Agreement or any other Transaction Document with respect to such outstanding Rebalance Deficit; and
(D)all representations and warranties made by any Seller Party in the Transaction Documents shall be true, correct, complete and accurate in all respects as of the Stated Termination Date.
(v)In addition to the foregoing, Seller may, from time to time after the third anniversary of the Closing Date, request additional extensions of the Stated Termination Date, by written notice to Purchaser delivered at least thirty (30) days, but not more than ninety (90) days (or such longer time period as agreed to by Purchaser in its sole and absolute discretion), prior to each anniversary of the Closing Date, an extension of the Stated Termination Date for a one (1) year period, which extension shall be conditioned upon the consent of Purchaser in its sole and absolute discretion and such other terms and conditions as Purchaser may request in its sole and absolute discretion. If Purchaser rejects any request by Seller for an additional extension pursuant to the foregoing sentence, then Seller shall have no further right to request any additional extension under this clause (iii) until the following anniversary of the Closing Date.

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(g)Amortization Extension Period. (i) Provided that all of the extension conditions listed in clause (ii) below shall have been satisfied, Seller shall have the option to extend the Termination Date and/or the end of the Extension Period (as applicable) for a period not to exceed the Amortization Extension Period.
(vi)For purposes of this Article 3(g), the Termination Date Extension Conditions shall be deemed to have been satisfied if:
(A)Seller shall have delivered to Purchaser written notice of its request to extend the Stated Termination Date at least thirty (30) days, but not more than ninety (90) days, prior to the Stated Termination Date or the end of the Extension Period (as applicable);
(B)Purchaser shall have received, on or before the Stated Termination Date, payment of the Extension Fee from Seller as consideration for Purchaser’s agreement to extend the Stated Termination Date for a period not to exceed the Amortization Extension Period;
(C)no Material Adverse Effect, Rebalance Deficit, Default or Event of Default under this Agreement shall have occurred and be continuing; provided, however, that Purchaser may, in its sole discretion, elect to waive the foregoing condition with respect to any Rebalance Deficit that is subject to a pending challenge of the determination of Market Value in accordance with Article 4(c); provided further, that any such waiver shall be granted solely at Purchaser's election, shall not be deemed a waiver of Purchaser's right to enforce payment of such Rebalance Deficit at any subsequent time, and shall not limit or prejudice any of Purchaser's rights or remedies under this Agreement or any other Transaction Document with respect to such outstanding Rebalance Deficit; and
(D)all representations and warranties made by any Seller Party in the Transaction Documents shall be true, correct, complete and accurate in all respects.
(vii)Seller shall not be permitted to enter into any new Transactions during the Amortization Extension Period.
(h)Future Advances.  (i) In connection with the making of a future advance to the Mortgagor or Mezzanine Borrower under a Future Advance Purchased Asset, Seller may request an increase of the Purchase Price of such Future Advance Purchased Asset in an amount not to exceed the product of (i) the principal balance of the future advance made by Seller and (ii) the Purchase Price Percentage of such Purchased Asset (as determined by Purchaser in its sole discretion); provided that, (A) each such increase request shall be for an amount of not less than $500,000 and (B) Seller shall not request more than one (1) increase with respect to the same Purchased Asset during any thirty (30) day period. Any approval by Purchaser of such increase of the Purchase Price shall be in writing and given in Purchaser’s sole and absolute discretion.
(viii)If such approval for a Purchase Price increase is granted, Purchaser’s funding of such increase shall be subject to the satisfaction of the following conditions:
(A)at least ten (10) Business Days prior to the requested Purchase Price increase date, Seller shall have requested such increase in writing and delivered to Purchaser:

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(1)copies of all documentation submitted by Mortgagor or Mezzanine Borrower in connection with the applicable future advance;
(2)all conditions precedent to such future advance under the related Purchased Asset Documents, which either (a) have been satisfied with evidence of satisfaction having been provided to Purchaser or (b) have been specifically identified to Purchaser in writing and waived by Purchaser in writing; and
(3)such other information and documentation (including, without limitation, either an updated title policy or an appropriate date-down endorsement) as Purchaser requests in its sole and absolute discretion;
(B)delivery by Seller to Purchaser of an amended and restated Confirmation for the applicable Transaction which reflects the increase in the Purchase Price signed by a Responsible Officer of Seller, and delivery by Purchaser to Seller of a countersigned copy of such amended and restated Confirmation;
(C)the Purchase Price Percentage after giving effect to such increase and the corresponding increase in the outstanding principal balance of the Purchased Asset shall not exceed the Purchase Price Percentage set forth in the related Confirmation for such Purchased Asset.
(D)the sum, without duplication, of (x) the aggregate unpaid Repurchase Price for all outstanding Transactions (excluding accrued and unpaid Purchase Price Differential for the then current Pricing Rate Period) and (y) the requested Purchase Price increase, which shall not exceed an amount equal the Maximum Facility Purchase Price;
(E)no event shall have occurred which has, or could reasonably be expected to have, a Material Adverse Effect;
(F)no Default or Event of Default shall have occurred and be continuing as of the related Purchase Price increase date;
(G)no Rebalance Deficit shall exist, either immediately prior to or after giving effect to the requested Purchase Price increase, other than a Rebalance Deficit which is subject to a challenge of the determination of Market Value in accordance with Article 4(c);
(H)on or prior to the related Purchase Price increase date, Purchaser shall have received a written certification by Seller stating that all conditions precedent to the funding of such future advance under the related Purchased Asset Documents have been satisfied; and
(I)all representations and warranties made by any Seller Party in the Transaction Documents shall be true, correct and complete on and as of the related Purchase Price increase date in all material respects with the same force and effect as if made on and as of such date.
(ix)Upon the satisfaction of all conditions set forth in Article 3(h)(ii), as determined by Purchaser in its sole and absolute discretion, exercised in good faith,

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Purchaser shall transfer the amount of the Purchase Price increase to an account of Seller or, if such increase is being funded on the same day as the future advance is being made to the related Mortgagor or Mezzanine Borrower, directly to the Mortgagor or Mezzanine Borrower, the Servicer or any title company, settlement agent or other Person, as agreed to by Purchaser and Seller.
(x)    Seller acknowledges and agrees that, with respect to any Future Advance Purchased Asset and whether or not Purchaser advances any additional Purchase Price hereunder, Seller shall advance, as and when required under the related Purchased Asset Documents, any and all future advance obligations and commitments thereunder.
ARTICLE 4

REBALANCING
(a)If a Rebalance Deficit Event with respect to any Purchased Asset exists at any time, then Purchaser may, by notice to Seller substantially in the form of Exhibit VIII hereto (a “Rebalance Deficit Notice”), require Seller to make a cash payment or provide additional collateral (acceptable to Purchaser in its sole discretion) to Purchaser in reduction of the Repurchase Price of such Purchased Asset so that after giving effect to such payment, no Rebalance Deficit shall exist with respect to such Purchased Asset, subject to the terms of the following clauses (b) and (c).
(b)Subject to the following clause (c), no later than 10:00 a.m. (New York City time) two (2) Business Days following the delivery to Seller of such Rebalance Deficit Notice (the “Rebalance Deficit Notice Period”), Seller shall cure the related Rebalance Deficit as provided in Article 4(a).
(c)If Purchaser issues a Rebalance Deficit Notice, Seller may, provided no Default or Event of Default has occurred and is continuing, challenge Purchaser’s initial determination of Market Value of the related Purchased Asset (the “Initial Valuation”) in accordance with the following terms and conditions:
(i) Seller shall (i) provide notice during the Rebalance Deficit Notice Period to Purchaser of its intent to challenge the Market Value of such Purchased Asset (a “Rebalance Deficit Dispute Notice”) and (ii) deliver during the Rebalance Deficit Notice Period to Purchaser an amount equal to the lesser of (x) the Maximum Purchase Price Percentage Reduction Amount and (y) any outstanding Rebalance Deficit (such lesser amount, the “Required Paydown Amount”);
(ii)Seller shall obtain an Independent Valuation (which shall name Purchaser as a recipient thereof) of such Purchased Asset from an Approved Valuation Agent (the “Seller Valuation”) within sixty (60) days after the Purchaser’s receipt of the applicable Rebalance Deficit Dispute Notice;
(iii)Concurrently with Seller obtaining the Seller Valuation, and within sixty (60) days after Purchaser’s receipt of the applicable Rebalance Deficit Dispute Notice, Purchaser may seek an Independent Valuation of such Purchased Asset from an Approved Valuation Agent (an “Additional Valuation”);
(iv)On the date which is thirty (30) days after Purchaser’s receipt of the applicable Rebalance Deficit Dispute Notice, Seller shall make another payment to Purchaser in an amount equal to the lesser of (x) the Maximum Purchase Price

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Percentage Reduction Amount and (y) any outstanding Rebalance Deficit based on the Initial Valuation;
(v)On the date which is sixty (60) days after Purchaser’s receipt of the applicable Rebalance Deficit Dispute Notice, Seller shall make another payment to Purchaser in an amount equal to the lesser of (x) the Maximum Purchase Price Percentage Reduction Amount (in addition to the Maximum Purchase Price Percentage Reduction Amount required to be paid pursuant to clause (iv) above) and (y) any outstanding Rebalance Deficit based on the mean of the Initial Valuation, the Seller Valuation and the Additional Valuation (the “Final Valuation”), provided, however, that if, as of such date, there are fewer than two (2) other Purchased Assets acceptable to Purchaser (excluding the Purchased Asset subject to the Rebalance Deficit Dispute Notice) then subject to Transactions, the preceding clause (x) shall be of no force and effect and Seller shall be required to pay to Purchaser the outstanding Rebalance Deficit based on the Final Valuation on such date; and
(vi)On the date which is ninety (90) days after Purchaser’s receipt of the applicable Rebalance Deficit Dispute Notice, Seller shall pay to Purchaser any outstanding Rebalance Deficit in full.
(d)The amounts and procedures set forth in this Article 4 shall be applicable and determined on a Purchased Asset by Purchased Asset basis and shall not be aggregated with other Purchased Assets.
(e)The failure or delay by Purchaser, on any one or more occasions, to exercise its rights under this Article 4 shall not change or alter the terms and conditions or limit or waive the right of Purchaser to do so at a later date or in any way create additional rights for Seller.
ARTICLE 5

PAYMENTS; COLLECTION ACCOUNT
(a)Unless otherwise mutually agreed in writing or otherwise required by applicable law, all transfers of funds to be made by Seller hereunder shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim.
(b)On each Remittance Date, Seller shall pay to Purchaser all accrued and unpaid Purchase Price Differential as of such Remittance Date.
(c)All payments required to be made directly to Purchaser shall be made in accordance with the wiring instructions set forth below (or such other wire instructions provided by Purchaser to Seller in writing), not later than 2:00 p.m. (New York City time) (or such other time set forth herein with respect to such payment), on the date on which such payment shall become due (and each such payment made after such time shall be deemed to have been made on the next succeeding Business Day).
(d)Bank Name:         Citibank, N.A.
ABA Number:     [***]
Account Number:     [***]
Account Name:     [***]
Reference:        [***]
Attention:         [***]

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(e)Concurrently with the execution and delivery of this Agreement, Seller shall establish a segregated deposit account (the “Collection Account”) in the name of Seller for the benefit of Purchaser at Account Bank. The Collection Account shall be subject to an Account Control Agreement in favor of Purchaser.
(f)Seller shall cause Servicer to promptly remit, and in any event no later than two (2) Business Days after receipt thereof, all Net Cash Flow in respect of the Purchased Assets directly into the Servicer Account. On each Servicer Remittance Date, Seller shall require Servicer to transfer all Net Cash Flow deposited into the Servicer Account as of the close of business on the Determination Date (as defined in the Servicing Agreement) prior to such Servicer Remittance Date to the Collection Account. In furtherance of the foregoing, at the request of Purchaser, Seller shall cause each Servicer to execute and deliver a Servicer Letter in accordance with Article 29(e). If any Seller Party or any Affiliate thereof shall receive any Net Cash Flow with respect to a Purchased Asset other than by remittance from the Collection Account in accordance with the following sentence, such party shall (and Seller shall cause such party to) promptly (and in any case within two (2) Business Days after receipt thereof) remit such amounts to Servicer for deposit into the Collection Account. Amounts in the Collection Account shall be remitted by Account Bank in accordance with the provisions of Articles 5(f) and 5(g).
(g)So long as no Event of Default shall have occurred and be continuing, Account Bank shall, on each Remittance Date, remit all amounts on deposit in the Collection Account (other than Principal Payments) in the following amounts and order of priority:
(A)first, to pay all fees and other amounts then due and payable to Custodian pursuant to the Custodial Agreement;
(B)second, to Purchaser, an amount equal to all accrued and unpaid Purchase Price Differential then due and payable;
(C)third, to Purchaser, an amount equal to any unpaid Rebalance Deficit then due and payable;
(D)fourth, to Purchaser, an amount equal to any other amounts then due and payable to Purchaser under any Transaction Document; and
(E)fifth, to pay all fees and other amounts then due and payable to Servicer pursuant to the Servicing Agreement; and
(F)sixth, the surplus, if any, to Seller.
(h)So long as no Event of Default shall have occurred and be continuing, Account Bank shall, within two (2) Business Days after receipt by Account Bank of any Principal Payments, remit all such Principal Payments in the following amounts and order of priority:
(A)first, to pay all fees and other amounts then due and payable to Custodian pursuant to the Custodial Agreement (to the extent not paid pursuant to Article 5(f));
(B)second, to Purchaser, an amount equal to all accrued and unpaid Purchase Price Differential then due and payable (to the extent not paid pursuant to Article 5(f));

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(C)third, to Purchaser, an amount equal to any unpaid Rebalance Deficit then due and payable (to the extent not paid pursuant to Article 5(f));
(D)fourth, (a) prior to the Amortization Extension Period (if applicable), to Purchaser to be applied in reduction of the Purchase Price of such Purchased Asset, an amount equal to the product of (x) the amount of such Principal Payment multiplied by (y) the related Purchase Price Percentage for such Purchased Asset and (b) during the Amortization Extension Period (if applicable), to Purchaser to be applied in reduction of the Purchase Price of the Purchased Assets as determined by Purchaser in its sole discretion, an amount equal to one hundred percent (100%) of the unscheduled Principal Payment received until the Repurchase Price of all Purchased Assets is reduced to zero (0);
(E)fifth, to Purchaser, an amount equal to any other amounts then due and payable to Purchaser under any Transaction Document (to the extent not paid pursuant to Article 5(f)); and
(F)sixth, to pay all fees and other amounts then due and payable to Servicer pursuant to the Servicing Agreement then due and payable (to the extent not paid pursuant to Article 5(f)) and
(G)seventh, the surplus, if any, to Seller.
(i)Upon receipt of notice from Purchaser that an Event of Default shall have occurred and is continuing, and so long as such Event of Default is continuing, Account Bank shall cease remitting funds to, or at the direction of, Seller pursuant to Articles 5(f) and 5(g) and shall instead remit, on each Business Day beginning on the Business Day after receipt of such notice from Purchaser, all amounts on deposit in the Collection Account as of the prior Business Day to Purchaser for application to the Repurchase Obligations in such order of priority as Purchaser shall determine in its sole and absolute discretion.
(j)Except as expressly set forth herein, any amounts paid toward the Repurchase Price for any Purchased Asset shall be applied by Purchaser to any items constituting the Repurchase Price thereof in such order of priority as Purchaser shall determine in its sole and absolute discretion.
ARTICLE 6

REQUIREMENTS OF LAW; BENCHMARK REPLACEMENT; TAXES
(a)Requirements of Law. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof, in each case, after the date hereof, shall make it unlawful for Purchaser (A) to enter into Transactions, then any commitment of Purchaser hereunder to enter into any Transaction shall forthwith be canceled or (B) to maintain or continue any Transaction, and Purchaser does not have any means of complying with Requirements of Law other than to terminate such Transaction after exercising commercially reasonable efforts to comply with such Requirements of Law without having to terminate such Transaction (including, without limitation, by assignment of Purchaser’s obligations to an affiliate of Purchaser), then a Repurchase Date for such Transaction shall occur on the later to occur of (x) the date that is ten (10) Business Days

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after delivery of written notice thereof from Purchaser to Seller and (y) such later date as may be required by applicable law. If a repurchase is required by Seller pursuant to the foregoing sentence, then Purchaser will cooperate in good faith to assign the applicable Transaction or Transactions to a third-party lender designated by Seller, and such assignment shall not require the payment of the Exit Fee or any other penalty or premium. Purchaser shall exercise its rights and remedies under this Section 6(a) in a manner which is consistent with the manner in which Purchaser is contemporaneously exercising such rights and remedies with respect to substantially all similarly situated counterparties in commercial real estate mortgage loan repurchase facilities. If any such conversion of a Transaction occurs on a day that is not the last day of the then current Pricing Rate Period with respect to such Transaction, Seller shall pay to Purchaser any applicable Breakage Costs.
(i)If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof by any Governmental Authority or compliance by Purchaser with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority having jurisdiction over Purchaser made subsequent to the date hereof:
(A)    shall subject Purchaser to any Taxes with respect to the Transaction Documents, any Purchased Asset or any Transaction (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligation, or its deposits, reserves, other liabilities or capital attributable thereto;
(B)    shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of Purchaser that is not otherwise included in the determination of the Benchmark; or
(ii)(C)    shall impose on Purchaser any other condition (excluding, for the avoidance of doubt, any Taxes);
and the result of any of the foregoing is to increase the cost to Purchaser, by an amount that Purchaser deems, in the exercise of its reasonable business judgment, to be material, of entering into, continuing or maintaining Transactions or to reduce in a material manner any amount receivable under the Transaction Documents in respect thereof; then, in any such case, Seller shall within ten (10) Business Days after written demand by Purchaser together with a reasonably detailed written explanation of such additional amounts pay Purchaser the actual cost of any additional amounts necessary to compensate Purchaser for such increased cost or reduced amount receivable. Such notification as to the calculation of any additional amounts payable pursuant to this subsection shall be submitted by Purchaser to Seller and shall be conclusive evidence of such additional amounts absent manifest error. This covenant shall survive the termination and the repurchase by Seller of any or all of the Purchased Assets.
(iii)If Purchaser shall have determined, in its sole good faith discretion, that the adoption of or any change in any Requirement of Law regarding capital adequacy or

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in the interpretation or application thereof or compliance by Purchaser or any corporation controlling Purchaser with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof has, or will have, the effect of reducing the rate of return on Purchaser’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which Purchaser or such corporation could have achieved but for such adoption, change or compliance (taking into consideration Purchaser’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by Purchaser to be material, then from time to time, after submission by Purchaser to Seller of a written request therefor, Seller shall pay to Purchaser such additional amount or amounts as will compensate Purchaser for such reduction. Such notification as to the calculation of any additional amounts payable pursuant to this subsection shall be submitted by Purchaser to Seller and shall be conclusive evidence of such additional amounts absent manifest error. This covenant shall survive the termination and the repurchase by Seller of any or all of the Purchased Assets.
(b)(i) Benchmark Conversion Election. Notwithstanding anything to the contrary in this Agreement or in any other Transaction Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Pricing Rate Determination Date in respect of any determination of the Benchmark (or published component used in the calculation thereof) for any Pricing Rate Period (as determined by Purchaser in its sole and absolute discretion (which determination shall be conclusive and binding upon Seller absent manifest error)), Purchaser shall have the sole and exclusive right to elect to replace the then-current Benchmark (or such component thereof) with a Benchmark Replacement selected by Purchaser for all purposes under this Agreement and under any other Transaction Document in respect of such determination and all determinations on all subsequent dates (without any amendment to, or further action or consent of Seller).
(ii)    Conforming Changes. In connection with the use or implementation of any Benchmark or Benchmark Replacement, as applicable, Purchaser shall have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary in this Agreement or in any other Transaction Documents, any amendments implementing such Conforming Changes shall become effective without any further action or consent of Seller.
(iii)    Benchmark Notice. Purchaser shall promptly notify Seller of (i) the occurrence of a Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement and (iii) the effectiveness of any related Conforming Changes (such notice, the “Benchmark Notice”). From and after the Benchmark Replacement Date related to such Benchmark Notice, the specified Benchmark Replacement shall be the Benchmark (or shall replace the published component used in the calculation thereof, as applicable) for all purposes under this Agreement, each of the other Transaction Documents and every Transaction hereunder.
(c)(iv)    Standards for Decisions and Determinations. Notwithstanding anything to the contrary in this Agreement or in any other Transaction Document, any determination, decision or election that may be made by Purchaser pursuant to this Article 6(b), including, but not limited to, any determination of any Benchmark Transition Event, any election to replace the then-current Benchmark (or published component used in the calculation thereof) with a Benchmark Replacement, any

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Benchmark Notice or any selection of the Benchmark Replacement, the related Benchmark Replacement Adjustment or any related Conforming Changes or any other determination, decision or election with respect to a rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, shall be conclusive and binding absent manifest error and may, subject to the express terms of this Agreement, be made in the sole discretion of Purchaser without consent from the Seller.
(d)(i) If any Requirement of Law requires the deduction or withholding of any Tax from any payment by Seller, then such deduction or withholding shall be made and the amount so deducted or withheld shall be timely paid to the relevant Governmental Authority in accordance with the applicable Requirement of Law and, if such Tax is an Indemnified Tax, then the sum payable by Seller shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this paragraph (c)) the applicable Purchaser receives an amount equal to the sum it would have received had no such deduction or withholding of Indemnified Tax been made. Seller shall indemnify each Purchaser, within ten (10) days after demand therefor, for the full amount, without duplication, of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this paragraph (c)) payable or paid by such Purchaser or required to be withheld or deducted from a payment to such Purchaser and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Seller by a Purchaser shall be conclusive absent manifest error.
(ii)Any Purchaser that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Transaction Document shall deliver to the Seller, at the time or times reasonably requested by the Seller, such properly completed and executed documentation reasonably requested by the Seller as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Purchaser, if reasonably requested by the Seller, shall deliver such other documentation prescribed by Requirement of Law or reasonably requested by the Seller as will enable the Seller to determine whether or not such Purchaser is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in subparagraphs a., b. and c. of this Article 6(c)(ii)) shall not be required if in the Purchaser’s reasonable judgment such completion, execution or submission would subject such Purchaser to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Purchaser.
(A)Any Purchaser that is a U.S. Person shall deliver to Seller on or before the date on which such Purchaser becomes a Purchaser under this Agreement (and from time to time thereafter upon the reasonable request of Seller), executed copies of IRS Form W-9 certifying that such Purchaser is exempt from U.S. federal backup withholding Tax.

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(B)Any Purchaser that is not a U.S. Person (a “Non-U.S. Purchaser”) shall, to the extent it is legally entitled to do so, deliver to Seller on or before the date on which such Non-U.S. Purchaser becomes a Purchaser under this Agreement whichever of the following is applicable: (a) in the case of a Non-U.S. Purchaser claiming the benefits of an income Tax treaty to which the United States is a party, an IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax with respect to any payments made under any Transaction Documents; (b) executed copies of IRS Form W-8ECI; (c) in the case of a Non-U.S. Purchaser claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate to the effect that such Non-U.S. Purchaser is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of Seller within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” related to Seller as described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E; and (d) to the extent a Non-U.S. Purchaser is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W 8BEN-E, a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-U.S. Purchaser is a partnership and one or more direct or indirect partners of such Non-U.S. Purchaser are claiming the portfolio interest exemption, such Non-U.S. Purchaser may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner.
(C)If a payment made to a Purchaser under any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Purchaser were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Purchaser shall deliver to Seller at the time or times prescribed by law and at such time or times reasonably requested by Seller such documentation prescribed by law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by Seller as may be necessary for Seller to comply with their obligations under FATCA and to determine that such Purchaser has complied with such Purchaser’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (C), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(D)Any Non-U.S. Purchaser shall, to the extent it is legally entitled to do so, deliver to the Seller (in such number of copies as shall be requested by the Seller) on or before the date on which such Non-U.S. Purchaser becomes a Purchaser under this Agreement (and from time to time thereafter upon the reasonable request of the Seller), executed copies of any other form prescribed by

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Requirement of Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Requirement of Law to permit the Seller to determine the withholding or deduction required to be made.
(E)Each Purchaser agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Seller of its legal inability to do so.
(iii)If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Article 6(c) (including by the payment of additional amounts pursuant to this Article 6(c)), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (iii) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (iii), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (iii) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
ARTICLE 7

SECURITY INTEREST
(i)Purchaser and Seller intend that the Transactions hereunder be sales to Purchaser of the Purchased Assets and not loans from Purchaser to Seller secured by the Purchased Assets. However, in order to preserve Purchaser’s rights under the Transaction Documents, in the event that a court or other forum re-characterizes the Transactions hereunder as other than sales, and as security for the performance by Seller of all of Seller’s obligations to Purchaser under the Transaction Documents and the Transactions entered into hereunder, or in the event that a transfer of a Purchased Asset is otherwise ineffective to effect an outright transfer of such Purchased Asset to Purchaser, Seller hereby assigns, pledges and grants a security interest in all of its right, title and interest in, to and under the Collateral, whether now owned or hereafter acquired, now existing or hereafter created and wherever located, subject to the terms and conditions of this Agreement, to Purchaser to secure the payment of the Repurchase Price on all

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Transactions to which it is a party and all other amounts owing by it to Purchaser hereunder, including, without limitation, amounts owing pursuant to Article 27 and under the other Transaction Documents (collectively, the “Repurchase Obligations”). Seller agrees to mark its books and records to evidence the interests granted to Purchaser hereunder. Without limiting the generality of the foregoing and for the avoidance of doubt, if any determination is made that any Mezzanine Loan which is a Purchased Asset was not sold by Seller to Purchaser pursuant to this Agreement, or that mezzanine loans do not qualify for the safe harbor treatment provided by the Bankruptcy Code, then Seller hereby pledges, assigns and grants to Purchaser as further security for Seller’s obligations to Purchaser hereunder a continuing first priority security interest in and Lien upon each such Mezzanine Loan which constitutes a Purchased Asset hereunder, and Purchaser shall have all the rights and remedies of a “secured party” under the Uniform Commercial Code with respect thereto (such pledge, the “Related Credit Enhancement”). For purposes of this Agreement, “Collateral” shall mean:
(1)the Purchased Assets;
(2)all proceeds relating to the sale, securitization, liquidation or other disposition of the Purchased Assets;
(3)all “general intangibles”, “accounts”, “chattel paper”, “investment property”, “instruments”, “securities accounts” and “deposit accounts”, each as defined in the UCC, relating to or constituting any and all of the foregoing; and
(4)all replacements, substitutions or distributions on or proceeds, payments, income and profits of, and records (but excluding any financial models or other proprietary information) and files relating to any and all of any of the foregoing.
(a)Seller, as of the Closing Date, hereby assigns, pledges and grants a security interest, subject to the terms and conditions of this Agreement, in all of its right, title and interest in, to and under the Collection Account and all monies from time to time on deposit in the Collection Account and any and all replacements, substitutions, distributions on, income relating to or proceeds of any and all of the foregoing, whether now owned or hereafter acquired, now existing or hereafter created and wherever located, to Purchaser to secure the Repurchase Obligations.
(b)Purchaser’s security interest in the Collateral and the Collection Account shall terminate only upon satisfaction of the Repurchase Obligations, provided that, so long as no Event of Default shall have occurred and be continuing, Purchaser’s security interest with respect to any Purchased Asset shall terminate automatically, effective upon the repurchase thereof in accordance with the terms of this Agreement and receipt by Purchaser of the Repurchase Price therefor. Upon such satisfaction and upon request by Seller, Purchaser shall, at Seller’s sole expense, deliver to Seller such UCC termination statements and other release documents as may be commercially reasonable and return (or approve the return by Custodian in accordance with the Custodial Agreement, as applicable) the Purchased Assets to Seller and reconvey the Purchased Items to Seller and release its security interest in the Collateral and the Collection Account, such release to be effective automatically without further action by any party. For

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purposes of the grant of the security interest pursuant to this Article 7, this Agreement shall be deemed to constitute a security agreement under the New York Uniform Commercial Code (the “UCC”). Purchaser shall have all of the rights and, upon the occurrence and during the continuance of an Event of Default, may exercise all of the remedies of a secured creditor under the UCC and the other laws of the State of New York. In furtherance of the foregoing, (i) Purchaser, at Seller’s sole cost and expense, as applicable, shall cause to be filed, in such locations as may be necessary to perfect and maintain perfection and priority of the security interest granted hereby, UCC financing statements and continuation statements (collectively, the “Filings”) and shall forward copies of such Filings to Seller upon completion thereof, and (ii) Seller shall, from time to time, take such further actions as may be requested by Purchaser in its sole discretion, exercised in good faith, to maintain and continue the perfection and priority of the security interest granted hereby (including marking its records and files to evidence the interests granted to Purchaser hereunder). Notwithstanding the foregoing, the Repurchase Obligations shall be full recourse to Seller.
(c)Seller acknowledges that it has no rights to service the Purchased Assets but only has rights granted to it pursuant to Article 29. Without limiting the generality of the foregoing and the grant of a security interest pursuant to Article 7(a), and in the event that Seller is deemed by a court, other forum or otherwise to retain any residual Servicing Rights (notwithstanding that such Servicing Rights are Purchased Items hereunder), and for the avoidance of doubt, Seller hereby acknowledges and agrees that the Servicing Rights constitute Collateral hereunder for all purposes. The foregoing provision is intended to constitute a security agreement or other arrangement or other credit enhancement related to the Agreement and Transactions hereunder as defined under Sections 101(47)(v) and 741(7)(x) of the Bankruptcy Code.
(d)Seller agrees, to the extent permitted by any Requirement of Law, that, until the Repurchase Obligations are indefeasibly satisfied in full, neither it nor anyone claiming through or under it will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption law now or hereafter in force, in any locality where any Purchased Asset or Mortgaged Property may be situated, in order to prevent, hinder or delay the enforcement or foreclosure of this Agreement or the absolute sale of any of the Purchased Assets, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof; and Seller, for itself and all who may at any time claim through or under it, hereby waives, until the Repurchase Obligations are indefeasibly satisfied in full, to the full extent that it may be lawful so to do, the benefit of all such laws and any and all right to have any of the properties or assets constituting the Purchased Assets marshaled upon any such sale and agrees that, upon the occurrence and during the continuance of an Event of Default, Purchaser or any court having jurisdiction to foreclose the security interests granted in this Agreement may, upon the occurrence and during the continuance of an Event of Default, sell the Purchased Assets individually or collectively (in any number of parts) as Purchaser or such court may determine.
ARTICLE 8

TRANSFER AND CUSTODY

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(a)On the Purchase Date for each Transaction, ownership of the related proposed Purchased Assets and other Purchased Items shall be transferred to Purchaser or its designee (including the Custodian) against the simultaneous transfer of the Purchase Price for such Purchased Asset in immediately available funds to an account of Seller specified in the Confirmation relating to such Transaction, and, upon satisfaction of the conditions precedent in Article 3(b) and (c), such proposed Purchased Asset shall become a Purchased Asset hereunder.
(b)Seller shall deposit the Purchased Asset Files representing the Purchased Assets, or direct that the Purchased Asset Files be deposited directly, with the Custodian in accordance with the Custodial Agreement. The Purchased Asset Files shall be maintained in accordance with the Custodial Agreement. If a Purchased Asset File is not delivered to Purchaser or its designee (including the Custodian), such Purchased Asset File shall be held in trust by Seller or its designee for the benefit of Purchaser as the owner thereof. Seller or its designee shall maintain a copy of the Purchased Asset File. The possession of the Purchased Asset File by Seller or its designee is at the will of Purchaser for the sole purpose of servicing the related Purchased Asset, and such retention and possession by Seller or its designee is in a custodial capacity only. The books and records (including, without limitation, any computer records or tapes) of Seller or its designee shall be marked appropriately to reflect clearly the sale of the related Purchased Asset to Purchaser. Seller or its designee (including the Custodian) shall release its custody of the Purchased Asset File only in accordance with a written request acknowledged in writing by Purchaser and otherwise in accordance with the Custodial Agreement.
(c)From time to time, Seller shall forward to the Custodian, with copy to Purchaser, additional original documents or additional documents evidencing any assumption, modification, consolidation or extension of a Purchased Asset approved in accordance with the terms of this Agreement, and upon receipt of any such other documents (which shall be clearly marked as to which Purchased Asset File such documents relate), Custodian will be required to hold such other documents in the related Purchased Asset File in accordance with the Custodial Agreement.
ARTICLE 9

SALE, TRANSFER, HYPOTHECATION OR PLEDGE OF PURCHASED ASSETS
(a)Title to each Purchased Asset shall pass to Purchaser on the related Purchase Date, and Purchaser shall have free and unrestricted use of each Purchased Asset, subject, however, to the terms of this Agreement. Nothing in this Agreement or any other Transaction Document shall preclude Purchaser from engaging in repurchase transactions with the Purchased Assets or otherwise selling, transferring, pledging, repledging, hypothecating or rehypothecating the Purchased Assets, all on terms that Purchaser may determine in its sole and absolute discretion, but no such transaction shall relieve Purchaser of its obligations to transfer the same Purchased Assets to Seller pursuant to Article 3.
(b)Nothing contained in this Agreement or any other Transaction Document shall obligate Purchaser to segregate any Purchased Asset delivered to Purchaser by Seller. Except to the extent expressly set forth in this Agreement or any other Transaction Document, no Purchased Asset shall remain in the custody of Seller or any Affiliate of Seller.
ARTICLE 10

REPRESENTATIONS AND WARRANTIES

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Seller represents and warrants to Purchaser, as of the date hereof and as of each Purchase Date and covenants that at all times while this Agreement or any Transaction is in effect, as follows:
(a)Organization. Seller (i) is duly organized, validly existing and in good standing under the laws and regulations of the jurisdiction of its formation, (ii) has the power to own and hold the assets it purports to own and hold and to carry on its business as now being conducted and proposed to be conducted and (iii) has the power to execute, deliver, and perform its obligations under this Agreement and the other Transaction Documents.
(b)Authority. Seller represents that (i) it is duly authorized to execute and deliver the Transaction Documents to which it is a party, to enter into the Transactions contemplated hereunder and to perform its obligations under the Transaction Documents and has taken all necessary action to authorize such execution, delivery and performance, and (ii) each person signing any Transaction Document on its behalf is duly authorized to do so on its behalf.
(c)Due Execution and Delivery; Consideration. The Transaction Documents to which it is a party have been or will be duly executed and delivered by Seller for good and valuable consideration.
(d)Enforceability. The Transaction Documents constitute the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms subject to bankruptcy, insolvency, and other limitations on creditors’ rights generally and to equitable principles.
(e)Approvals and Consents. No consent, approval or other action of, or filing by, Seller with any Governmental Authority or any other Person is required to authorize, or is otherwise required in connection with the execution, delivery and performance of any of the Transaction Documents (other than consents, approvals and filings that have been obtained or made, as applicable, and any such consents, approvals and filings that have been obtained are in full force and effect).
(f)Licenses and Permits. Seller is duly licensed, qualified and in good standing, in all material respects, in every jurisdiction where such licensing, qualification or standing is necessary and has all licenses, permits and other consents, in all material respects, that are necessary for the transaction of Seller’s business or the acquisition, origination (if applicable), ownership or sale of any Purchased Asset or other Purchased Item.
(g)Ability to Perform. Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant applicable to it contained in the Transaction Documents to which it is a party.
(h)Non-Contravention. Neither the execution and delivery of the Transaction Documents nor consummation by Seller of the transactions contemplated by the Transaction Documents (or any of them) nor compliance by Seller with the terms, conditions and provisions of the Transaction Documents (or any of them) will conflict with or result in a breach of any of the terms, conditions or provisions of (i) the organizational documents of Seller, (ii) any agreement by which Seller is bound or to which any assets of Seller are subject or constitute a default thereunder, or result thereunder in the creation or imposition of any Lien upon any of the assets of Seller, other than pursuant to the Transaction Documents, (iii) any judgment, order, writ, injunction, decree or demand of any court applicable to Seller, or (iv) any Requirement of Law applicable to Seller.

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(i)Litigation/Proceedings. As of the date hereof and as of the Purchase Date for any Transaction, there is no action, suit, proceeding, investigation or arbitration pending or, to the best knowledge of Seller, threatened against any Seller Party or any of their respective Affiliates or assets that (i) questions or challenges the validity or enforceability of any of the Transaction Documents or any action to be taken in connection with the transactions contemplated thereby, (ii) makes a claim in an aggregate amount greater than the Litigation Threshold or (iii) which, individually or in the aggregate, could be reasonably likely to have a Material Adverse Effect.
(j)No Outstanding Judgments. Except as disclosed in writing to Purchaser, there are no judgments for an aggregate amount greater than the Litigation Threshold against any Seller Party unsatisfied of record or docketed in any court located in the United States of America which, in the aggregate (x) require the payment of money in an amount at least equal to the applicable Litigation Threshold or (y) could be reasonably likely to have a Material Adverse Effect.
(k)No Bankruptcies. No Act of Insolvency has ever occurred with respect to any Seller Party.
(l)Compliance with Law. Seller is in compliance in all material respects with all Requirements of Law. No Seller Party is in default with respect to any judgment, order, writ, injunction, decree, rule or regulation of any arbitrator or Governmental Authority.
(m)Acting as Principal. Seller is engaging in the Transactions as principal.
(n)No Broker. Seller has not dealt with any broker, investment banker, agent, or other Person (other than Purchaser or an Affiliate of Purchaser) who may be entitled to any commission or compensation in connection with the sale of any Purchased Asset pursuant to any of the Transaction Documents.
(o)No Default. No Default or Event of Default has occurred and is continuing under or with respect to the Transaction Documents.
(p)No Decline in Mortgaged Property Value. To the best of Seller’s knowledge, there are no facts or circumstances that have actually caused a Rebalance Deficit with respect to any Purchased Asset as of the Purchase Date thereof.
(q)No Material Adverse Effect. There has been no change having a Material Adverse Effect since the date set forth in the most recent financial statements supplied to Purchaser.
(r)No Adverse Selection. No Purchased Asset under this Agreement has been selected by Seller in a manner so as to affect adversely the interests of Purchaser.
(s)Full and Accurate Disclosure. All information, reports, statements, exhibits, schedules and certificates (i) prepared by or on behalf of any Seller Party in connection with the negotiation, preparation or delivery of the Transaction Documents or after the date hereof pursuant to the terms of any Transaction Document, and in each case delivered to Purchaser, (ii) included in any Transaction Document or (iii) to Seller’s knowledge, produced by third-parties and reasonably relied upon by Seller, when taken as a whole, do not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances under which they were made, or (in the case of projections) are or will be based on reasonable estimates on the date as of which such information is stated or certified, it being understood that such projections may vary from actual results and that such variances may be material and will be disclosed to

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Purchaser promptly upon Seller’s knowledge of any such variance, provided, that if any such information, reports, statements, exhibits, schedules or certificates was not true, complete and correct in all material respects when made or delivered, or any such information, reports, statements, exhibits, schedules and certificates have become, after delivery thereof to Purchaser, no longer true, complete and correct in all material respects, then Seller shall, promptly upon obtaining knowledge that any such information, reports, statements, exhibits, schedules and certificates are not true, complete and correct in all material respects, provide written notice thereof to Purchaser.
(t)Financial Information. All financial data concerning the Seller Parties, the Purchased Asset and the other Purchased Items that has been delivered by or on behalf of any Seller Party to Purchaser (in each case, other than financial estimates, forecasts and other forward-looking information, pro forma financial information and information of a general economic or industry-specific nature), when taken as a whole, is true, correct and complete in all material respects on the date of delivery thereof. All financial data concerning the Seller Parties has been prepared fairly and in accordance with GAAP consistently applied. All financial data concerning the Purchased Asset and the other Purchased Items has been prepared in accordance with standard industry practices. Since the delivery of such data, except as otherwise disclosed in writing to Purchaser, there has been no change in the financial position of the Seller Parties, the Purchased Assets and the other Purchased Items or in the results of operations of any Seller Party.
(u)Authorized Representatives. The duly authorized representatives of Seller are listed on, and true signatures of such authorized representatives are set forth on, Exhibit III hereto or such other most recent list of authorized representatives substantially in the form of Exhibit III hereto as Seller may from time to time deliver to Purchaser.
(v)Chief Executive Office; Jurisdiction of Organization; Location of Books and Records. Each Seller Party’s chief executive office is located at the address for notices specified for such Seller Party on Exhibit I, unless such Seller Party has provided a new chief executive office address to Purchaser in writing. Seller’s jurisdiction of organization is the State of Delaware. The location where Seller keeps its books and records, including all computer tapes and records relating to the Collateral, is its chief executive office.
(w)Representations and Warranties Regarding the Purchased Assets. Each of the representations and warranties made in respect of the Purchased Assets pursuant to Exhibit V are true, complete and correct in all material respects (except to the extent disclosed in a Requested Exceptions Report approved by Purchaser in writing).
(x)Good Title to Purchased Asset. Immediately prior to the purchase of any Purchased Asset and other Purchased Items by Purchaser from Seller, (i) such Purchased Asset and other Purchased Items are free and clear of any Lien or impediment to transfer (including any “adverse claim” as defined in Article 8-102(a)(1) of the UCC) (other than any such Lien or impediment to transfer that is released simultaneously with such purchase), (ii) such Purchased Asset and other Purchased Items are not subject to any right of set-off, any prior sale, transfer or assignment, or any agreement by Seller to assign, convey or transfer such Purchased Asset and other Purchased Items, in each case, in whole or in part, (iii) Seller is the record and beneficial owner of, and had good and marketable title to, and the right to sell and transfer, such Purchased Asset and other Purchased Items to Purchaser, and (iv) Seller has the right to sell and transfer such Purchased Asset and other Purchased Items to Purchaser. Upon the purchase of any Purchased Asset and other Purchased Items by Purchaser from Seller, Purchaser shall be the sole owner of such Purchased Asset and other Purchased Items free from any adverse claim, subject to the rights of Seller pursuant to the terms of this Agreement.

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(y)No Encumbrances. There are (i) no outstanding rights, options, warrants or agreements on the part of Seller for a purchase, sale or issuance in connection with any Purchased Asset or other Purchased Item, (ii) no agreements on the part of Seller to issue, sell or distribute any Purchased Asset or other Purchased Item and (iii) no obligations on the part of Seller (contingent or otherwise) to purchase, redeem or otherwise acquire any securities or interest therein, in each case, except as contemplated by the Transaction Documents.
(z)Security Interest Matters.
(i)The provisions of the Transaction Documents are effective to either (x) constitute a sale of Purchased Items to Purchaser (other than for United States federal, state and local income tax or franchise purposes) or (y) create in favor of Purchaser a legal, valid and enforceable first priority “security interest” (as defined in Section 1-201(b)(35) of the UCC) in all rights, title and interest of Seller in, to and under the Collateral and the Collection Account.
(ii)Upon possession by the Custodian or by a bailee pursuant to the Bailee Agreement of each Mortgage Note or Participation Certificate, endorsed in blank by a duly authorized officer of Seller, Purchaser shall have a legal, valid, enforceable and fully perfected first priority security interest in all right, title and interest of Seller in such Mortgage Note or Participation Certificate, as applicable.
(iii)Upon the filing of the UCC Financing Statements in the applicable UCC Filing Jurisdiction, Purchaser shall have a legal, valid, enforceable and fully perfected first priority security interest in that portion of the Collateral, the Equity Pledged Collateral or the Originator Pledged Collateral, as applicable, in which a security interest can be perfected under the UCC by the filing of financing statements.
(iv)Upon execution and delivery of the Account Control Agreement, Purchaser shall have a legal, valid, enforceable and fully perfected first priority security interest in all right, title and interest of Seller in the Collection Account and all funds at any time credited thereto.
(aa)Solvency; No Fraudulent Transfer. Seller has adequate capital for the normal obligations foreseeable in a business of its size and character and in light of its contemplated business operations. Seller is generally able to pay, and is paying, its debts as they come due. Neither the Transaction Documents nor any Transaction are entered into in contemplation of insolvency or with intent to hinder, delay or defraud any of Seller’s creditors. As of each Purchase Date, Seller is not insolvent within the meaning of 11 U.S.C. Section 101(32) or any successor provision thereto, and the transfer and sale of related Purchased Assets on such Purchase Date pursuant hereto and the obligation to repurchase such Purchased Assets (i) will not cause the liabilities of Seller to exceed the assets of Seller, (ii) will not result in Seller having unreasonably small capital, and (iii) will not result in debts that would be beyond Seller’s ability to pay as the same mature. Seller received reasonably equivalent value in exchange for the transfer and sale of each Purchased Asset and other Purchased Item subject hereto to Purchaser. Seller has only entered into agreements on terms that would be considered arm’s length and otherwise on terms consistent with other similar agreements with other similarly situated entities.
(ab)No Reliance. Seller has made its own independent decisions to enter into the Transaction Documents and each Transaction and as to whether such Transaction is appropriate and proper for it based upon its own judgment and upon advice from such advisors (including without limitation, legal counsel and accountants) as it has deemed necessary. Seller is not relying upon any advice from Purchaser as to any aspect of the Transactions, including without limitation, the legal, accounting or tax treatment of the Transactions.

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(ac)Covered Fund. Seller has been structured so as not to constitute, and is not, a “covered fund” for purposes of Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Volcker Rule”) and is relying upon an exception or exemption from the registration requirements of the Investment Company Act set forth in Section 3(c)(5)(C) of the Investment Company Act.
(ad)Investment Company Act. Seller is not required to register as an “investment company”, or a company “controlled by an investment company”, within the meaning of the Investment Company Act of 1940, as amended.
(ae)Taxes. Seller has filed or caused to be filed all income and other material tax returns that would be delinquent if they had not been filed on or before the date hereof and has paid all income and other material taxes shown to be due and payable on or before the date hereof on such returns or on any assessments made against it or any of its property and all other material taxes, fees or other charges imposed on it and any of its assets by any Governmental Authority, except for any such taxes as (i) are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided in accordance with GAAP or (ii) are de minimis in amount; no tax liens have been filed against any of Seller’s assets, and to Seller’s knowledge no claims are being asserted with respect to any such taxes, fees or other charges.
(af)ERISA. Neither Seller nor any ERISA Affiliate of Seller sponsors, maintains or contributes to any Plans or any Multiemployer Plans. Seller is not, and is not using, any assets of a “benefit plan investor”, as defined in Department of Labor regulation 29 C.F.R Section 2510.3-101, as modified by Section 3(42) of ERISA, and is not using “plan assets” within the meaning of 29 C.F.R. 2510.3-101, as modified in operation by Section 3(42) of ERISA, in connection with any Transaction.
(ag) Use of Proceeds; Margin Regulations. All proceeds of each Transaction shall be used by Seller for purposes permitted under Seller’s governing documents, provided that, no part of the proceeds of any Transaction will be used by Seller to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. Neither the entering into of any Transaction nor the use of any proceeds thereof will violate, or be inconsistent with, any provision of Regulation T, U or X of the Board of Governors of the Federal Reserve System.
(ah) No Real Property. Neither Seller nor any Subsidiary of Seller has at any time since its formation held title to any real property.
(ai)Trading with the Enemy Act and Patriot Act; No Prohibited Persons. Each Seller Party and each of their respective Affiliates is in compliance with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other applicable enabling legislation or executive order relating thereto and (ii) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (PATRIOT) Act of 2001, as amended (the “Patriot Act”). No Seller Party or any Subsidiary or, to the best knowledge of Seller, officer, director, partner, member or employee of any Seller Party or of such Subsidiary is an entity or person that is or, to the actual knowledge of Seller, is acting on behalf of any Prohibited Person. Seller agrees that, from time to time upon the prior written request of Purchaser, it shall execute and deliver such further documents, provide such additional information and reports and perform such other acts as Purchaser may reasonably request in order to ensure compliance with the provisions hereof (including, without limitation, compliance with the Patriot Act); provided, however, that, nothing in this Article 10(ii) shall be construed as

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requiring Purchaser to conduct any inquiry or decreasing Seller’s responsibility for its statements, representations, warranties or covenants hereunder.
(aj)Anti-Bribery Laws. No part of the proceeds of any Transaction will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity in order to obtain, retain or direct business or obtain any improper advantage in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.
(ak)Insider. Seller is not an “executive officer”, “director”, or “person who directly or indirectly or acting through or in concert with one or more persons owns, controls, or has the power to vote more than 10% of any class of voting securities” (as those terms are defined in 12 U.S.C. § 375(b) or in regulations promulgated pursuant thereto) of Purchaser, of a bank holding company of which Purchaser is a Subsidiary, or of any Subsidiary, of a bank holding company of which Purchaser is a Subsidiary, of any bank at which Purchaser maintains a correspondent account or of any lender which maintains a correspondent account with Purchaser.
(al)Anti-Money Laundering Laws. Each Seller Party has complied with all applicable anti-money laundering laws and regulations (collectively, the “Anti-Money Laundering Laws”).
(am)Ownership. Seller is and shall remain at all times a wholly-owned direct or indirect subsidiary of Guarantor.
(an)Tax Status. For U.S. federal income tax purposes, Seller is a disregarded entity.
ARTICLE 11

NEGATIVE COVENANTS OF SELLER
On and as of the date hereof and at all times while this Agreement or the Transaction hereunder is in effect, Seller shall not, without the prior written consent of Purchaser, which may be granted or denied at Purchaser’s sole and absolute discretion:
(i)take any action that would directly or indirectly impair or adversely affect Purchaser’s title to any Purchased Asset or other Purchased Item;
(ii)transfer, assign, convey, grant, bargain, sell, set over, deliver or otherwise dispose of, pledge or hypothecate, directly or indirectly, any interest in any Purchased Asset or other Purchased Item to any Person other than Purchaser or engage in repurchase transactions or similar transactions with respect to any Purchased Asset or other Purchased Item with any Person other than Purchaser;
(iii)create, incur, assume or suffer to exist any Lien, encumbrance or security interest in or on any of its property, assets, revenue, the Purchased Assets, the other Collateral or the Collection Account, whether now owned or hereafter acquired, other than the Liens and security interest granted by Seller pursuant to the Transaction Documents;
(iv)create, incur, assume or suffer to exist any Indebtedness or other obligation, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation) to the extent the same would cause Seller to violate the

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covenants contained in this Agreement or Guarantor to violate the financial covenants contained in the Guaranty;
(v)enter into any transaction of merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution), or sell all or substantially all of its assets (except in connection with the Transactions or the sale or securitization of the Purchased Assets in the ordinary course of Seller’s business after the repurchase thereof in accordance with this Agreement);
(vi)suffer a Change of Control;
(vii)permit (through the giving of consent, waiver, failure to object or otherwise) any Mortgaged Property, any Capital Stock in any Mortgagor securing any Mezzanine Loan, Mortgagor or Mezzanine Borrower, in each case relating to any Purchased Asset, to create, incur, assume or suffer to exist any Liens or Indebtedness, including without limitation, senior or pari passu mortgage debt, junior mortgage debt or mezzanine debt (in each case, unless expressly permitted by the applicable Purchased Asset Documents and excluding non-consensual Liens against any related Mortgaged Property);
(viii)(a) prior to an Event of Default, take any action or effect any Material Modification of any Purchased Asset or (b) after an Event of Default, consent or assent to any amendment, modification, waiver or supplement to, or termination of, any note, loan agreement, mortgage or guarantee relating to any Purchased Asset or other agreement or instrument relating to any Purchased Asset, in either case, without first having given prior notice thereof to Purchaser and receiving the prior written consent of Purchaser;
(ix)permit the organizational documents of Seller to be amended in a manner materially adverse to Purchaser;
(x)after the occurrence and during the continuance of a Default or an Event of Default, make any distribution, payment on account of, or set apart assets for, a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of any Capital Stock of Seller, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Seller;
(xi)acquire or maintain any right or interest in any Purchased Asset or any Mortgaged Property relating to any Purchased Asset that is senior to, or pari passu with, the rights and interests of Purchaser therein under this Agreement and the other Transaction Documents;
(xii)use any part of the proceeds of any Transaction hereunder for any purpose which violates, or would be inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System;
(xiii)directly, or through a Subsidiary, acquire or hold title to any real property; and
(xiv)make any election or otherwise take any action that would cause Seller to be treated as an association taxable as a corporation for U.S. federal income tax purposes.

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ARTICLE 12

AFFIRMATIVE COVENANTS OF SELLER
On and as of the date hereof and each Purchase Date and until this Agreement is no longer in force with respect to any Transaction, Seller covenants that:
(a)Seller Notices.
(i)Material Adverse Effect. Seller shall promptly notify Purchaser of any event it believes to have caused a Material Adverse Effect on its business operations and/or financial condition; provided, however, that nothing in this Article 12 shall relieve Seller of its obligations under this Agreement.
(ii)Default or Event of Default. Seller shall, as soon as possible, but in no event later than two (2) Business Days after obtaining knowledge of such event, notify Purchaser of any Default or Event of Default.
(iii)Rebalance Deficit Event or Credit Event. Seller shall, as soon as possible, but in no event later than two (2) Business Days after obtaining knowledge of such event, notify Purchaser of any Rebalance Deficit Event or Credit Event.
(iv)Purchased Asset Matters. Seller shall promptly (and in any event not later than two (2) Business Days after obtaining knowledge thereof) notify Purchaser of: (A) any default or event of default under any Purchased Asset; (B) any facts or circumstances that are reasonably likely to cause, or have caused a Rebalance Deficit Event or a Mandatory Early Repurchase Event; (C) any Future Advance Failure; or (D) any representation or warranty being untrue or incorrect.
(v)Litigation and Judgments. Seller shall promptly (and in any event not later than two (2) Business Days after knowledge thereof) deliver to Purchaser any notice of the commencement of, settlement of, or judgment in, any litigation, action, suit, arbitration, investigation or other legal or arbitrable proceeding involving Seller, Pledgor or Guarantor that (i) questions or challenges the validity or enforceability of any of the Transaction Documents or any action to be taken in connection with the transactions contemplated hereby, (ii) is in the aggregate in an amount greater than the Litigation Threshold, or (iii) which would be reasonably likely to materially and adversely affect the performance by it of its obligations under, or the validity or enforceability of the Transaction Documents to which it is a party. Seller will promptly provide notice of any judgment against any Seller Party, which with the passage of time, could cause an Event of Default hereunder.
(vi)Corporate Change. Seller shall advise Purchaser in writing of the opening of any new chief executive office, or the closing of any such office, of any Seller Party and of any change in any Seller Party’s name or the places where the books and records pertaining to the Purchased Asset are held not less than fifteen (15) Business Days prior to taking any such action.
(vii)Anti-Terrorism; Anti-Bribery and Anti-Money Laundering Laws. Seller shall promptly (and in any event within two (2) Business Days after knowledge thereof) notify Purchaser of any violation of the representation and warranty contained in Article 10(ii) (Trading with the Enemy Act and Patriot Act; No Prohibited Persons), Article 10(jj) (Anti-Bribery Laws) or Article 10(ll) (Anti-Money Laundering Laws).

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(b)Reporting and Other Information. Seller shall provide, or cause to be provided, to Purchaser the following financial and reporting information:
(i)Purchased Asset Information. Seller shall provide, or shall cause to be provided, to Purchaser (A) no later than the fifth (5th) day of each month, any and all property level financial information (including, without limitation, operating and financial statements) with respect to the Purchased Assets that was received during the preceding calendar month and is in the possession of Seller or an Affiliate, including, without limitation, rent rolls, income statements and STR reports and (B) any other information with respect to the Purchased Assets that may be requested by Purchaser from time to time.
(ii)Monthly Servicing Report. No later than the thirtieth (30th) day of each month, a summary property performance report for each Purchased Asset in a form acceptable to Purchaser, which shall include, without limitation, net operating income, a debt service coverage ratio calculation, occupancy, revenue per available unit (for hospitality properties), sales per square foot (for retail properties) and, if applicable, the floating rate benchmark or index used to determine interest payments in respect of such Purchased Asset for the preceding calendar month. For any portfolio, the report shall include a summary of the performance of the portfolio on a consolidated basis.
(iii)Quarterly Reports. Within sixty (60) days after the end of each of the first three (3) quarterly fiscal periods of each fiscal year of Guarantor, the unaudited, consolidated balance sheets of Guarantor as at the end of such period and the related unaudited, consolidated statements of income, net assets and cash flows for Guarantor for such period and the portion of the fiscal year through the end of such period (and in each case with comparisons to applicable information in the financial statements from the same quarter of the previous year), accompanied by an officer’s certificate of Guarantor that includes a statement of Guarantor that said consolidated financial statements fairly and accurately present the consolidated financial condition and results of operations of Guarantor in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to customary year-end audit adjustments).
(iv)Annual Reports. Within one-hundred and twenty (120) days after the end of each fiscal year of Guarantor, the consolidated balance sheets of Guarantor as at the end of such fiscal year and the related consolidated statements of income, retained earnings and cash flows for Guarantor for such year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall not be qualified as to scope of audit or going concern (other than in respect of an upcoming maturity of Indebtedness occurring within one (1) year from the delivery or such opinion) and shall state that said consolidated financial statements fairly and accurately present the consolidated financial condition and results of operations of Guarantor in accordance with GAAP, consistently applied, as at the end of, and for, such fiscal year.
(v)Covenant Compliance Certificate. Along with each delivery pursuant to clauses (ii), (iii) and (iv) above, a completed and executed Covenant Compliance Certificate.
(vi)Other Documentation. Seller shall provide, or shall cause to be provided, to Purchaser such other documents, reports and information as Purchaser may reasonably request.

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(c)Defense of Purchaser’s Security Interest. Seller shall (i) defend the right, title and interest of Purchaser in and to the Purchased Assets, the other Collateral and the Collection Account against, and take such other action as is necessary to remove, the Liens, security interests, claims and demands of all Persons (other than security interests by or through Purchaser) and (ii) at Purchaser’s reasonable request, take all action Purchaser deems necessary or desirable to ensure that Purchaser will have a first priority security interest in the Purchased Assets and other Collateral subject to any of the Transactions in the event such Transactions are recharacterized as secured financings.
(d)Additional Rights. If Seller shall at any time become entitled to receive or shall receive any rights, whether in addition to, in substitution of, as a conversion of, or in exchange for a Purchased Asset, or otherwise in respect thereof, Seller shall accept the same as Purchaser’s agent, hold the same in trust for Purchaser and deliver the same forthwith to Purchaser (or the Custodian, as appropriate) in the exact form received and duly endorsed by Seller to Purchaser, if required, together with, if applicable, an undated interest power covering such additional rights duly executed in blank to be held by Purchaser hereunder as additional collateral security for the Transactions. If any sums of money or property so paid or distributed in respect of the Purchased Assets shall be received by Seller, Seller shall, until such money or property is paid or delivered to Purchaser, hold such money or property in trust for Purchaser, segregated from other funds of Seller, as additional collateral security for the Transactions.
(e)Further Assurances. At any time, from time to time, upon the reasonable request of Purchaser and at the sole expense of Seller, Seller shall promptly and duly execute and deliver such further instruments and documents and take such further actions as Purchaser may deem necessary or desirable to (i) obtain or preserve the security interest granted hereunder, (ii) ensure that such security interest remains fully perfected at all times and remains at all times first in priority as against all other creditors of Seller (whether or not existing as of the Closing Date or in the future) and (iii) obtain or preserve the rights and powers herein granted (including, among other things, filing such UCC financing statements as Purchaser may request). If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or certificated security, such note, instrument or certificated security shall be promptly delivered to Purchaser, duly endorsed in a manner satisfactory to Purchaser, to be itself held as Collateral pursuant to the Transaction Documents.
(f)Preservation of Existence; Licenses. Seller shall at all times maintain and preserve its legal existence and all of the rights, privileges, licenses, permits and franchises material for the operation of its business (including, without limitation, preservation of all lending licenses held by Seller and of Seller’s status as a “qualified transferee” (however denominated) under all documents which govern the Purchased Assets) to protect the validity and enforceability of the Transaction Documents and each Purchased Asset and for its performance under the Transaction Documents in all material respects.
(g)Compliance with Transaction Documents. Seller shall observe, perform and satisfy all the terms, provisions, covenants and conditions required to be observed, performed or satisfied by it and shall pay when due all costs, fees and expenses required to be paid by it under the Transaction Documents.
(h)Compliance with Other Obligations. Seller shall at all times comply (i) with its organizational documents, (ii) with any agreements by which it is bound or to which its assets are subject, except where failure to comply could not be reasonably likely to have a Material Adverse Effect, and (iii) in all material respects, with any Requirement of Law.
(i)Books and Records. Seller shall, and shall cause each other Seller Party to, at all times keep proper books of records and accounts in which full, true and correct entries (in all

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material respects) shall be made of its transactions fairly in accordance with GAAP, and set aside on its books from its earnings for each fiscal year all such proper reserves in accordance with GAAP.
(j)Taxes and Other Charges. Seller shall pay and discharge all income and other material taxes, assessments, levies, liens and other charges imposed on it, on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such taxes, assessments, levies, liens and other charges which (i) are being contested in good faith and by proper proceedings and against which adequate reserves have been provided in accordance with GAAP or (ii) are de minimis in amount.
(k)Operations. Seller shall continue to engage in business of the same general type as now conducted by it or otherwise as approved by Purchaser prior to the date hereof. Seller shall maintain records with respect to the Collateral and Purchased Items and the conduct and operation of its business with no less a degree of prudence than if the Collateral and Purchased Items were held by Seller for its own account and shall furnish Purchaser, upon reasonable request by Purchaser or its designated representative, with reasonable information obtainable by Seller with respect to the Collateral and Purchased Items and the conduct and operation of its business.
(l)Responsibility for Fees and Expenses of Third-Parties. Seller shall be solely responsible for the fees and expenses of Custodian, Account Bank and Servicer, except as expressly set forth in a Transaction Document.
(m)Future Advances. To the extent any future advance is required to be made pursuant to the Purchased Asset Documents with respect to any Purchased Asset, Seller shall be required to fund such future advance in accordance with such Purchased Asset Documents, regardless of whether Purchaser agrees to fund an increase in the Purchase Price or the conditions for increasing the Purchase Price under this Agreement have been satisfied with respect to such future advance. Any Purchased Asset with respect to which there is any litigation or other proceeding alleging a failure to fund any future advance as and when required (collectively, a “Future Advance Failure”) shall cease being an Eligible Asset and shall be repurchased by Seller in accordance with the terms of Article 3(d)(ii), unless Seller has provided evidence reasonably satisfactory to Purchaser that Seller is contesting such Future Advance Failure in good faith and, if Seller has not advanced the disputed funded amount to the related underlying borrower, Seller has deposited with Purchaser a cash reserve equal to the disputed future funding amount (the “Reserve Funds”).  Purchaser shall apply Reserve Funds (i) so long as no Event of Default shall have occurred and is continuing, at the request of Seller, to advance amounts subject to the applicable Future Advance Failure, or (ii) upon the occurrence and during the continuance of an Event of Default, to the Repurchase Obligations in such order of priority as Purchaser shall determine in its sole and absolute discretion and otherwise in accordance with Article 5(h).  Provided that no Event of Default shall have occurred and be continuing, upon the final unconditional resolution of the applicable Future Advance Failure to the satisfaction of Purchaser in its reasonable discretion, Purchaser shall promptly remit the balance of the Reserve Funds to Seller.
(n)Facilities with Other Lenders. Other than the cap disclosed to Purchaser prior to the Closing Date (the “Closing Date Cap”), no Seller Party or Affiliate of any Seller Party is subject to any other cap with respect to any rebalancing, margin maintenance, borrowing base or other covenant or obligation similar to the provisions of Article 4 hereof (an “Additional Cap”) under any other repurchase agreement, loan agreement, warehouse facility, guaranty or similar credit facility involving the financing of commercial real estate assets which are similar to the Purchased Assets (each, a “Similar Facility”); provided, however, that to the extent that any Seller Party or Affiliate of any Seller Party is at any time subject to an Additional Cap under any

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Similar Facility and such Additional Cap is more restrictive to such Person or more favorable to the related lender or buyer thereunder than the Closing Date Cap, such Additional Cap shall, mutatis mutandis, with no further action required on the part of Guarantor, Seller or Purchaser, automatically become a part of this Agreement and be incorporated herein, and Seller hereby covenants to maintain compliance with such Additional Cap at all times through the remaining term of this Agreement. In connection herewith, Seller agrees to promptly (and in any event, at least two (2) Business Days prior to the effectiveness of any Additional Cap) notify Purchaser thereof and provide to Purchaser a copy of such Additional Cap (including all relevant definitions). Seller further agrees to execute and deliver an amendment to this Agreement to evidence the addition of the Additional Cap hereto, provided that the execution of such amendment shall not be a precondition to the effectiveness of such amendment, but shall merely be for the convenience of the parties hereto.
ARTICLE 13

SINGLE PURPOSE ENTITY COVENANTS
On and as of the date hereof and at all times while this Agreement or any Transaction hereunder is in effect, Seller covenants that:
(i)Seller shall own no assets and shall not engage in any business other than with respect to the Purchased Assets, those Purchased Assets which have been repurchased from Purchaser by Seller (provided that, such Purchased Assets are transferred promptly to an entity other than Seller after such repurchase) and other assets incidental to the origination, acquisition, ownership, financing and disposition of the Purchased Assets;
(ii)Seller shall not make any loans or advances to any Affiliate or third party and shall not acquire obligations or securities of its Affiliates (in each case, other than advances under the Purchased Assets to Mortgagors or Mezzanine Borrowers);
(iii)Seller shall pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) only from its own assets;
(iv)Seller shall comply with the provisions of its organizational documents;
(v)Seller shall do all things necessary to observe its organizational formalities and to preserve its existence;
(vi)Seller shall maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates (except that such financial statements may be consolidated to the extent consolidation is permitted or required under GAAP or as a matter of Requirements of Law); provided that, (i) appropriate notation shall be made on such financial statements to indicate the separateness of Seller from such Affiliate and to indicate Seller’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person, and (ii) such assets shall also be listed on Seller’s own separate balance sheet and Seller shall file its own tax returns (to the extent required and except to the extent consolidation is required or permitted under Requirements of Law);
(vii)Seller shall be, and at all times shall hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate) (provided that, Seller may file consolidated tax returns with its parents), shall correct any known

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misunderstanding regarding its status as a separate entity, shall conduct business in its own name and shall not identify itself or any of its Affiliates as a division of the other (except for business conducted on behalf of Seller by Advisor pursuant to an advisory agreement);
(viii)Seller shall maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations and shall remain solvent;
(ix)Seller shall not commingle its funds or other assets with those of any Affiliate or any other Person and shall maintain its properties and assets in such a manner that it would not be costly or difficult to identify, segregate or ascertain its properties and assets from those of others;
(x)Seller shall maintain its properties, assets and accounts separate from those of any Affiliate or any other Person;
(xi)Seller shall not hold itself out to be responsible for the debts or obligations of any other Person;
(xii)Seller shall not, without the prior written consent of its Independent Manager, take any action that will result in an Act of Insolvency;
(xiii)Seller shall, at all times, have at least one (1) Independent Manager;
(xiv)Seller’s organizational documents shall provide (i) that Purchaser be given at least two (2) Business Days prior notice of the removal and/or replacement of any Independent Manager, together with the name and contact information of the replacement Independent Manager and evidence of the replacement’s satisfaction of the definition of Independent Manager, and (ii) that any Independent Manager of Seller shall not have any fiduciary duty to the member of Seller, manager of Seller or any other Person bound by the Seller’s limited liability company agreement except Seller and the creditors of Seller with respect to taking of or otherwise voting on any Act of Insolvency; provided that, the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing;
(xv)Seller shall not enter into any transaction with an Affiliate of Seller except on commercially reasonable terms similar to those available to unaffiliated parties in an arm’s length transaction;
(xvi)Seller shall maintain a sufficient number of employees in light of contemplated business operations; provided, Seller shall not be required to maintain any employees;
(xvii)Seller shall not engage in, seek or consent to any dissolution, winding up, Division, liquidation, consolidation, merger, asset sale (except as expressly permitted by this Agreement or the other Transaction Documents), transfer of membership interests or the like or material amendment of its operating agreement (in each case other than as approved by Purchaser);
(xviii)Seller shall use separate stationary, invoices and checks bearing its own name and allocate fairly and reasonably any overhead for shared office space and for services performed by an employee of an Affiliate (it being understood that Seller and

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certain of its Affiliates are externally managed organizations managed by a common Affiliate pursuant to an advisory agreement);
(xix)Seller shall not pledge its assets to secure the obligations of any other Person;
(xx)Seller shall not form, acquire or hold any Subsidiary or own any equity interest in any other entity; and
(xxi)Seller shall not create, incur, assume or suffer to exist any Indebtedness or Lien in or on any of its property, assets, revenue, the Purchased Assets, the other Collateral or the Collection Account, whether now owned or hereafter acquired, other than (A) obligations under the Transaction Documents, (B) obligations under the documents evidencing the Purchased Assets and (C) unsecured trade payables, in an aggregate amount not to exceed $150,000 at any one time outstanding, incurred in the ordinary course of acquiring, owning, financing and disposing of the Purchased Assets; provided, however, that any such trade payables incurred by Seller shall be paid within ninety (90) days of the date incurred.
ARTICLE 14

EVENTS OF DEFAULT; REMEDIES; SET-OFF
(a)Events of Default. Each of the following events shall constitute an “Event of Default” under this Agreement:
(i)Failure to Repurchase or Repay. Seller shall fail to repurchase any Purchased Asset upon the applicable Repurchase Date or shall fail to pay the applicable Repurchase Price when and as required pursuant to the Transaction Documents.
(ii)Failure to Pay Purchase Price Differential. Purchaser shall fail to receive on any Remittance Date the accrued and unpaid Purchase Price Differential; provided, however, no more than two (2) times during any twelve (12) month period Seller may cure such failure within one (1) Business Day if such failure arose solely by reason of an error or omission of an administrative or operational nature and funds were available to Seller to enable it to make such payment when due.
(iii)Failure to Cure Rebalance Deficit. Seller shall fail to cure any Rebalance Deficit within the period specified in Article 4.
(iv)Failure to Remit Principal Payment. Seller fails to remit (or cause to be remitted) to Purchaser any Principal Payment received with respect to a Purchased Asset for application to the payment of the Repurchase Price for such Purchased Asset in accordance with Article 5(e).
(v)Failure to Pay Fees. Purchaser shall fail to receive any Draw Fee, Exit Fee or Extension Fee as and when due.
(vi)Other Payment Default. Seller shall fail to make any payment not otherwise enumerated that is owing to Purchaser that has become due, whether by acceleration or otherwise, within three (3) Business Days after such payment becoming due and payable.

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(vii)Negative Acts. Seller shall fail to perform, comply with or observe any term, covenant or agreement applicable to Seller contained in Article 11 (Negative Covenants of Seller) or Article 13 (Single Purpose Entity Covenants) unless, with respect to Article 13, such failure is immaterial, non-recurring and cured by Seller within five (5) Business Days after notice or knowledge of such breach by Seller.
(viii)Act of Insolvency. An Act of Insolvency occurs with respect to any Seller Party.
(ix)Admission of Inability to Perform. Any Seller Party shall admit to any Person in a legal proceeding its inability to, or its intention not to, perform any of its respective obligations under any Transaction Document.
(x)Transaction Documents. Any Transaction Document or a replacement therefor acceptable to Purchaser shall, for whatever reason, be terminated (other than by Purchaser without cause) or cease to be in full force and effect or shall not be enforceable in accordance with its terms, or any Seller Party or any Affiliate of any Seller Party shall contest the validity or enforceability of any Transaction Document or the validity, perfection or priority of any Lien granted thereunder, or any Seller Party or any Affiliate of any Seller Party shall seek to disaffirm, terminate or reduce its obligations under any Transaction Document.
(xi)Cross-Default. Any Seller Party shall be in default (beyond any applicable notice and cure periods) under (i) any Indebtedness of such Seller Party, which default (A) involves the failure to pay a matured obligation or (B) permits the acceleration of the maturity of obligations by any other party to or beneficiary with respect to such Indebtedness; or (ii) any other contract to which such Seller Party is a party, which default (A) involves the failure to pay a matured obligation or (B) permits the acceleration of the maturity of obligations by any other party to or beneficiary of such contract, in each case of clauses (i) and (ii), to the extent the obligations in connection with such default individually or in the aggregate with other defaults exceed the applicable Default Threshold.
(xii)ERISA. (A) Seller or an ERISA Affiliate shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan that is not exempt from such Sections of ERISA and the Internal Revenue Code, (B) any material “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC, or a Plan shall arise on the assets of Seller or any ERISA Affiliate, (C) a Reportable Event (as referenced in Section 4043(b)(3) of ERISA) shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate any Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of Purchaser, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (D) any Plan shall terminate for purposes of Title IV of ERISA or (E) Seller or any ERISA Affiliate shall, or in the reasonable opinion of Purchaser is likely to, incur any liability in connection with a withdrawal from, or the insolvency or reorganization of, a Multiemployer Plan; and in each case in clauses (A) through (E) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect.
(xiii)Recharacterization. Either (A) the Transaction Documents shall, for any reason, not cause or shall cease to cause Purchaser to be the owner, free of any adverse claim, of any of the Purchased Assets and other Purchased Items or (B) a Transaction is

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recharacterized as a secured financing and the Transaction Documents with respect to such Transaction shall, for any reason, cease to create and maintain a valid first priority security interest in favor of Purchaser in any of the Collateral;
(xiv)Governmental or Regulatory Action. Any governmental, regulatory, or self-regulatory authority shall have taken any action to remove, limit, restrict, suspend or terminate the rights, privileges or operations of any Seller Party, which suspension has a Material Adverse Effect, as determined by Purchaser in its sole and absolute discretion exercised in good faith.
(xv)Change of Control. A Change of Control shall have occurred without the prior written consent of Purchaser.
(xvi)Representation or Warranty Breach. If any representation, warranty or certification (other than the representations and warranties contained in Article 10(w), which shall be considered solely for the purpose of determining the market value and eligibility of the Purchased Assets, unless (A) Seller shall have made any such representations and warranties with actual knowledge that they were materially false or misleading at the time made or (B) any such representations and warranties have been determined by Purchaser in its sole and absolute discretion to be materially false or misleading on a regular basis) made to Purchaser by, or on behalf of, any Seller Party or any Servicer that is an Affiliate of any Seller Party shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated and such breach is not remedied within ten (10) Business Days after the earlier of (A) the delivery of notice thereof to such Seller Party by Purchaser or (B) knowledge on the part of such Seller Party of such breach.
(xvii)Judgment. Any final non-appealable judgment by any competent court in the United States of America for the payment of money is rendered against any Seller Party in an amount that exceeds the applicable Litigation Threshold, and such judgment remains undischarged or unpaid for a period of sixty (60) days, during which period execution of such judgment is not effectively stayed.
(xviii)Guarantor Breach. The breach by Guarantor of the covenants made by it in Article V(i) (Limitation on Distributions) or Article V(k) (Financial Covenants) of the Guaranty.
(xix)Affiliated Servicer Breach. The breach by any Servicer that is an Affiliate of any Seller Party of its obligation to deposit or remit any Net Cash Flow received by such Servicer in accordance with Article 5(e).
(xx)Other Covenant Default. If (i) any Seller Party shall breach or fail to perform any of the terms, covenants, obligations or conditions under any Transaction Document, other than as specifically otherwise referred to in the definition of “Event of Default”; or (ii) any Servicer that is an Affiliate of any Seller Party shall breach or fail to perform any of the terms, covenants, obligations or conditions under any Transaction Document, other than as specifically otherwise referred to in the definition of “Event of Default”; provided that, under each of clause (i) or (ii), if such breach or failure to perform is susceptible to cure as determined by Purchaser in its sole and absolute discretion, then such Person shall have five (5) Business Days after the earlier of notice to such Person, or such Person’s actual knowledge, of such breach or failure to perform, to remedy such breach or failure to perform (provided that, if such breach or failure to perform is susceptible to cure but cannot reasonably be cured within such period, and such Person shall have commenced cure within such period and is thereafter diligently

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and expeditiously proceeding to cure the same, then such period shall be extended for such time as is reasonably necessary for such Person, in the exercise of due diligence, to cure such breach or failure to perform, but in no event shall such cure period exceed thirty (30) days after the earlier of notice to such Person, or such Person’s actual knowledge, of such breach or failure to perform).
(b)Remedies. After the occurrence and during the continuance of an Event of Default, Seller hereby appoints Purchaser as attorney-in-fact of Seller for the purpose of taking any action and executing or endorsing any instruments that Purchaser may deem necessary or advisable to accomplish the purposes of this Agreement, which appointment as attorney-in-fact is irrevocable and coupled with an interest. If an Event of Default shall occur and be continuing with respect to Seller, the following rights and remedies shall be available to Purchaser:
(i)At the option of Purchaser, exercised by written notice to Seller (which option shall be deemed to have been exercised, even if no notice is given, immediately upon the occurrence of an Act of Insolvency with respect to any Seller Party), the Repurchase Date for each Transaction hereunder shall, if it has not already occurred, immediately occur (such date, the “Accelerated Repurchase Date”).
(ii)If Purchaser exercises or is deemed to have exercised the option referred to in Article 14(b)(i):
(A)Seller’s obligations hereunder to repurchase all Purchased Assets shall become immediately due and payable on and as of the Accelerated Repurchase Date, and Purchaser may, immediately, terminate all Transactions pursuant to the Transaction Documents and terminate this Agreement;
(B)to the extent permitted by applicable law, the Repurchase Price with respect to each Transaction (determined as of the Accelerated Repurchase Date) shall be increased by the aggregate amount obtained by daily application of, on a 360 day-per-year basis, for the actual number of days during the period from and including the Accelerated Repurchase Date to, but excluding the date of payment of the Repurchase Price (as so increased), (x) the Pricing Rate for such Transaction multiplied by (y) the Repurchase Price for such Transaction (decreased by (I) any amounts actually remitted to Purchaser by the Account Bank or Seller from time to time pursuant to Article 5 and applied to such Repurchase Price and (II) any amounts applied to the Repurchase Price pursuant to Article 14(b)(iii));
(C)the Custodian shall, upon the request of Purchaser, deliver to Purchaser all instruments, certificates and other documents then held by the Custodian relating to the Purchased Assets; and
(D)Purchaser may (1) immediately sell, at a public or private sale, at such price or prices as Purchaser may deem satisfactory, any or all of the Purchased Assets and/or (2) in its sole and absolute discretion, elect, in lieu of selling all or a portion of such Purchased Assets, to give Seller credit for such Purchased Assets in an amount equal to the Market Value of such Purchased Assets (as determined by Purchaser in its sole discretion) against the aggregate unpaid Repurchase Price for such Purchased Assets and any other amounts owing by Seller under the Transaction Documents. The proceeds of any disposition of Purchased Assets effected pursuant to this Article 14(b)(ii)(D) shall be applied to the Repurchase Obligations in such order of priority as Purchaser shall determine in its sole and absolute discretion.

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(iii)the parties acknowledge and agree that (A) the Purchased Assets subject to any Transaction hereunder are not instruments traded in a recognized market, (B) in the absence of a generally recognized source for prices or bid or offer quotations for any Purchased Asset, the Purchaser may establish the source therefor in its sole and absolute discretion and (C) all prices, bids and offers shall be determined together with accrued Net Cash Flow (except to the extent contrary to market practice with respect to the relevant Purchased Assets). The parties recognize that it may not be possible to purchase or sell all of the Purchased Assets on a particular Business Day or in a transaction with the same purchaser or in the same manner, because the market for such Purchased Assets may not be liquid. In view of the nature of the Purchased Assets, the parties agree that liquidation of a Transaction or the Purchased Assets does not require a public purchase or sale and that a good faith private purchase or sale shall be deemed to have been made in a commercially reasonable manner. Accordingly, Purchaser may elect, in its sole and absolute discretion, the time and manner of liquidating any Purchased Assets, and nothing contained herein shall (A) obligate Purchaser to liquidate any Purchased Assets on the occurrence and during the continuance of an Event of Default or to liquidate all of the Purchased Assets in the same manner or on the same Business Day or (B) constitute a waiver of any right or remedy of Purchaser.
(iv)Seller shall be liable to Purchaser and its Affiliates and shall indemnify Purchaser and its Affiliates for the amount (including, without limitation, in connection with the enforcement) of all actual losses, out-of-pocket costs and expenses (including, without limitation, the reasonable fees and expenses of counsel) incurred by Purchaser in connection with or as a consequence of an Event of Default.
(v)Purchaser shall have, in addition to its rights and remedies under the Transaction Documents, all of the rights and remedies provided by applicable federal, state, foreign (where relevant) and local laws (including, without limitation, if the Transactions are recharacterized as secured financings, the rights and remedies of a secured party under the UCC, to the extent that the UCC is applicable, and the right to offset any mutual debt and claim), in equity, and under any other agreement between Purchaser and Seller. Without limiting the generality of the foregoing, Purchaser shall be entitled to set off the proceeds of the liquidation of the Purchased Assets against all of Seller’s obligations to Purchaser under this Agreement without prejudice to Purchaser’s right to recover any deficiency.
(vi)Purchaser may exercise any or all of the remedies available to Purchaser immediately upon the occurrence of an Event of Default and at any time during the continuance thereof. All rights and remedies arising under the Transaction Documents, as amended from time to time, are cumulative and not exclusive of any other rights or remedies that Purchaser may have.
(vii)Purchaser may enforce its rights and remedies hereunder without prior judicial process or hearing, and Seller hereby expressly waives any defenses Seller might otherwise have to require Purchaser to enforce its rights by judicial process. Seller also waives, to the extent permitted by law, any defense Seller might otherwise have arising from the use of nonjudicial process, disposition of any or all of the Purchased Assets or from any other election of remedies. Seller recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s length.
ARTICLE 15

SET-OFF

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(a)In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, Seller hereby grants to Purchaser and its Affiliates a right, following the occurrence and during the continuance of an Event of Default, of set-off, without notice to Seller, against any sum or obligation (whether or not arising under this Agreement, whether matured or unmatured, whether or not contingent and irrespective of the currency, place of payment or booking office of the sum or obligation) owed by Seller to Purchaser or any Affiliate of Purchaser against (i) any sum or obligation (whether or not arising under this Agreement, whether matured or unmatured, whether or not contingent and irrespective of the currency, place of payment or booking office of the sum or obligation) owed by Purchaser or its Affiliates to Seller and (ii) any and all deposits (general or specified), monies, credits, securities, collateral or other property of Seller and the proceeds therefrom, now or hereafter held or received for the account of Seller (whether for safekeeping, custody, pledge, transmission, collection, or otherwise, except for trust, payroll or other similar accounts) by Purchaser or its Affiliates or any entity under the control of Purchaser or its Affiliates and its respective successors and assigns (including, without limitation, branches and agencies of Purchaser, wherever located).
(b)Purchaser and its Affiliates are hereby authorized, at any time and from time to time, upon the occurrence and during the continuance of an Event of Default and without notice to Seller, to set-off, appropriate, apply and enforce such right of set-off against any and all items hereinabove referred to against any amounts owing to Purchaser or its Affiliates by Seller under the Transaction Documents, irrespective of whether Purchaser or its Affiliates shall have made any demand hereunder, and although such amounts, or any subset of them, shall be contingent or unmatured and regardless of any other collateral securing such amounts. If a sum or obligation is unascertained, Purchaser may, in good faith, estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained. Nothing in this Article 15 shall be effective to create a charge or other security interest. This Article 15 shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other rights to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).
(c)ANY AND ALL RIGHTS TO REQUIRE PURCHASER OR ITS AFFILIATES TO EXERCISE THEIR RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL OR PURCHASED ITEMS THAT SECURE THE AMOUNTS OWING TO PURCHASER OR ITS AFFILIATES BY SELLER UNDER THE TRANSACTION DOCUMENTS, PRIOR TO EXERCISING THEIR RIGHT OF SET-OFF WITH RESPECT TO SUCH MONIES, SECURITIES, COLLATERAL, DEPOSITS, CREDITS OR OTHER PROPERTY OF SELLER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED BY SELLER.
ARTICLE 16

SINGLE AGREEMENT
Purchaser and Seller acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, each of Purchaser and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, (ii) that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (iii) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions

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hereunder and (iv) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder and (v) that the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.
ARTICLE 17

RECORDING OF COMMUNICATIONS
EACH OF PURCHASER AND SELLER SHALL HAVE THE RIGHT (BUT NOT THE OBLIGATION) FROM TIME TO TIME TO MAKE OR CAUSE TO BE MADE RECORDINGS OF COMMUNICATIONS BETWEEN ITS EMPLOYEES, IF ANY, AND THOSE OF THE OTHER PARTY WITH RESPECT TO TRANSACTIONS; PROVIDED, HOWEVER, THAT SUCH RIGHT TO RECORD COMMUNICATIONS SHALL BE LIMITED TO COMMUNICATIONS OF EMPLOYEES TAKING PLACE ON THE TRADING FLOOR OF THE APPLICABLE PARTY. EACH OF PURCHASER AND SELLER HEREBY CONSENTS TO THE ADMISSIBILITY OF SUCH RECORDINGS IN ANY COURT, ARBITRATION, OR OTHER PROCEEDINGS AND AGREES THAT A DULY AUTHENTICATED TRANSCRIPT OF SUCH A TAPE RECORDING SHALL BE DEEMED TO BE A WRITING CONCLUSIVELY EVIDENCING THE PARTIES’ AGREEMENT.
ARTICLE 18

NOTICES AND OTHER COMMUNICATIONS
Unless otherwise provided in this Agreement, all notices, consents, approvals and requests required or permitted hereunder shall be given in writing and shall be effective for all purposes if sent by: (a) hand delivery, with proof of delivery; (b) certified or registered United States mail, postage prepaid; (c) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of delivery; (d) by telecopier (with answerback acknowledged); or (e) by electronic mail to the address specified in Exhibit I hereto or at such other address and person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Article 18. A notice shall be deemed to have been given: (v) in the case of hand delivery, at the time of delivery; (w) in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; (x) in the case of expedited prepaid delivery upon the first attempted delivery on a Business Day; (y) in the case of telecopier, upon receipt of answerback confirmation; or (z) in the case of electronic mail, upon receipt of a verbal or electronic communication confirming receipt thereof. A party receiving a notice that does not comply with the technical requirements for notice under this Article 18 may elect to waive any deficiencies and treat the notice as having been properly given.
ARTICLE 19

ENTIRE AGREEMENT; SEVERABILITY

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This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.
ARTICLE 20

NON-ASSIGNABILITY
(a)No Seller Party may assign any of its rights or obligations under this Agreement or the other Transaction Documents without the prior written consent of Purchaser (which may be granted or withheld in Purchaser’s sole and absolute discretion), and any attempt by any Seller Party to assign any of its rights or obligations under this Agreement or any other Transaction Document without the prior written consent of Purchaser shall be null and void.
(b)Purchaser may, without consent of Seller, at any time and from time to time, assign or sell participations in some or all of its rights and obligations under the Transaction Documents and/or under any Transaction to any Eligible Assignee. Purchaser shall provide Seller with written notice of any such assignment or participation within ten (10) Business Days after the effectiveness thereof. In connection therewith, Purchaser may bifurcate or allocate (i.e. senior/subordinate) amounts due to Purchaser. Seller agrees to reasonably cooperate with Purchaser, at Purchaser’s sole cost and expense, in connection with any such assignment, transfer or sale of participating interest and to enter into such restatements of, and amendments, supplements and other modifications to, the Transaction Documents to which it is a party. In connection with the foregoing, Purchaser shall not assign its rights or sell participations in a manner that would cause Seller or any portion of Seller to be a “taxable mortgage pool” for U.S. federal income tax purposes. Notwithstanding the foregoing, Purchaser agrees that, prior to the occurrence and continuance of an Event of Default, in connection with any assignment, participation or sale, Goldman Sachs Bank USA or an Affiliate thereof shall continue to control all decisions under Article 4(a) of this Agreement; provided, however, Purchasers may have approval rights with respect to all other decisions under this Agreement or the other Transaction Documents; provided, further, that Seller shall continue to deal solely with Purchaser in connection with any Transaction.
(c)Subject to the foregoing, the Transaction Documents and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. Nothing in the Transaction Documents, express or implied, shall give to any Person, other than the parties to the Transaction Documents and their respective successors, any benefit or any legal or equitable right, power, remedy or claim under the Transaction Documents.
(d)Seller shall maintain a register for the recordation of the names and addresses of Purchaser and any such assignee(s) as well as the percentage or portion of such rights and obligations assigned. To the extent Purchaser sells a participation interest in the Purchased Assets, Purchaser shall maintain a register (acting solely for this purpose as a non-fiduciary agent of Seller) detailing the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in such Assets; provided that, Purchaser shall not have any obligation to disclose all or any portion of such register related to any participant (including the identity of any participant or any information relating to a participant’s interest in the Assets) to any person except to the extent that such disclosure is necessary to establish that interest in the Assets is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the registers shall be conclusive, absent manifest error, and the parties hereto shall treat each person whose name is recorded in a register maintained

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pursuant to this Article 20 as the owner of such Purchased Assets or participation, as applicable, for all purposes of this Agreement notwithstanding any notice to the contrary.
ARTICLE 21

GOVERNING LAW
THIS AGREEMENT (AND ANY CLAIM OR CONTROVERSY HEREUNDER) SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICT OF LAWS DOCTRINE APPLIED IN SUCH STATE (OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).
ARTICLE 22

WAIVERS AND AMENDMENTS
No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default, and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement, and no consent by any party to a departure herefrom, shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto.
ARTICLE 23

INTENT
(a)The parties intend and acknowledge that (i) each Transaction and this Agreement is a “repurchase agreement” as that term is defined in Section 101 of the Bankruptcy Code (except insofar as the type of Assets subject to such Transaction or the term of such Transaction would render such definition inapplicable), a “securities contract” as that term is defined in Section 741 of the Bankruptcy Code (except insofar as the type of Assets subject to such Transaction or the term of such Transaction would render such definition inapplicable) and a “master netting agreement” as that term is defined in Section 101(38A)(A) of the Bankruptcy Code (except insofar as the type of Assets subject to such Transaction or the term of such Transaction would render such definition inapplicable); (ii) all payments hereunder are deemed “margin payments” or “settlement payments” as defined in the Bankruptcy Code; (iii) each Purchased Asset constitutes either a “mortgage loan” or “an interest in a mortgage” as such terms are used in the Bankruptcy Code and (iv) the grant of the security interest/pledge of the Collateral in Article 7 constitutes “a security agreement or other arrangement or other credit enhancement” that is “related to” the Agreement and Transactions hereunder within the meaning of Sections 101(38A)(A), 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code. Without limiting the generality of the foregoing, the parties recognize and intend that each Transaction is a “repurchase transaction” or “reverse repurchase transaction” on “mortgage loans” or “interests” in “mortgage loans” (as such terms are used in section 741(7) of the Bankruptcy Code). Each party hereto further agrees that it shall not challenge, and hereby waives to the fullest extent available under applicable law its right to challenge, the characterization of this Agreement or

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any Transaction hereunder as a “master netting agreement,” “repurchase agreement” and/or “securities contract” within the meaning of the Bankruptcy Code.
(b)The parties intend and acknowledge that (i)(1) for so long as Purchaser is a “financial institution,” “financial participant” or another entity listed in Sections 555, 559, 561, 362(b)(6), 362(b)(7) or 362(b)(27) of the Bankruptcy Code, Purchaser shall be entitled to, without limitation, the liquidation, termination, acceleration, netting, set-off, and non-avoidability rights afforded to parties such as Purchaser to “repurchase agreements” pursuant to Sections 559, 362(b)(7) and 546(f) of the Bankruptcy Code, “securities contracts” pursuant to Sections 555, 362(b)(6) and 546(e) of the Bankruptcy Code and “master netting agreements” pursuant to Sections 561, 362(b)(27) and 546(j) of the Bankruptcy Code, and (2) Purchaser’s right to liquidate the Purchased Assets and other related Purchased Items delivered to it in connection with the Transactions hereunder or to accelerate or terminate this Agreement or otherwise exercise any other remedies pursuant to Article 14 hereof is a contractual right to liquidate, accelerate or terminate such Transaction as described in Bankruptcy Code Sections 555, 559 and 561; (ii) Purchaser’s right to set-off claims and appropriate and apply any and all deposits of money or property or any other indebtedness at any time held or owing by Purchaser to or for the credit of the account of any Affiliate against and on account of the obligations and liabilities of Seller pursuant to Article 15 hereof is a contractual right as described in Bankruptcy Code Section 561; and (iii) any payments or transfers of property made with respect to this Agreement or any Transaction to satisfy a Rebalance Deficit shall be considered a “margin payment” or “settlement payment” as such terms are defined in Bankruptcy Code Sections 741(5) and 741(8).
(c)The parties intend and acknowledge that if a party hereto is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” as that term is defined in the FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).
(d)The parties intend that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation”, respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).
(e)Each party agrees that this Agreement and each Transaction hereunder is intended to create a mutuality of obligations among the parties, and as such, the Agreement and each Transaction constitutes a contract that (i) is between all of the parties and (ii) places each party in the same right and capacity.
(f)The parties intend and acknowledge that any provisions hereof or in any other document, agreement or instrument that is related in any way to this Agreement shall be deemed “related to” this Agreement within the meaning of Section 741 of the Bankruptcy Code.
(g)It is the intention of the parties that, for U.S. Federal, state and local income and franchise tax purposes and for accounting purposes, (i) each Transaction will be treated as indebtedness of the Seller secured by the related Purchased Assets and that Seller owns such Purchased Assets (except to the extent that Purchaser shall have exercised its remedies following an Event of Default) and (ii) no Transaction or Transactions gives rise to or results in treatment of Seller or any Transaction or Transactions as a taxable mortgage pool (as defined in Internal Revenue Code section 7701(i)). Unless prohibited by applicable law, Seller and Purchaser agree

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to treat the Transactions as described in the preceding sentence on any and all filings with any U.S. Federal, state, or local taxing authority.
ARTICLE 24

DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS
The parties acknowledge that they have been advised that:
(a)in the case of any Transaction in which one of the parties is a broker or dealer registered with the Securities and Exchange Commission (“SEC”) under Section 15 of the Exchange Act, the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 (“SIPA”) do not protect the other party with respect to such Transaction;
(b)in the case of any Transaction in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to such Transaction; and
(c)in the case of any Transactions in which one of the parties is a financial institution, funds held by the financial institution in connection with such Transaction are not a deposit and, therefore, are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.
ARTICLE 25

CONSENT TO JURISDICTION; WAIVERS
(a)Each party irrevocably and unconditionally (i) submits to the non-exclusive jurisdiction of any United States Federal or New York State court sitting in Manhattan, and any appellate court from any such court, solely for the purpose of any suit, action or proceeding brought to enforce its obligations under this Agreement or relating in any way to this Agreement or any Transaction under this Agreement and (ii) waives, to the fullest extent it may effectively do so, any defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and any right of jurisdiction on account of its place of residence or domicile. The parties hereby agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
(b)To the extent that either party has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding from jurisdiction of any court or from set off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, such party hereby irrevocably waives and agrees not to plead or claim such immunity in respect of any action brought to enforce its obligations under this Agreement or relating in any way to this Agreement or any Transaction under this Agreement.
(c)The parties consent to the service of any summons and complaint and any other process by the mailing of copies of such process to them at their respective address specified herein. Nothing in this Article 25 shall affect the right of either party to serve legal process in any other manner permitted by law or affect the right of either party to bring any action or proceeding against the other party or its property in the courts of other jurisdictions.

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(d)EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY INSTRUMENT OR DOCUMENT DELIVERED HEREUNDER OR THEREUNDER.
(e)EACH PARTY HEREBY WAIVES ANY RIGHT TO CLAIM OR RECOVER FROM THE OTHER PARTY OR ANY INDEMNIFIED PARTY ANY SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES OF ANY KIND OR NATURE WHATSOEVER OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES, WHETHER THE LIKELIHOOD OF SUCH DAMAGES WAS KNOWN AND REGARDLESS OF THE FORM OF THE CLAIM OF ACTION.
ARTICLE 26

NO RELIANCE
Seller hereby acknowledges, represents and warrants to Purchaser that, in connection with the negotiation of, the entering into, and the performance under, the Transaction Documents and each Transaction thereunder:
(a)it is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of Purchaser, other than the representations expressly set forth in the Transaction Documents;
(b)it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and it has made its own investment, hedging and trading decisions (including decisions regarding the suitability of any Transaction) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by Purchaser;
(c)it is a sophisticated and informed Person that has a full understanding of all the terms, conditions and risks (economic and otherwise) of the Transaction Documents and each Transaction thereunder and is capable of assuming and willing to assume (financially and otherwise) those risks;
(d)it is entering into the Transaction Documents and each Transaction thereunder for the purposes of managing its borrowings or investments or hedging its assets or liabilities and not for purposes of speculation;
(e)no joint venture exists between Purchaser and any Seller Party; and
(f)Purchaser is not acting as a fiduciary or financial, investment or commodity trading advisor for any Seller Party and Purchaser has not given to any Seller Party (directly or indirectly through any other Person) any assurance, guarantee or representation whatsoever as to the merits (either legal, regulatory, tax, business, investment, financial accounting or otherwise) of the Transaction Documents or any Transaction thereunder.

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ARTICLE 27

INDEMNITY AND EXPENSES
(a)Seller hereby agrees to indemnify Purchaser, Purchaser’s Affiliates and each of its and their officers, directors, employees and agents (“Indemnified Parties”) for, and hold harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, taxes (including stamp, excise, sales or other taxes that may be payable or determined to be payable with respect to any of the Purchased Assets, Purchased Items, Collateral, the Equity Pledged Collateral or Originator Pledged Collateral or in connection with any of the transactions contemplated by this Agreement and the documents delivered in connection herewith), fees, reasonable out-of-pocket costs and expenses (including, without limitation, the reasonable and documented fees and expenses of outside counsel) or disbursements (all of the foregoing, collectively “Indemnified Amounts”) that may at any time (including, without limitation, such time as this Agreement shall no longer be in effect and the Transactions shall have been repaid in full) be imposed on or asserted against any Indemnified Party in any way whatsoever arising out of, as a consequence of, in connection with, relating to or as a result of this Agreement, the other Transaction Documents, any Transactions, any Event of Default or any action taken or omitted to be taken by any Indemnified Party under or in connection with any of the foregoing; provided that, Seller shall not be liable for Indemnified Amounts resulting from the gross negligence or willful misconduct of any Indemnified Party. Without limiting the generality of the foregoing, Seller agrees to hold Purchaser harmless from and indemnify Purchaser against all Indemnified Amounts with respect to all Purchased Assets relating to or arising out of any violation or alleged violation of any environmental law, rule or regulation or any consumer credit laws, including, without limitation, ERISA, the Truth in Lending Act and/or the Real Estate Settlement Procedures Act that, in each case, results from anything other than Purchaser’s gross negligence or willful misconduct. In any suit, proceeding or action brought by Purchaser in connection with any Purchased Asset for any sum owing thereunder or to enforce any provisions of any Purchased Asset, Seller agrees to hold Purchaser harmless from and indemnify Purchaser from and against all Indemnified Amounts suffered by reason of any defense, set-off, counterclaim, recoupment, reduction or liability whatsoever of the account debtor or obligor thereunder arising out of a breach by any Seller Party, or any Affiliate thereof, of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from any Seller Party or any Affiliate thereof. The obligation of Seller hereunder is a recourse obligation of Seller.
(b)Subject to Section 7 of the Fee Letter, Seller agrees to pay or reimburse on demand all of Purchaser’s reasonable out-of-pocket costs and expenses (including, without limitation, the reasonable and documented out-of-pocket fees and expenses of outside counsel) incurred in connection with (i) the preparation, negotiation, execution and consummation of, and any amendment, supplement or modification to, any Transaction Document or any Transaction thereunder, whether or not such Transaction Document (or amendment thereto) or such Transaction is ultimately consummated, (ii) the consummation and administration of any Transaction, (iii) any enforcement of any of the provisions of the Transaction Documents, any preservation of the Purchaser’s rights under the Transaction Documents or any performance by Purchaser of any obligations of Seller in respect of any Purchased Asset, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, the Equity Pledged Collateral, the Originator Pledged Collateral, the Collection Account and for the custody, care or preservation of the Collateral, the Equity Pledged Collateral, the Originator Pledged Collateral, the Collection Account (including insurance, filing and recording costs) and defending or asserting rights and claims of Purchaser in respect thereof, by litigation or otherwise, (iv) the reasonable out-of-pocket costs and expenses of Purchaser in connection with the maintenance of the Collection Account and registering the Collateral, the Equity Pledged Collateral and the Originator Pledged Collateral in the name of

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Purchaser or its nominee (in accordance with the applicable Transaction Documents), (v) any default by Seller in repurchasing the Purchased Asset after Seller has given a notice in accordance with Article 3(d)(i) of an Early Repurchase Date, (vi) any payment of the Repurchase Price on any day other than a Remittance Date (including, without limitation, as a consequence of terminating any hedging transactions entered into by Purchaser in relation to the Purchased Asset) (“Breakage Costs”), (vii) any failure by Seller to sell any Eligible Asset to Purchaser on the Purchase Date thereof, (viii) any actions taken to perfect or continue any lien created under any Transaction Document, (ix) Purchaser owning any Purchased Asset or other Purchased Item, (x) any due diligence performed by Purchaser in accordance with Article 28, (xi) any proposed Asset that Purchaser determines will not be a Purchased Asset within five (5) Business Days of Purchaser’s written notice of such determination and/or (xii) any replacement of any Benchmark or the implementation of any Benchmark Replacement or Conforming Changes in accordance with Article 6(b) (provided that, Purchaser shall not charge an amendment fee in connection with any such replacement or implementation). All such expenses shall be recourse obligations of Seller to Purchaser under this Agreement. A certificate as to such costs and expenses setting forth the calculations thereof shall be conclusive and binding upon Seller absent manifest error. This Article 27 shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.
(c)This Article 27 shall survive termination of this Agreement and the repurchase of all Purchased Assets.
ARTICLE 28

DUE DILIGENCE
(a)Seller acknowledges that Purchaser has the right to perform continuing due diligence reviews with respect to the Purchased Assets, the Seller Parties and Servicer for purposes of verifying compliance with the representations, warranties and specifications made hereunder or otherwise. Seller agrees that, upon reasonable prior notice (unless an Event of Default has occurred and is continuing, in which case no prior notice shall be required), Seller shall provide (or shall cause any other Seller Party or Servicer, as applicable, to provide) reasonable access to Purchaser and any of its agents, representatives or permitted assigns to the offices of Seller, such other Seller Party or Servicer, as the case may be, during normal business hours and permit them to examine, inspect and make copies and extracts of the Purchased Asset Files, Servicing Records and any and all documents, records, agreements, instruments or information relating to such Purchased Assets in the possession or under the control of such party.
(b)Seller agrees that it shall, promptly upon reasonable request of Purchaser, deliver (or shall cause to be delivered) to Purchaser and any of its agents, representatives or permitted assigns copies of any documents permitted to be reviewed by Purchaser in accordance with Article 28(a).
(c)Seller agrees to make available (or to cause any other Seller Party or Servicer, as applicable, to make available) to Purchaser and any of its agents, representatives or permitted assigns (i) in person at the time of any inspection pursuant to Article 28(a) or (ii) upon prior written notice (unless an Event of Default has occurred and is continuing, in which case no prior notice shall be required and there shall be no limitation on frequency), by phone, as applicable, a knowledgeable financial or accounting officer or asset manager, as applicable, of Seller, such other Seller Party or Servicer, as the case may be, for the purpose of answering questions about any of the foregoing Persons, or any other matters relating to the Transaction Documents or any Transaction that Purchaser wishes to discuss with such Person.

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(d)Without limiting the generality of the foregoing, Seller acknowledges that Purchaser may enter into Transactions with Seller based solely upon the information provided by Seller to Purchaser and the representations, warranties and covenants contained herein and that Purchaser, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Purchased Assets. Purchaser may underwrite such Purchased Assets itself or, to the extent reasonably required, engage a third-party underwriter to perform such underwriting. Seller agrees to cooperate with Purchaser and any third party underwriter in connection with such underwriting, including, but not limited to, providing Purchaser and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Purchased Assets in the possession or under the control of any Seller Party or any Affiliate thereof.
(e)Subject to Section 7 of the Fee Letter, Seller agrees to reimburse Purchaser on demand for any and all reasonable and actual out-of-pocket costs and expenses (including, without limitation, the reasonable and documented fees and expenses of outside counsel) incurred by Purchaser in connection with its due diligence activities pursuant to this Article 28.
ARTICLE 29

SERVICING
(a)The parties hereto agree and acknowledge that the Purchased Assets are sold to Purchaser on a “servicing released” basis and Purchaser is owner of all Servicing Rights so long as the Purchased Assets are subject to this Agreement. Notwithstanding the foregoing, Seller shall be granted a revocable license (which license shall automatically be revoked (i) every thirty (30) days unless Purchaser provides written notice to Seller that such license is extended for another thirty (30) days or (ii) upon the occurrence of an Event of Default) to cause Servicer to service the Purchased Assets, and Seller shall, at Seller’s sole cost and expense, cause the Servicer to service the Purchased Assets in accordance with the Servicing Agreement and this Article 29 and for the benefit of Purchaser. Notwithstanding the foregoing, (i) prior to an Event of Default, Seller shall not take any action or effect any Material Modification of any Purchased Asset or (ii) after an Event of Default, Seller shall not consent or assent to any amendment, modification, waiver or supplement to, or termination of, any note, loan agreement, mortgage or guarantee relating to any Purchased Asset or other agreement or instrument relating to any Purchased Asset, in either case, without first having given prior notice thereof to Purchaser in each such instance and receiving Purchaser’s prior written consent, which may be granted or denied at Purchaser’s sole and absolute discretion. Purchaser shall agree, by prior written notice to the Seller and Servicer, to extend Servicer’s appointment for an additional thirty (30) calendar day period which notice shall be included in the monthly remittance instructions from Purchaser, with a copy to multifamily_legal@newpoint.com; provided, however, that if Purchaser fails to deliver any such prior written notice of extension, then upon notice from Seller of such failure, Purchaser shall provide notice to Seller and Servicer of Purchaser’s election to extend such thirty (30) calendar day period or not extend such thirty (30) day period and, if such notice of election to extend is provided by Purchaser after the expiration of the immediately preceding thirty (30) calendar day period, such extension shall apply retroactively for the period beginning on the last day of such preceding thirty (30) calendar day period through and including the date such notice of election to extend is provided by Purchaser.
(b)The obligation of Servicer (or Seller to cause Servicer) to service any of the Purchased Assets shall cease, at Purchaser’s option, upon the earliest of (i) Purchaser’s termination of Servicer in accordance with Article 29(c), (ii) Purchaser not extending Seller’s revocable license in accordance with Article 29(a) or (iii) the transfer of servicing to any other Servicer and the assumption of such servicing by such other Servicer. Seller agrees to cooperate with Purchaser in connection with any termination of Servicer. Upon any termination of

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Servicer, if no Event of Default shall have occurred and be continuing, Seller shall at its sole cost and expense transfer the servicing of the effected Purchased Assets to another Servicer designated by Purchaser as expeditiously as possible.
(c)Purchaser may, in its sole and absolute discretion, terminate Servicer or any sub-servicer with respect to any Purchased Asset (i) upon the occurrence of an event of default by the Servicer under the Servicing Agreement or Servicer Letter (as applicable) or (ii) during the continuance of an Event of Default, either for cause or without cause, in each case of clauses (i) or (ii), without payment of any penalty or termination fee.
(d)Seller shall not, and shall not permit Servicer to, employ any other sub-servicers to service the Purchased Assets without the prior written approval of Purchaser. If the Purchased Assets are serviced by a sub-servicer, Seller shall irrevocably assign all rights, title and interest in the servicing agreements with such sub-servicer to Purchaser.
(e)Seller shall cause Servicer and any sub-servicer to service the Purchased Assets in accordance with Accepted Servicing Practices. To the extent that Purchaser is not a party to a Servicing Agreement, Seller shall cause Servicer (at the request of Purchaser) and any sub-servicers engaged by Seller to execute a letter agreement with Purchaser, substantially in the form attached as Exhibit XI hereto (a “Servicer Letter”), acknowledging Purchaser’s security interest in the Purchased Assets and agreeing to remit all Net Cash Flow received with respect to the Purchased Asset to the Collection Account in accordance with Article 5(e) or as otherwise directed by Purchaser in accordance with the Servicer Letter.
(f)Seller agrees that Purchaser is the owner of all servicing records relating to the Purchased Assets, including but not limited to the Servicing Agreement, files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of Purchased Assets (the “Servicing Records”) so long as the Purchased Assets are subject to this Agreement. Seller covenants to (or to cause Servicer to) safeguard such Servicing Records and to deliver them promptly to Purchaser or its designee (including the Custodian) at Purchaser’s request.
(g)The payment of servicing fees shall be solely the responsibility of Seller and shall be subordinate to payment of amounts outstanding and due to Purchaser under the Transaction Documents.
(h)Notwithstanding anything herein to the contrary, at any time during which Servicer is an Affiliate of Seller, Purchaser may, upon written notice to such Servicer and Seller, terminate Servicer at its sole discretion, and Seller shall within ten (10) days thereafter, appoint a replacement Servicer acceptable to Purchaser in its sole discretion.
ARTICLE 30

MISCELLANEOUS
(a)All rights, remedies and powers of Purchaser hereunder and in connection herewith are irrevocable and cumulative, and not alternative or exclusive, and shall be in addition to all other rights, remedies and powers of Purchaser, whether under law, equity or agreement. In addition to the rights and remedies granted to it in this Agreement, to the extent this Agreement is determined to create a security interest, Purchaser shall have all rights and remedies of a secured party under the UCC.

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(b)This Agreement and the other Transaction Documents may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument, and the words “executed”, “signed”, “signature”, and words of like import as used in this Agreement and elsewhere in the Transaction Documents or in any other certificate, agreement or document related to this transaction shall include, in addition to manually executed signatures, images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”) and other electronic signatures (including, without limitation, any electronic sound, symbol or process attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received or stored by electronic means) shall be of the same legal effect, validity, enforceability and admissibility as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. The parties hereto agree that this Agreement and any Transaction Document may be signed with a signature stamp. The parties hereto agree that any signatures made with a signature stamp appearing on this Agreement or on any Transaction Document are the same as handwritten signatures for the purposes of validity, enforceability and admissibility.
(c)The headings in the Transaction Documents are for convenience of reference only and shall not affect the interpretation or construction of the Transaction Documents.
(d)Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or be invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
(e)This Agreement, together with the other Transaction Documents, contains a final and complete integration of all prior expressions by the parties with respect to the subject matter hereof and thereof and shall constitute the entire agreement among the parties with respect to such subject matter, superseding all prior oral or written understandings.
(f)The parties understand that this Agreement is a legally binding agreement that may affect such party’s rights. Each party represents to the other that it has received legal advice from counsel of its choice regarding the meaning and legal significance of this Agreement and that it is satisfied with its legal counsel and the advice received from it.
(g)Should any provision of this Agreement require judicial interpretation, it is agreed that a court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against any Person by reason of the rule of construction that a document is to be construed more strictly against the Person who itself or through its agent prepared the same, it being agreed that all parties have participated in the preparation of this Agreement.
(h)Unless otherwise specifically enumerated, wherever pursuant to this Agreement Purchaser exercises any right given to it to consent or not consent, or to approve or disapprove, or any arrangement or term is to be satisfactory to Purchaser in its sole and absolute discretion, Purchaser shall decide to consent or not consent, or to approve or disapprove, or to decide that arrangements or terms are satisfactory or not satisfactory in its sole and absolute discretion and such decision by Purchaser shall be final and conclusive.

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(i)In the event that Goldman becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of this Agreement, any transaction under this Agreement or any Related Credit Enhancement between the parties (each, a “Relevant Agreement”) and any interest and obligation in or under, and any property securing, such Relevant Agreement (“Relevant Interests”) from Goldman will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Relevant Agreement and Relevant Interests were governed by the laws of the United States or a state of the United States. In the event Goldman becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights with respect to any Relevant Agreement against Goldman are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Relevant Agreement were governed by the laws of the United States or a state of the United States.
(j)[REMAINDER OF PAGE LEFT BLANK]

NA_DECHERT.96104059.4

IN WITNESS WHEREOF, the parties have executed this Agreement as a deed as of the day first written above.
GOLDMAN SACHS BANK USA, as Purchaser
By:     /s/ Brennan Woods
Name: Brennan Woods
Title: Managing Director

[GS-FBRED – Master Repurchase Agreement]

FBRED REIT GSWH SELLER, LLC, as Seller
By:     /s/ Jacob Breinholt
Name: Jacob Breinholt
Title: Authorized Signatory
[GS-FBRED – Master Repurchase Agreement]

EXHIBIT I
NAMES AND ADDRESSES FOR COMMUNICATIONS BETWEEN PARTIES
Purchaser:    Goldman Sachs Bank USA
200 West Street
New York, New York 10282
Attention: Jeffrey Dawkins
Telephone: [***]
Telecopy: [***]
Email: [***]
Email: [***]
Email: [***]
Email: [***]
with a copy to:     Goldman Sachs Bank USA
2001 Ross Avenue, Suite 2800
Dallas, Texas 75201
Attention: Structured Finance Legal (REFG)
Email: [***]
with a copy to:
Dechert LLP
Cira Centre
2929 Arch Street
Philadelphia, PA 19104
Attention: Kenneth D. Hackman
Telephone: [***]
Fax: [***]
Email: [***]

Seller:    FBRED REIT GSWH Seller, LLC
c/o Benefit Street Partners
1 Madison Avenue, Suite 1600
New York, NY 10010
Attention: Micah Goodman, Esq.
Email: [***]

with a copy to:    Nelson Mullins Riley & Scarborough LLP
One Financial Center, Suite 3500
Boston, MA 02111
Attention: Kelsie W. Willett
Email: [***]

Guarantor:    Franklin BSP Real Estate Debt, Inc.
    Ex. I-1
NA_DECHERT.96104059.4

c/o Benefit Street Partners
1 Madison Avenue, Suite 1600
New York, NY 10010
Attention: Micah Goodman, Esq.
Email: [***]

with a copy to:    Nelson Mullins Riley & Scarborough LLP
One Financial Center, Suite 3500
Boston, MA 02111
Attention: Kelsie W. Willett
Email: [***]

    Ex. I-2
NA_DECHERT.96104059.4

EXHIBIT II
FORM OF CONFIRMATION STATEMENT
[Date]
To: Goldman Sachs Bank USA
Ladies and Gentlemen:
Reference is made hereby to the Master Repurchase Agreement, dated as of September 15, 2026 (as the same has been and may be further amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), between Goldman Sachs Bank USA (“Purchaser”) and FBRED REIT GSWH Seller, LLC (“Seller”). This Confirmation is being delivered to you, as Purchaser, to request a Transaction pursuant to which Purchaser will purchase from us, as Seller, the Eligible Asset identified on the attached Schedule 1 in accordance with the terms of the Agreement. Capitalized terms used herein without definition have the meanings given in the Agreement.
Eligible Asset:    ___________________, as further identified on Schedule 1
Asset Type:    [Mortgage Loan][Senior Note][Senior Participation     Interest]
Outstanding Principal Amount of Purchased
Asset as of Purchase Date:    $__________
Available Future Funding under Purchased
Asset as of Purchase Date:    $__________
Repurchase Date:    As defined in the Agreement
Purchase Price:    $__________
Pricing Rate:    Term SOFR plus ____%
Term SOFR Floor    __________%
Purchase Price Percentage:    __________%
GS Mortgaged Property Value    $__________
Purchase Price LTV:    __________%
Governing Agreements:    As identified on attached Schedule 3
Draw Fee (__ bps):     $__________
    Ex. II-1
NA_DECHERT.96104059.4

Mayer Brown Legal Fee    $__________
Requested Wire Amount:    $__________
Type of Funding:    [Wet][Dry] Funding
[Additional Material Modifications:    [_________]]
Seller’s Wiring Instructions:
Bank Name:         ____________________
ABA Number:     ____________________
Account Number:    ____________________
Reference:         ____________________
Mayer Brown’s Wiring Instructions:
Bank Name:         ____________________
ABA Number:     ____________________
Account Number:    ____________________
Seller acknowledges receipt of the invoice issued by Mayer Brown LLP in connection with the pre-purchase legal due diligence review of the subject Purchased Asset, and Seller hereby authorizes Purchaser to remit payment of such invoice on its behalf in accordance with the Agreement.
Seller acknowledges that the Purchased Asset will be serviced pursuant to the Servicing Agreement.
[SIGNATURE PAGES FOLLOW]
Ex. II-2
NA_DECHERT.96104059.4

To evidence your agreement to enter into the Transaction in accordance with the terms set forth in this Confirmation, please return a countersigned copy of this Confirmation to Seller.
FBRED REIT GSWH SELLER, LLC
By:
Name:
Title:

[SIGNATURES CONTINUE ON NEXT PAGE]
    Ex. II-3
NA_DECHERT.96104059.4

AGREED AND ACKNOWLEDGED:
GOLDMAN SACHS BANK USA

By: ________________________________
Name:
Title:

Schedule 1 to Confirmation Purchased Asset Schedule
Purchased Asset:
Principal Amount:
Maximum Principal Amount:
Remaining Future Advances:

[OTHER INFORMATION REQUIRED BY PURCHASER]
    Ex. II-4
NA_DECHERT.96104059.4

Schedule 2 to Confirmation:
Asset:
Total NOI:
Total Purchase Price
    Ex. II-5
NA_DECHERT.96104059.4

Schedule 3 to Confirmation
Governing Agreements

1. [__________]
2. [__________]
3. [__________]

    Ex. II-7
NA_DECHERT.96104059.4

Schedule 4 to Confirmation
Requested Exceptions Report
    Ex. II-8
NA_DECHERT.96104059.4

EXHIBIT III
AUTHORIZED REPRESENTATIVES OF SELLER

Name	Specimen Signature
Jerome Baglien
Micah Goodman
Yuksel Dincer
Jacob Breinholt
Allan Chorny
Christian Mutone
Samuel Lerner
    Ex. III-1
NA_DECHERT.96104059.4

EXHIBIT IV
FORM OF POWER OF ATTORNEY
Know All Men by These Presents, that FBRED REIT GSWH Seller, LLC, a Delaware limited liability company (“Seller”), does hereby appoint Goldman Sachs Bank USA (“Purchaser”), its attorney-in-fact to act in Seller’s name, place and stead in any way that Seller could do with respect to (i) the completion of the endorsements of the Purchased Assets, including without limitation the Mortgage Notes, Mezzanine Notes, Assignments of Mortgages and Participation Certificates, and any transfer documents related thereto, (ii) the recordation of the Assignments of Mortgages, (iii) the preparation and filing, in form and substance satisfactory to Purchaser, of such financing statements, continuation statements, and other uniform commercial code forms, as Purchaser may from time to time, reasonably consider necessary to create, perfect, and preserve Purchaser’s security interest in the Purchased Assets and (iv) upon the occurrence and during the continuance of an Event of Default, the enforcement of Seller’s rights under the Purchased Assets purchased by Purchaser pursuant to the Master Repurchase Agreement, dated as of September 15, 2026 (as amended, restated, supplemented, or otherwise modified and in effect from time to time, the “Repurchase Agreement”), between Purchaser and Seller, and to take such other steps as may be reasonably necessary or desirable to enforce Purchaser’s rights against such Purchased Assets, the related Purchased Asset Files and the Servicing Records to the extent that Seller is permitted by law to act through an agent. Capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Repurchase Agreement.
TO INDUCE ANY THIRD PARTY TO ACT HEREUNDER, SELLER HEREBY AGREES THAT ANY THIRD PARTY RECEIVING A DULY EXECUTED COPY OR FACSIMILE OF THIS INSTRUMENT MAY ACT HEREUNDER, AND THAT REVOCATION OR TERMINATION HEREOF SHALL BE INEFFECTIVE AS TO SUCH THIRD PARTY UNLESS AND UNTIL ACTUAL NOTICE OR KNOWLEDGE OR SUCH REVOCATION OR TERMINATION SHALL HAVE BEEN RECEIVED BY SUCH THIRD PARTY, AND SELLER ON ITS OWN BEHALF AND ON BEHALF OF SELLER’S ASSIGNS, HEREBY AGREES TO INDEMNIFY AND HOLD HARMLESS ANY SUCH THIRD PARTY FROM AND AGAINST ANY AND ALL CLAIMS THAT MAY ARISE AGAINST SUCH THIRD PARTY BY REASON OF SUCH THIRD PARTY HAVING RELIED ON THE PROVISIONS OF THIS INSTRUMENT.
THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICT OF LAWS DOCTRINE APPLIED IN SUCH STATE (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

    Ex. IV-1
NA_DECHERT.96104059.4

IN WITNESS WHEREOF, Seller has caused this Power of Attorney to be executed as a deed this ____ day of __________, 20__.
FBRED REIT GSWH SELLER, LLC, a Delaware limited liability company
By:
Name:
Title:
STATE OF ______________)
COUNTY OF ____________)
On ________, 20__, before me, _____________________, a Notary Public, personally appeared ___________________, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the ______________ that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.
Signature _______________________________
(Seal)

    Ex. IV-2
NA_DECHERT.96104059.4

EXHIBIT V
REPRESENTATIONS AND WARRANTIES
REGARDING EACH INDIVIDUAL PURCHASED ASSET

    Ex. V-1
NA_DECHERT.96104059.4

EXHIBIT VI
[RESERVED]

Ex. VI-1
NA_DECHERT.96104059.4

EXHIBIT VII
ADVANCE PROCEDURES
Submission of Due Diligence Package. No less than ten (10) Business Days prior to the each Purchase Date, Seller shall deliver to Purchaser for Purchaser’s review and approval a due diligence package with respect to each Eligible Asset proposed to be purchased on such proposed Purchase Date, which shall contain the following items (the “Due Diligence Package”):
(1)    Purchased Asset Documents. With respect to each Eligible Asset:
(a)    if such Eligible Asset is not a Wet Purchased Asset, each of the Purchased Asset Documents, blacklined against the approved form Purchased Asset Documents; provided, however, if such Eligible Asset has not been originated and closed at the time of such delivery, Seller shall deliver copies of all draft Purchased Asset Documents, blacklined against the approved form Purchased Asset Documents (with executed copies of all Purchased Asset Documents to be delivered no less than three (3) Business Days prior to the proposed Purchase Date);
(b)    if such Eligible Asset is a Wet Purchased Asset, (i) copies of all draft Purchased Asset Documents, along with blacklines against the approved form Purchased Asset Documents, (ii) no later than 11:00 a.m. (New York City time) on the Business Day before the requested Purchase Date, execution versions in final form of (A) the Mortgage Note endorsed by the Seller in blank, without recourse (either on the face thereof or pursuant to a separate allonge), (B) the Mortgage, (C) evidence satisfactory to Purchaser that all documents necessary to perfect Seller’s (and, by means of assignment to Purchaser on the Purchase Date, Purchaser’s) interest in the collateral and (D) such other components of the Purchased Asset File as Purchaser may require on a case by case basis with respect to the particular Purchased Asset, in each case, along with blacklines of such executed Purchased Asset Documents against the previously delivered drafts and (iii) not later than the third (3rd) Business Day following the related Purchase Date, executed copies of all Purchased Asset Documents along with blacklines of such executed Purchased Asset Documents against the previously delivered drafts.
(c)    if such Eligible Asset is a Wet Purchased Asset, a fully executed and delivered Bailee Agreement;
(d)    certificates or other evidence of insurance demonstrating insurance coverage in respect of the underlying real estate directly or indirectly securing or supporting such Eligible Asset of types, in amounts, with insurers and otherwise in compliance with the terms, provisions and conditions set forth in the Purchased Asset Documents; provided, however, with respect to any Wet Purchased Asset, if such certificates or other evidence of insurance are not available at least ten (10) Business Days prior to the related Purchase Date, Seller shall deliver such certificates or other evidence of insurance to Purchaser as soon as they are available thereafter, and in any case, by no later than 10:00 a.m. (New York City time) on the Business Day before the requested Purchase Date. Such certificates or other evidence shall indicate that Seller, will be named as an additional insured as its interest may appear and shall contain a loss payee
    Ex. VII-1
NA_DECHERT.96104059.4

endorsement in favor of such additional insured with respect to the policies required to be maintained under the Purchased Asset Documents;
(e)    all surveys of the underlying real estate directly or indirectly securing or supporting such Eligible Asset;
(f)    as reasonably requested by Purchaser, satisfactory reports of UCC, tax lien, judgment and litigation searches and title updates conducted by search firms and/or title companies reasonably acceptable to Purchaser with respect to the Eligible Asset, underlying real estate directly or indirectly securing or supporting such Eligible Asset, Seller, Mortgagor and Mezzanine Borrower (if applicable), such searches to be conducted in each location Purchaser shall reasonably designate;
(g)    an unconditional commitment to issue a Title Policy in favor of the lender originating such Eligible Asset and such lender’s successors and/or assigns with respect to Seller’s interest in the related real property and insuring the assignment of the Eligible Asset to Purchaser, with an amount of insurance that shall be not less than the maximum principal amount of the Eligible Asset, or an endorsement or confirmatory letter from the title insurance company that issued the existing title insurance policy, in favor of the lender originating such Eligible Asset and such lender’s successors and/or assigns, that amends the existing title insurance policy by stating that the amount of the insurance is not less than the maximum principal amount of the Eligible Asset (taking into account the proposed advance); and
(h)    certificates of occupancy and letters certifying that the property is in compliance with all applicable zoning laws, each issued by the appropriate Governmental Authority.
(2)    Transaction-Specific Due Diligence Materials. Each of the following:
(a)    a summary memorandum outlining the proposed Transaction, including transaction benefits and all material underwriting risks, all Underwriting Issues and all other characteristics of the Eligible Asset that a reasonable buyer would consider material,
(b)    if available, maps and photos of the underlying real estate directly or indirectly securing or supporting such Eligible Asset;
(c)    a current rent roll and roll over schedule;
(d)    a cash flow pro-forma, plus historical information;
(e)    a description of the underlying real estate directly or indirectly securing or supporting such Eligible Asset and any other collateral securing such Eligible Asset, the related collateral securing such Eligible Asset, if any;
(f)    indicative debt service coverage ratios;
(g)    indicative loan-to-value ratios;
(h)    a term sheet outlining the transaction generally;
    Ex. VII-2
NA_DECHERT.96104059.4

(i)    a description of the Mortgagor, sponsor and Mezzanine Borrower (if applicable), including experience with other projects (real estate owned), their ownership structure (including, without limitation, the board of directors, if applicable) and financial statements;
(j)    a description of Seller’s relationship, if any, to the Mortgagor, sponsor and Mezzanine Borrower (if applicable); and
(k)    copies of documents evidencing such Eligible Asset, or current drafts thereof, including, without limitation, underlying debt and security documents, guaranties, the underlying borrower’s and guarantor’s organizational documents, warrant agreements, and loan and collateral pledge agreements, as applicable, provided that, if same are not available to Seller at the time of Seller’s submission of the Due Diligence Package to Purchaser, Seller shall deliver such items to Purchaser promptly upon Seller’s receipt of such items.
(3)    Environmental and Engineering. A “Phase 1” (and, if requested by Purchaser, “Phase 2”) environmental report, an asbestos survey, if applicable, and an engineering report, each in form reasonably satisfactory to Purchaser, by an engineer or environmental consultant reasonably approved by Purchaser.
(4)    Credit Memorandum. A credit memorandum, asset summary or other similar document that details cash flow underwriting, historical operating numbers, underwriting footnotes, rent roll and lease rollover schedule.
(5)    Appraisal. An appraisal by a member of the Appraisal Institute performed in accordance with The Federal Institutions Reform, Recovery and Enforcement Act of 1989, as amended. The related appraisal shall (A) be dated less than twelve (12) months prior to the origination of the Eligible Asset and (B) not be ordered by the related borrower or an Affiliate of the related borrower.
(6)    Opinions of Counsel. An opinion of counsel addressed to Seller and its successors and assigns from counsel to the underlying obligor on the underlying loan transaction as to enforceability of the loan documents governing such transaction and such other matters as Purchaser shall require (including, without limitation, opinions as to due formation, authority, choice of law, bankruptcy and perfection of security interests).
(7)    Additional Real Estate Matters. To the extent obtained by Seller from the Mortgagor, Mezzanine Borrower or the underlying obligor at the origination of the Eligible Asset, such other real estate related certificates and documentation as may have been requested by Purchaser, such as abstracts of all leases in effect at the real property relating to such Eligible Asset.
(8)    Exceptions Report. A list of all exceptions to the representations and warranties set forth in Exhibit V to this Agreement and any other Eligibility Criteria (the “Requested Exceptions Report”).
(9)    Other Documents. Any other documents as Purchaser or its counsel shall reasonably deem necessary.
(10)    Approval of Eligible Asset. Conditioned upon the timely and satisfactory completion of Seller’s requirements in clause (a) above, Purchaser shall endeavor to, no less than two (2) Business Days prior to the proposed Purchase Date (i) notify Seller in writing (which may take the form of electronic mail format) that Purchaser has not approved the proposed
    Ex. VII-3
NA_DECHERT.96104059.4

Eligible Asset as a Purchased Asset or (ii) notify Seller in writing (which may take the form of electronic mail format) that Purchaser has approved the proposed Eligible Asset as a Purchased Asset. Purchaser’s failure to respond to Seller on or prior to two (2) Business Days prior to the proposed Purchase Date, shall be deemed to be a denial of Seller’s request that Purchaser approve the proposed Eligible Asset, unless Purchaser and Seller has agreed otherwise in writing.
(11)    Assignment Documents. No less than two (2) Business Days prior to the proposed Purchase Date, Seller shall have executed and delivered to Purchaser, in form and substance reasonably satisfactory to Purchaser and its counsel, all applicable assignment documents assigning to Purchaser the proposed Eligible Asset that shall be subject to no liens except as expressly permitted by Purchaser. Each of the assignment documents shall contain such representations and warranties in writing concerning the proposed Eligible Asset and such other terms as shall be satisfactory to Purchaser in its sole and absolute discretion.
    Ex. VII-4
NA_DECHERT.96104059.4

EXHIBIT VIII
FORM OF REBALANCE DEFICIT NOTICE
[DATE]
Via Electronic Transmission
FBRED REIT GSWH Seller, LLC
c/o Benefit Street Partners
1 Madison Avenue, Suite 1600
New York, NY 10010
Attention: Micah Goodman, Esq.
Email: m.goodman@bspcredit.com; crelegal@bspcredit.com

Re:    Master Repurchase Agreement, dated as of September 15, 2026 (as amended, restated, supplemented, or otherwise modified and in effect from time to time, the “Master Repurchase Agreement”) by and between Goldman Sachs Bank USA (“Purchaser”) and FBRED REIT GSWH Seller, LLC (“Seller”)
Ladies and Gentlemen:
Pursuant to Article 4(a) of the Master Repurchase Agreement, Purchaser hereby notifies Seller that a Rebalance Deficit exists as set forth below. Capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Master Repurchase Agreement.
Purchased Asset(s):    _____________________
[DESCRIBE REBALANCE DEFICIT]
REBALANCE DEFICIT:    $___________
    Accrued interest from __________ to __________:    $___________
TOTAL WIRE DUE:    $___________
WHEN A REBALANCE DEFICIT EVENT EXISTS, SELLER IS REQUIRED TO CURE THE REBALANCE DEFICIT SPECIFIED ABOVE IN ACCORDANCE WITH THE MASTER REPURCHASE AGREEMENT AND WITHIN THE TIME PERIOD SPECIFIED IN ARTICLE 4(b) THEREOF.
    Ex. VIII-1
NA_DECHERT.96104059.4

GOLDMAN SACHS BANK USA
By:
Name:
Title:
    Ex. VIII-2
NA_DECHERT.96104059.4

EXHIBIT IX
FORM OF RELEASE LETTER
[DATE]
Goldman Sachs Bank USA
200 West Street
New York, New York 10282
Attention: Jeffrey Dawkins

Re:    Master Repurchase Agreement, dated as of September 15, 2026 by and between Goldman Sachs Bank USA (“Purchaser”) and FBRED REIT GSWH Seller, LLC (“Seller”) (as amended, restated, supplemented, or otherwise modified and in effect from time to time, the “Master Repurchase Agreement”)
Ladies and Gentlemen:

With respect to the Purchased Assets described in the attached Schedule A (the “Purchased Assets”) (a) we hereby certify to you that, upon the transfer thereof to Purchaser, the Purchased Assets are not subject to a lien of any third party other than Purchaser, and (b) we hereby release to you all rights, interests or claims of any kind other than any rights, interests or claims under the Master Repurchase Agreement with respect to such Purchased Assets, and such other rights as expressly set forth in the Master Repurchase Agreement with respect to such Purchased Assets, such release to be effective automatically without further action by any party upon payment by Purchaser of the amount of the Purchase Price contemplated under the Master Repurchase Agreement (calculated in accordance with the terms thereof) in accordance with the wiring instructions set forth in the Master Repurchase Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Master Repurchase Agreement.
Very truly yours,
FBRED REIT GSWH SELLER, LLC
By:
Name:
Title:

    Ex. IX-1
NA_DECHERT.96104059.4

Schedule A
[List of Purchased Asset Documents]
    Ex. IX-2
NA_DECHERT.96104059.4

EXHIBIT X
FORM OF COVENANT COMPLIANCE CERTIFICATE
[DATE]
Goldman Sachs Bank USA
200 West Street
New York, New York 10282
Attention: Jeffrey Dawkins

Re:    Master Repurchase Agreement, dated as of September 15, 2026 (as amended, restated, supplemented, or otherwise modified and in effect from time to time, the “Master Repurchase Agreement”) by and between Goldman Sachs Bank USA (“Purchaser”) and FBRED REIT GSWH Seller, LLC (“Seller”).
Ladies and Gentlemen:
This Covenant Compliance Certificate is furnished pursuant to that Master Repurchase Agreement and the Guaranty, dated as of September 15, 2026 (the “Guaranty”), made by Franklin BSP Real Estate Debt, Inc., a Maryland corporation (“Guarantor”), in favor of Purchaser. Capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Master Repurchase Agreement.
THE UNDERSIGNED HEREBY CERTIFIES THAT:
(i)    I am a duly elected, qualified and authorized [Chief Financial Officer] of Guarantor.
(ii)    All of the financial statements, calculations and other information set forth in this Covenant Compliance Certificate, including, without limitation, in any exhibit or other attachment hereto, are true, complete and correct in all material respects as of the date hereof.
(iii)    I have reviewed the terms of the Master Repurchase Agreement, the Guaranty and the other Transaction Documents and I have made, or have caused to be made under my supervision, a detailed review of the transactions and financial condition of the Seller Parties during the accounting period covered by the financial statements attached (or most recently delivered to Purchaser if none are attached).
(iv)    I am not aware of any facts or circumstances or pending developments that have caused a Rebalance Deficit Event or Credit Event.
(v)    As of the date hereof, and since the date of the certificate most recently delivered pursuant to Article 12(b)(v) of the Master Repurchase Agreement, no Default or Event of Default has occurred and is continuing;
(vi)    [IF FINANCIAL STATEMENTS ARE NOT ATTACHED: The examinations described in paragraph (iii) above did not disclose, and I have no
Ex. X-1
NA_DECHERT.96104059.4

knowledge of, the existence of any condition or event which constitutes a Default or an Event of Default as of the date of this Covenant Compliance Certificate (including after giving effect to any pending Transactions requested to be entered into), except as set forth below.] [IF FINANCIAL STATEMENTS ARE ATTACHED: The examinations described in paragraph (iii) above did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or an Event of Default during or at the end of the accounting period covered by the attached financial statements, or as of the date of this Covenant Compliance Certificate (including after giving effect to any pending Transactions requested to be entered into), except as set forth below.]
(vii)As of the date hereof, each of the representations and warranties made by each Seller Party in any Transaction Document is true, correct and complete in all material respects with the same force and effect as if made on and as of the date hereof (except for those made as of an earlier date).
(viii)    Each Seller Party hereby represents and warrants that it has no claim or offset against Purchaser under the Transaction Documents[, except as set forth below].
(ix)    [IF FINANCIAL SUMMARY PROPERTY PERFORMANCE REPORTS ARE ATTACHED: Attached hereto are the summary property performance reports required to be delivered pursuant to Article 12(b) of the Master Repurchase Agreement, which reports, to my knowledge after due inquiry, fairly and accurately present the related Purchased Assets as of the date or with respect to the period therein specified, determined in accordance with the requirements set forth in Article 12(b) of the Master Repurchase Agreement.]
(x)    [IF FINANCIAL STATEMENTS ARE ATTACHED: Attached hereto are the financial statements required to be delivered pursuant to Article 12(b) of the Master Repurchase Agreement, which financial statements, to my knowledge after due inquiry, fairly and accurately present, the financial condition and results of operations of Guarantor as of the date or with respect to the period therein specified, determined in accordance with the requirements set forth in Article 12(b) of the Master Repurchase Agreement.]
(xi)    [IF FINANCIAL STATEMENTS ARE ATTACHED: Attached hereto are the calculations demonstrating compliance with the financial covenants set forth in the Guaranty.]
(xii) As of the date hereof, I am not aware of Guarantor having granted any lender or buyer under any other repurchase agreement, loan agreement, warehouse facility, guaranty or similar credit facility involving the financing of commercial real estate assets which are similar to the Purchased Assets a “most favored nation” covenant with respect to any financial covenant that is comparable to any of the financial covenants set forth in the Guaranty.
(xiii) As of the date hereof, I am not aware of Guarantor having granted any lender or buyer under any other repurchase agreement, loan agreement, warehouse facility, guaranty or similar credit facility involving the financing of commercial real estate assets which are similar to the Purchased Assets any financial covenant which is more restrictive to Guarantor or more favorable to the related lender or buyer thereunder than any financial covenant set forth in the Guaranty or in any other Transaction Document, or is in addition to any financial covenant set forth
Ex. X-1
NA_DECHERT.96104059.4

in the Guaranty or in any other Transaction Document, in each case, that is comparable to any of the financial covenants set forth in the Guaranty.
(xiv) As of the date hereof, I am not aware of any Seller Party or Affiliate of any Seller Party being subject to an Additional Cap under any other Similar Facility which Additional Cap is more restrictive to such Person or more favorable to the related lender or buyer thereunder than the Closing Date Cap.
Described below are the exceptions, if any, to any of the foregoing, listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the applicable Seller Party has taken, is taking, or proposes to take with respect to each such condition or event:

The foregoing certifications, together with the financial statements, updates, reports, materials, calculations and other information set forth in any exhibit or other attachment hereto, or otherwise covered by this Covenant Compliance Certificate, are made and delivered as of the date first above written.

Name:
Title:
Ex. X-1
NA_DECHERT.96104059.4

EXHIBIT XI
FORM OF SERVICER LETTER
[__________], 20[_]
[SERVICER]
[__________]
[__________]
Attention: [__________]
Email: [__________]

Re:    Master Repurchase Agreement, dated as of September 15, 2026 (as such agreement may be amended, modified and/or restated, the “Repurchase Agreement”), by and between FBRED REIT GSWH Seller, LLC (“Seller”), and Goldman Sachs Bank USA (“Purchaser”)
Ladies and Gentlemen:
[SERVICER][Servicer] (“You” or “Servicer”) is, or will be, the servicer of certain mortgage loans (the “Loans”) for Seller pursuant to that certain [Servicing Agreement, dated as of [__________], by and between [__________], as initial owner, and [Servicer], as Servicer], a copy of which is attached hereto as Exhibit A (as such agreement may be amended, modified and/or restated, the “Servicing Agreement”), [as joined by Seller pursuant to that certain Notice to Servicer Adding New Owner dated as of the date hereof]. Capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Servicing Agreement.
You are hereby notified pursuant to this instruction letter (this “Letter Agreement”) that Seller is selling or has sold the Loans to Purchaser pursuant to the Repurchase Agreement.
You agree to service the Loans in accordance with the terms of the Servicing Agreement for the benefit of Purchaser and Seller and, except as otherwise provided herein, Purchaser shall have all of the rights, but none of the duties or obligations (including, without limitation, payment of any fees, indemnification, costs, reimbursement or expenses, except as set forth in this Letter Agreement) of Seller under the Servicing Agreement.
Notwithstanding anything to the contrary in the Servicing Agreement, You, as Servicer, hereby agree to remit all amounts required to be remitted to Seller pursuant to the Servicing Agreement in accordance with the wiring instructions provided below, or in accordance with any other instructions that may be delivered to You by Purchaser with a copy thereof delivered simultaneously to Seller:
Bank Name:         Citibank, N.A.
ABA Number:        [***]
Account Number:    [***]
Account Name:     [***]
Exhibit XI-1
NA_DECHERT.96104059.4

Under no circumstances will You remit any such amounts in accordance with any instructions delivered to You by Seller or any other person (other than Purchaser), unless Purchaser agrees in writing.
To the extent Purchaser requires a change to the remittances or collections, such change must be made pursuant to a Wire Transfer Services Agreement (a form of which is attached hereto as Exhibit B delivered to Servicer at least two (2) Business Days prior to the Remittance Date (as defined in the Servicing Agreement) and signed by an authorized officer of Purchaser identified on the certificate of authority attached hereto as Exhibit C.
You further agree, upon your receipt of written notification (a “Default Notice”), from Purchaser that an Event of Default (as defined in the Repurchase Agreement) has occurred and is continuing under the Repurchase Agreement (a “Seller Event of Default”), that (i) Purchaser shall assume all of the rights, duties and obligations of Seller under the Servicing Agreement, except as otherwise provided herein, (ii) You shall follow the instructions of Purchaser with respect to the Loans and deliver to Purchaser any information with respect to the Loans reasonably requested by Purchaser and in accordance with the obligations under the Servicing Agreement, (iii) You shall not follow any instructions received from Seller with respect to the Loans and (iv) You shall treat this Letter Agreement as a separate and distinct servicing agreement between You and Purchaser (incorporating the terms of the Servicing Agreement by reference), subject to no setoff or counterclaims arising in Your favor (or the favor of any third party claiming through You) under any other agreement or arrangement between You and Seller or otherwise. Purchaser shall send a copy of any Default Notice to Seller simultaneously with delivery thereof to Servicer. Notwithstanding anything to the contrary herein or in the Servicing Agreement, in no event shall Purchaser be liable for any fees, indemnities, costs, reimbursements or expenses incurred by You, or otherwise owed to You in respect of the period of time, prior to your receipt of a Default Notice; provided that the foregoing shall not limit the Servicer’s right to collect servicing fees and expenses accruing prior to the receipt of the Default Notice from Seller.
Servicer may rely and shall be protected in acting or refraining from acting upon any notice, request, consent, order, certificate, report, opinion or document (including, but not limited to, electronically confirmed facsimiles thereof) believed by it to be genuine and to have been signed or presented by the proper party or parties and Purchaser shall indemnify and hold Servicer harmless for any and all claims against it for any actions taken in good faith by Servicer in connection with the delivery of any Default Notice, provided, however, that Purchaser shall not be liable for any fees, indemnities, costs, reimbursements or expenses incurred by reason of Seller’s or Servicer’s willful misfeasance, bad faith, gross negligence or breach of the terms of the Servicing Agreement. Servicer shall have no obligation to review or confirm that actions taken pursuant to the foregoing in accordance with this Letter Agreement comply with any other agreement or document to which it is not a party. In particular, Servicer need not investigate whether Purchaser is entitled under the Repurchase Agreement to give a Default Notice.
Notwithstanding anything to the contrary herein or in the Servicing Agreement, Your rights to service some or all of the Loans being serviced by You shall terminate upon Your
Exhibit XI-2
NA_DECHERT.96104059.4

having received a written termination notice from Purchaser delivered after the occurrence and during the continuance of a Seller Event of Default or an “Event of Default” under (and as defined in) the Servicing Agreement (each, a “Servicing Termination”). In the event of a Servicing Termination, You hereby agree to (i) deliver to Purchaser or its designee the funds in the Servicer Account (net of all unpaid Servicing Fees and unreimbursed costs and expenses under the Servicing Agreement) and the Escrow Account and electronic copies of the Servicing Files and related documents and statements held by You with respect to the applicable Loan(s) so affected and account for all funds, (ii) cooperate in all respects with the transfer of servicing to Purchaser or its designee and (iii) direct any party liable for any payment under any such Loans to make payment of any and all moneys due or to become due thereunder directly to Purchaser or as Purchaser shall direct including, without limitation, sending “goodbye” and “hello” letters. The out-of-pocket costs and expenses of such transfer shall be paid by the Purchaser only if the Purchaser had previously expressly assumed all of the rights, duties and obligations of Seller under the Servicing Agreement. The transfer of servicing and such records by You shall be in accordance with customary standards in the mortgage loan servicing industry and the terms of the Servicing Agreement, and such transfer shall include the transfer of the net amount of all escrows held for the related mortgagors.
Any notices hereunder shall be delivered in accordance with the provisions of Section 9.03 of the Servicing Agreement. Notices to Purchaser shall be delivered to the following address:
Goldman Sachs Bank USA
200 West Street
New York, New York 10282
Attention: Jeffrey Dawkins
Telephone: [***]
Telecopy: [***]
Email: [***]
Email: [***]
Email: [***]
Email: [***]

with copy to:
Dechert LLP
Cira Centre
2929 Arch Street
Philadelphia, PA 19104
Attention: Kenneth D. Hackman, Esq.
Telephone: [***]
Fax: [***]
Email: [***]
Exhibit XI-3
NA_DECHERT.96104059.4

Any notices to You or to Seller shall be delivered to the addresses and in accordance with the requirements set forth in Section 9.03 of the Servicing Agreement.
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Exhibit XI-4
NA_DECHERT.96104059.4

Please acknowledge receipt of this Letter Agreement and your agreement to its terms by signing in the signature block below and forwarding an executed copy to the other parties hereto.
Very truly yours,
FBRED REIT GSWH Seller, LLC, as Seller
By:
Name:    Jacob Breinholt
Title:    Authorized Signatory

Exhibit XI-5
NA_DECHERT.96104059.4

Acknowledged and Agreed as of this ______th day of _________, 2026:
[Servicer], as Servicer
By:
Name:
Title:

Exhibit XI-6
NA_DECHERT.96104059.4

GOLDMAN SACHS BANK USA,
as Purchaser
By:
Name:
Title:
Exhibit XI-7
NA_DECHERT.96104059.4

Exhibit A

SERVICING AGREEMENT

[to be attached]

Exhibit XI-8
NA_DECHERT.96104059.4